================================================================================

  AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2005

                                                           REGISTRATION NO. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------


                       PROTOCALL TECHNOLOGIES INCORPORATED
                 (Name of small business issuer in its charter)


           NEVADA                                           7372                                     41-2033500
 (State or jurisdiction of                     (Primary Standard Industrial                      (I.R.S. Employer
incorporation or organization)                   Classification Code Number)                      Identification No.)
                                         47 MALL DRIVE, COMMACK, NEW YORK 11725-5717
                                                       (631) 543-3655
                                         (Address and telephone number of principal
                                                     executive offices)
---------------------------------------------------------------------------------------------------------------------


                                         47 MALL DRIVE, COMMACK, NEW YORK 11725-5717
                                                       (631) 543-3655
                                         (Address of principal place of business or
                                            intended principal place of business)
                                         -------------------------------------------


                                                       BRUCE NEWMAN
                                            PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                             PROTOCALL TECHNOLOGIES INCORPORATED
                                                         47 MALL DRIVE
                                                 COMMACK, NEW YORK 11725-5717
                                                        (631) 543-3655
                                             (Name, address and telephone number
                                                     of agent for service)
                                         -------------------------------------------

                                                        Copy to:
                                                 SPENCER G. FELDMAN, ESQ.
                                                  GREENBERG TRAURIG, LLP
                                                       METLIFE BUILDING
                                               200 PARK AVENUE - 15TH FLOOR
                                                 NEW YORK, NEW YORK 10166
                                          TEL: (212) 801-9200; FAX: (212) 801-6400
                                        --------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                  --------------------------------------------


================================================================================

                                                 CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM          AMOUNT OF
      SECURITIES TO BE         AMOUNT BEING REGISTERED           PRICE PER SHARE        AGGREGATE OFFERING       REGISTRATION
         REGISTERED                      (1)                           (2)                    PRICE                   FEE
----------------------------   -----------------------      -------------------------   ------------------       ------------
Common Stock,                    24,258,710 shares                 $2.50                    $60,646,775              $7,138
par value $.001 per share

Common Stock,                        88,000 shares (3)             $2.50                       $220,000                 $26
par value $.001 per share


(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that result in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock on the OTC Bulletin Board on January 10, 2005.

(3) Issuable upon exercise of outstanding common stock purchase warrants at an exercise price of $1.50 per share.

                     --------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JANUARY 12, 2005

                          PROTOCALL TECHNOLOGIES, INC.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                                24,346,710 SHARES

                                  COMMON STOCK

                TO BE OFFERED BY CERTAIN HOLDERS OF COMMON STOCK
                      and Warrants to Purchase Common Stock

         This prospectus relates to the sale of up to 24,346,710 shares of our common stock by the selling stockholders listed in this prospectus. The shares offered by this prospectus include 24,258,710 presently outstanding shares of our common stock and a maximum of 88,000 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock. These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

         Pursuant to registration rights granted by us to the selling stockholders, we are obligated to register shares held of record and shares issuable upon exercise of warrants by the selling stockholders. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. A number of the selling stockholders, however, are parties to "lock-up agreements" with us that prohibit those stockholders from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of their shares of our common stock until October 22, 2005. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

         Our common stock is quoted on the OTC Bulletin Board under the symbol PCLI OB. The high and low bid prices for shares of our common stock on January 10, 2005, were each $2.50 per share, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                           -------------------------

            AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE SECTION TITLED "RISK
                          FACTORS" BEGINNING ON PAGE 6.

                           -------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                THE DATE OF THIS PROSPECTUS IS ___________, 2005

         WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE OFFERS AND SALES WOULD BE UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS COMPLETE AND ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES OF COMMON STOCK. WHEN CONSIDERING THE ACQUISITION OF THE COMMON STOCK DESCRIBED IN THIS PROSPECTUS, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                             ---------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary........................................................................1

The Offering...................................................................3

Recent Developments............................................................4

Risk Factors...................................................................7

Special Note Regarding Forward-Looking Statements.............................13

Where You Can Find More Information...........................................13

Use of Proceeds...............................................................14

Market for our Common Stock and Related Stockholder Matters...................14

Management's Discussion and Analysis or Plan of Operation.....................16

Business......................................................................24

Management....................................................................31

Stock Ownership...............................................................39

Certain Relationships and Related Transactions................................40

Principal and Selling Stockholders............................................41

Plan of Distribution..........................................................51

Description of Securities.....................................................53

Shares Eligible for Future Sale...............................................56

Legal Matters.................................................................57

Experts.......................................................................57

Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure........................................................57

Index to Consolidated Financial Information..................................F-1


                       ---------------------------------

                                     SUMMARY

         You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Protocall Technologies Incorporated, together with its wholly-owned subsidiaries.

OUR BUSINESS

         Protocall Technologies Incorporated is engaged in the development and commercialization of a proprietary system that enables retailers to produce fully packaged software, music, audio books and movie digital media products, on demand, at their stores and at their website fulfillment centers. Our system is an electronic display, storage and CD/DVD production system, similar in size to an ATM cash machine. Each retailer installation of our system is comprised of at least one Product Preview Station, for product merchandising and customer order placement (for walk-in stores), and one Order Fulfillment Station where CD and DVD products are produced and packaged.

         Unlike conventional distribution and retailing, our system operates on a platform of virtual inventory, where the products remain in encrypted form on the Order Fulfillment Station until it is burned onto a compact disk, or CD, or digital video disk, or DVD, thereby reducing or potentially eliminating the need for physical stock at the retail or website location. We believe that our system has the capability to streamline purchases and upgrade offerings of digital media products at traditional sales outlets and allow these products to be sold in new venues with minimal capital outlays or dedicated floor space. Using statistics compiled from The NPD Group, an independent market research firm, U.S. retail software sales alone totaled an estimated $5.7 billion in 2003, with unit sales exceeding 100 million. We expect our revenues to increase as our system gains acceptance among retailers, cataloguers and online distributors. We believe that there are formidable challenges to potential competitors in terms of time and resources that would be required to duplicate our five years of systems development, licensing agreements with content providers, field testing and resolution of content provider security concerns.

         Following five years of system development and three rounds of field testing, we commenced commercial rollout of our system in December 2003 at 25 CompUSA retail stores in the Dallas, San Francisco and Seattle markets. We anticipate additional installations at a portion or at all of CompUSA's 225 U.S. store locations. In August 2004, TigerDirect, a leading online direct marketer and subsidiary of Systemax, Inc., commenced its utilization of our system to fulfill a portion of its online software sales. We are also in discussions with other major U.S. retailers to use our system. Our management team believes that in addition to generating sales from these traditional pre-existing channels, our system can also be installed in other types of locations that have not historically sold digital media products due to inventory cost and space constraints.

         Our system is currently utilized for delivery of software products under the product name "SoftwareToGo(R)"; however, we are vigorously pursuing an expansion of available products to include music, audio books, console video games and movies.

         Our system offers advantages over current physical distribution methods throughout the value chain from content publisher, to retailer and online distributors, to consumer. By offering meaningful value to each constituency along the chain, we believe that our system will be accepted in the general marketplace. In addition to modernizing distribution of digital media products, we believe our growth will be fueled by the additional availability of products to consumers through our system. From a content publisher's perspective, our system accelerates the time to market for new titles, speeds implementation of publisher upgrades (e.g., software patches and revisions), increases exposure for niche content publishers and titles, enhances security to protect against piracy, extends product life cycles and expands the number and variety of outlets selling its content.

         We have spent five years negotiating licensing agreements with more than 235 software publishers to distribute select titles through the SoftwareToGo system. Among our publishers are Vivendi Universal, Symantec and Atari. Our licensing agreements currently cover approximately 1,091 software titles.

         From a retailer's perspective, the SoftwareToGo system can reduce or potentially eliminate the need for inventory, minimize floor space allocated to physical inventory, reduce shipping and inventory tracking, prevent shrinkage and out-of-stock situations, offer better insights into product features (thus reducing potential returns), expand the number of software titles available for sale, and improve operating margins. Being able to deliver software on demand to many retail locations can potentially position us to capture market share and to increase the overall size of the market. For consumers, our system can allow software to be purchased anywhere the SoftwareToGo system is located, provide a broader selection of titles, ensure consistent in-stock availability for current offerings, and offer product previews so consumers have more information with which to make a purchase decision.

         We license software products directly from their publishers and then distribute the software to retailers through the SoftwareToGo system, with the retailer determining final consumer pricing. License fees paid to the publishers are proportional to the retail price of the software. In our relationship with software publishers, we act as a software wholesaler.

CORPORATE HISTORY AND JULY 2004 TRANSACTIONS

         Protocall Technologies Incorporated was formed in December 1992. In 1998, we began focusing on the development and commercialization of the SoftwareToGo system. Until 1998, Protocall was primarily focused on licensing proprietary font software to large businesses and operated through its recently discontinued Precision Type, Inc. subsidiary. Active marketing of Protocall's font software licensing business was discontinued in 2001, when Protocall determined to focus solely on developing its current software distribution business; however, revenues from the font software business continued through June 2004.

         On July 22, 2004, we completed a reverse merger transaction with Quality Exchange, Inc., a Nevada corporation formed in June 1998. Prior to the merger, Quality Exchange was a developmental stage company which, through its wholly-owned subsidiary, Orion Publishing, Inc., planned to provide an Internet-based vehicle for the purchase and exchange of collectible and new-issue comic books. We discontinued these activities simultaneously with the merger by the sale of that business to Quality Exchange's principal shareholder. Upon the closing of the merger, the directors and management of Protocall became the directors and management of Quality Exchange which then changed its name to Protocall Technologies Incorporated. For a more complete description of the reverse merger transaction and concurrent private offering in which we received approximately $7.25 million in gross proceeds, see "Recent Developments" below.

         Since our business is that of Protocall only, and the former Protocall stockholders control the merged companies, the information in this prospectus is that of Protocall as if Protocall had been the registrant for all of the periods presented in this prospectus. The section "Management's Discussion and Analysis or Plan of Operation" and the audited consolidated financial statements presented in this prospectus are those of Protocall, as these provide the most relevant information about us on a continuing basis.

CORPORATE INFORMATION

         Our principal executive offices are located at 47 Mall Drive, Commack, New York 11725-5717, and our telephone number is (631) 543-3655. Our website is located at www.protocall.com. Information on our website is not part of this prospectus.

                                  THE OFFERING

Common stock offered by the selling stockholders:

        Presently outstanding number of shares ......................24,258,710  shares

        Maximum number of shares that may be issued upon
        exercise of outstanding warrants ............................88,000  shares

        Total shares offered.........................................24,346,710  shares

Common stock outstanding.............................................25,498,398 shares (1)

Use of proceeds......................................................We will receive none of the proceeds from  the sale of the shares by the selling stockholders, except upon
                                                                     exercise of the warrants, which would be used for
                                                                     working capital purposes.

OTC Bulletin Board symbol................................................... PCLI.OB

                                                         -----------------

(1) As of December 31, 2004. Does not include 5,772,891 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 2000 Stock Incentive Plan and 2004 Stock Option Plan.


                               RECENT DEVELOPMENTS

CHANGE IN CONTROL

         On July 22, 2004, we completed a so-called "reverse merger" transaction, in which we caused PTCL Acquisition Corp., a New York corporation and our newly-created, wholly-owned subsidiary to be merged with and into Protocall Technologies Incorporated, a New York corporation engaged in the business of developing and marketing a proprietary system that enables retailers to produce fully packaged digital media, on demand, at their stores and at their website fulfillment centers. As a result of the merger, Protocall became our wholly-owned subsidiary, with Protocall's former security holders acquiring a majority of the outstanding shares of our common stock. The reverse merger was consummated under New York law and pursuant to an Agreement of Merger and Plan of Reorganization, dated July 22, 2004, as discussed below. A copy of the Merger Agreement was included as an exhibit to our Current Report on Form 8-K, dated July 22, 2004, which was filed with the U.S. Securities and Exchange Commission on July 26, 2004. Concurrently with the closing of the merger, we completed a private offering of 5,801,200 shares of our common stock to accredited investors, and received gross proceeds of $7,251,500 (before related fees of approximately $900,000 and including the conversion of $1,825,000 of interim notes).

         Immediately following the closing of the reverse merger, we changed our corporate name from Quality Exchange, Inc. to Protocall Technologies Incorporated. The corporate name change had been approved by the board of directors and the holders of a majority of the outstanding shares of common stock of Quality Exchange prior to and as part of the closing of the merger. In addition, at the closing of the merger, we changed the corporate name of our New York subsidiary, which was known as Protocall Technologies Incorporated, to Protocall, Inc.

THE MERGER

         Pursuant to the Merger Agreement, at closing, we issued 16,821,974 shares of our common stock to the former security holders of Protocall, representing 66.0% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Protocall. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties.

         We assumed all of Protocall's obligations under the Protocall Technologies Incorporated 2000 Stock Incentive Plan. At the time of the merger, Protocall had outstanding stock options to purchase 2,951,922 shares of common stock, which outstanding options were assumed by action of our board of directors after the closing of the merger to become stock options to purchase shares of our common stock. Following the merger, our board voted to cease using the 2000 Stock Incentive Plan for future stock option grants.

          Upon the closing of the merger, our board of directors adopted the 2004 Stock Option Plan. Under the 2004 Plan, a total of an additional 2,000,000 shares of common stock have been reserved for issuance upon exercise of stock options. Our stockholders have not yet ratified the 2004 Plan. As of December 31, 2004, options to purchase 1,046,750 shares of common stock were granted but not yet ratified, pursuant to the 2004 Plan including 275,000 options to non-employee directors, each with an exercise price of $1.25 per share. These options vest and become exercisable in equal annual installments over a three-year period, and the non-employee director options vest quarterly for a one-year period and are exercisable over a five-year period. These stock options will not actually be issued for accounting purposes until our stockholders ratify the 2004 Plan. If the stockholders ratify the plan, we will be required to value the stock options at their intrinsic value on the date of ratification. The value will be equal to the per share price difference between the exercise price and the fair value of the common stock on the date of ratification times the 1,046,750 options granted. This value will be expensed over the vesting periods of the options.

         Also upon the consummation of the merger, our board of directors approved a five-year employment agreement with Bruce Newman, our President and Chief Executive Officer, providing for a base annual compensation of $195,000, along with standard fringe benefits available to all employees. Mr. Newman may also be entitled to bonus compensation and/or stock options as determined by the board of directors.

         In addition, all outstanding common stock purchase warrants issued by Protocall prior to the merger to purchase shares of Protocall common stock were amended to become warrants to purchase shares of our common stock on the same terms and conditions as those warrants issued by Protocall. At the closing of the merger, all outstanding Protocall warrants not exchanged in the merger, were exercisable into 1,774,219 shares of Protocall common stock, and were amended to become warrants to purchase a like number of shares of our common stock. Only warrants exercisable into 88,000 of such shares are included in this prospectus.

         The shares of our common stock issued to former holders of Protocall common stock in connection with the merger, and the shares of our common stock issued in the private offering, were not registered under the Securities Act of 1933, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

         In connection with the merger, a total of 7,875,000 shares of common stock owned by Andrew D. Owens, our sole director prior to the closing of the merger, were repurchased by us for aggregate consideration of $15,000, plus all of the outstanding capital stock of Orion Publishing, Inc., a wholly-owned subsidiary operating an unrelated business prior to the closing of the merger. The shares of our common stock that were repurchased were then cancelled at the closing of the merger. As a result of the cancellation of Mr. Owens' shares, there were 1,125,000 shares of our common stock outstanding before giving effect to the stock issuances in the reverse merger and private offering. The 1,125,000 shares constituted our "public float" immediately prior to the date of this prospectus.

         LOCK-UP AGREEMENTS. In connection with the merger, substantially all of the former holders of Protocall common stock entered into "lock-up agreements" with us that prohibit those stockholders from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the 14,551,268 shares of our common stock acquired by them as a result of the merger until October 22, 2005 (15 months after the closing of the merger). Investors in the private offering were not subject to these "lock-up" agreements.

         CHANGES RESULTING FROM THE MERGER. We intend to carry on Protocall's business as our sole line of business. Protocall is based in Commack, New York and is engaged in the business of developing and marketing a proprietary system, known as SoftwareToGo, which enables retailers to produce fully packaged digital media, on demand, at their stores and at their website fulfillment centers. In July 2004, we relocated our executive offices to those of Protocall at 47 Mall Drive, Commack, New York 11725-5717. Our telephone number is (631) 543-3655.

         Pre-merger stockholders of our company will not be required to exchange their existing Quality Exchange stock certificates for certificates of Protocall, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the reverse merger. The American Stock Exchange, where we have applied to list our common stock for trading, will also consider the submission of existing stock certificates as "good delivery." We cannot be certain that we will receive approval to list our common stock on this exchange.

         Under Nevada law, we did not need the approval of our stockholders to complete the merger, as the constituent corporations in the merger were PTCL Acquisition and Protocall, each of which was a New York corporation. We were not a constituent corporation in the merger. The merger and its related transactions were approved by the holders of a requisite number of shares of Protocall common stock at a special meeting of stockholders held on May 3, 2004.

         EXPANSION OF BOARD OF DIRECTORS; APPOINTMENT OF OFFICERS. Pursuant to the Merger Agreement, at the closing of the merger, Bruce Newman, Peter Greenfield, Richard L. Ritchie and Jed Schutz were appointed to our board of directors, with Mr. Greenfield serving as chairman, to serve until the next annual meeting of stockholders. In connection with the appointment of these four directors, at the closing of the merger, Andrew D. Owens, the sole member of our board of directors prior to the merger, resigned as a director. In addition, at the closing of the merger, the board of directors appointed Mr. Newman as President and Chief Executive Officer, Brenda Newman as Senior Vice President - Content and Digital Rights Management, Michael Polesky as Vice President - Finance and Aaron Knoll as Director of Research and Development. A full list of officers is set forth in "Management" below. Officers are elected annually by the board of directors and serve at the discretion of the board.

         ACCOUNTING TREATMENT; CHANGE OF CONTROL. The merger was accounted for as a recapitalization of Protocall since Quality Exchange had limited assets and liabilities prior to the merger, the stockholders of Protocall owned a majority of the outstanding shares of our common stock immediately following the merger and the former officers of Protocall were appointed to the same positions in our company. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Protocall and are recorded at the historical cost basis of Protocall. Except as described in the previous paragraphs and in "Certain Relationships and Related Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of the 16,821,974 shares of our common stock and the change in the majority of our directors, a change in control of our company occurred on July 22, 2004, the closing date of the merger. We continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, following the merger.

         Concurrent Private Offering. In connection with the merger, we completed the closing of a private offering of a total of 5,801,200 shares of our common stock at a purchase price of $1.25 per share to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated May 4, 2004, as supplemented. Gross proceeds from the closing of the private offering were $7,251,500 (before related fees of approximately $900,000 and including $1,825,000 of interim notes). Additionally, in connection with the merger, we converted an additional $8.6 million of notes payable, accrued note interest and trade debt into 6,842,222 shares of common stock, and $1.1 million of accrued note interest on converted notes payable was forgiven by a director and shareholder. The private offering was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of our common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule
506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

         National Securities Corporation served as exclusive placement agent and financial advisor in connection with the private offering and received $345,088 in sales commissions and 714,185 shares of our common stock. The net proceeds of the private offering exclude these sales commissions. In consideration for serving as the placement agent, we granted National Securities a right of first refusal to act as our investment banker in connection with public offerings and private placements offerings through July 22, 2005 (one year after the closing of the private offering).

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE ARE STILL IN AN EARLY STAGE OF DEVELOPMENT, AND WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST AND EXPECT LOSSES IN THE FUTURE, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR COMMON STOCK.

         We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. Such risks include acceptance by software publishers, retailers and consumers in an evolving and unpredictable business environment, the lack of a well developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2003 and 2002, we had a net loss of $4,287,455 and $4,308,781, respectively. For the nine months ended September 30, 2004, we had a net loss of $5,263,617. As of September 30, 2004, we had total stockholders' equity of $1,773,412. No assurance can be given that we will ever generate significant revenue or become profitable. This could have a detrimental effect on the long-term capital appreciation of our capital stock.

UNTIL SUCH TIME AS WE CAN RELY ON REVENUES GENERATED FROM OPERATIONS, WE HAVE A NEED FOR SUBSEQUENT FUNDING; IF WE ARE NOT SUCCESSFUL IN OBTAINING SUCH FUNDING, WE WILL BE FORCED TO CURTAIL OR CEASE OUR ACTIVITIES.

         We estimate that we will require additional cash resources by the end of the quarter ending June 30, 2005, based on our current operating plan. Our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations or our ability to raise additional funds through equity or debt financing. There can be no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail or cease our activities. The uncertainties regarding the availability of subsequent funding and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

WE ARE CURRENTLY DEPENDENT ON TWO RETAILERS AND, IF OUR CONTRACTS WITH THEM ARE CANCELLED OR DEPLOYMENTS ARE UNSUCCESSFUL, WE MAY NOT BE ABLE TO OFFSET ANY POTENTIAL LOSS OF THIS BUSINESS.

         Our only current agreements relating to the deployment of our SoftwareToGo system are with CompUSA and TigerDirect, and a significant portion of our efforts is focused on making these deployments successful. Although it is our goal to deploy our system with CompUSA throughout the United States, there can be no assurance that such a deployment will be achieved. Our dependence on the results of this deployment are significant and anything less than a successful system deployment in a majority of CompUSA's stores, as well as a successful deployment with TigerDirect, could have a material impact on us, possibly resulting in an inability to continue as a going concern.

WE DEPEND ON CONTINUING RELATIONSHIPS WITH OUR SOFTWARE PUBLISHERS, AND IF WE LOSE THESE RELATIONSHIPS OUR PRODUCT OFFERINGS WOULD BE LIMITED AND LESS DESIRABLE TO CONSUMERS AND RETAILERS.

         We generate revenue as a just-in-time software distributor to retail stores and e-commerce retailers. If we cannot develop and maintain satisfactory relationships with software publishers on acceptable commercial terms, we will likely experience a decline in revenue. We also depend on these software publishers to create, support and provide updates for software products that consumers will purchase. If we are unable to license a sufficient number of titles from software publishers, or if the quality of titles provided by these software publishers does not reach a satisfactory level, we may not be able to generate adequate interest among retailers or consumers to utilize the system. Our contracts with our software publisher clients are generally one to two years in duration, with an automatic renewal provision for additional one-year periods, unless we are provided with a written notice at least 90 days before the end of the contract. As is common in our industry, we have no long-term or exclusive contracts or arrangements with any software publishers that guarantee the availability of software products. Software publishers that currently supply software to us may not continue to do so and we may be unable to establish new relationships with software publishers to supplement or replace existing relationships. For example, in September 2004, Microsoft Corporation notified us that, effective November 1, 2004, it was discontinuing our license to sell its software titles due to quarterly minimum sales levels not being reached at one of our retail customers.

OUR PUBLISHER LICENSE ACQUISITION PROCESS IS LENGTHY, WHICH MAY CAUSE US TO INCUR SUBSTANTIAL EXPENSES AND EXPEND MANAGEMENT TIME WITHOUT GENERATING CORRESPONDING REVENUE, WHICH WOULD IMPAIR OUR CASH FLOW.

         We market our services directly to software publishers and retailers. These relationships are typically complex and take time to finalize. Due to operating procedures in many organizations, a significant amount of time may pass between selection of our products and services by key decision-makers and the signing of a contract. The period between the initial sales call and the signing of a contract with significant sales potential is difficult to predict and typically ranges from one to twelve months for software publishers. If, at the end of a sales effort, a prospective client does not purchase our products or services, we may have incurred substantial expenses and expended management time that cannot be recovered and that will not generate corresponding revenue. As a result, our cash flow and our ability to fund expenditures incurred during the publisher license acquisition process may be impaired.

SOFTWARE-ON-DEMAND TECHNOLOGY IS STILL EVOLVING AND UNPROVEN AND THE INDUSTRY MAY ULTIMATELY FAIL TO ACCEPT THIS TECHNOLOGY, RESULTING IN OUR PRODUCTS BECOMING NO LONGER IN DEMAND.

         Our success will depend in large part on the continued growth in consumer acceptance of software-on-demand technology as a method of distributing software products. Software-on-demand is a relatively new method of distributing software products to consumers, and unless it gains widespread market acceptance, we will be unable to achieve our business plan. Factors that will influence the market acceptance of the technology include:

o  Continuing demand by consumers for software products;

o Consumer behavior relating to product selection through touch-screen terminals for walk-in store deployments; and

o Consumer acceptance of DVD-style packages, which are smaller than traditional software packages.

         Even if our technology achieves widespread acceptance, we may be unable to overcome the substantial existing and future technical challenges associated with on-site delivery of software reliably and consistently on a long-term basis. Our failure to do so would also impair our ability to execute our business plan.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE THAT MAY MAKE OUR TECHNOLOGY AND SYSTEMS OBSOLETE OR CAUSE US TO INCUR SUBSTANTIAL COSTS TO ADAPT TO THESE CHANGES.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of the SoftwareToGo system and the underlying network infrastructure. If we incur significant costs without adequate results, or are unable to adapt rapidly to technological changes, we may fail to achieve our business plan. The electronic commerce industry is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete. To be successful, we must adapt to rapid technological change by licensing and internally developing leading technologies to enhance our existing services, developing new products, services and technologies that address the increasingly sophisticated and varied needs of our clients, and responding to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of the SoftwareToGo system and other proprietary technologies involves significant technical and business risks. We may fail to use new technologies effectively or fail to adapt our proprietary technology and systems to client requirements or emerging industry standards.

SYSTEM FAILURES COULD REDUCE THE ATTRACTIVENESS OF OUR SERVICE OFFERINGS; ANY PROLONGED INTERRUPTIONS IN OUR OPERATIONS COULD CAUSE CONSUMERS TO SEEK ALTERNATIVE PROVIDERS OF SOFTWARE.

         We provide electronic delivery of software and product marketing services to our clients and end-users through our proprietary technology and digital rights management systems. These systems also maintain an electronic inventory of products. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients. While we have engaged an outside service company to perform regular service on the systems in the field, we have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. Any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause us to lose clients. In addition, frequent systems failures could harm our reputation.

WE MAY BECOME LIABLE TO CLIENTS WHO ARE DISSATISFIED WITH THE SOFTWARETOGO SYSTEM, WHICH WOULD DIRECTLY IMPACT OUR PROSPECTS.

         We design, develop, implement and manage electronic commerce solutions that are crucial to the operation of our clients' businesses. Defects in the solutions we develop could result in delayed or lost revenue, adverse consumer reaction, and/or negative publicity which could require expensive corrections. As a result, clients who experience these adverse consequences either directly or indirectly as a result of our services could bring claims against us for substantial damages. Any claims asserted could exceed the level of any insurance coverage that may be available to us. Moreover, the insurance we carry may not continue to be available on economically reasonable terms, or at all. The successful assertion of one or more large claims that are uninsured, that exceed insurance coverage or that result in changes to insurance policies (including premium increases) could adversely affect our operating results or financial condition.

OUR LIABILITY INSURANCE MAY NOT BE ADEQUATE IN A CATASTROPHIC SITUATION.

         Substantially all of our products are produced at our headquarters in Commack, New York or assembled in retailers' stores. We currently maintain property damage insurance covering our inventory, furniture and equipment in our corporate headquarters. We maintain liability insurance, products and completed operations liability insurance and an umbrella liability policy. We also maintain insurance coverage for liability claims resulting from the use of our equipment located in retail stores and for equipment in-transit to and from retail stores. We also purchase business interruption insurance for losses relating to our facilities. Nevertheless, material damage to, or the loss of, our facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to us.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD CAUSE AN EROSION OF OUR CURRENT COMPETITIVE STRENGTHS.

         We regard the protection of our patents, trademarks, copyrights, trade secrets and other intellectual property as critical to our success. We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights. We have entered into confidentiality and non-disclosure agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business, in order to limit access to and disclosure of our proprietary information. See "Business -- Patents and Intellectual Property."
These contractual arrangements and the other steps taken by us to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies. We also seek to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Proprietary rights relating to our technologies will be protected from unauthorized use by third parties only to the extent they are covered by valid and enforceable patents or are effectively maintained as trade secrets. We pursue the registration of our trademarks and service marks in the United States and internationally. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

         The steps we have taken to protect our proprietary rights may be inadequate and third parties may infringe or misappropriate our trade secrets, trademarks and similar proprietary rights. Any significant failure on our part to protect our intellectual property could make it easier for our competitors to offer similar services and thereby adversely affect our market opportunities. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of management and technical resources and may not be successful.

CLAIMS AGAINST US RELATED TO THE SOFTWARE PRODUCTS THAT WE DELIVER ELECTRONICALLY AND THE PRODUCTS THAT WE DELIVER PHYSICALLY COULD ALSO REQUIRE US TO EXPEND SIGNIFICANT RESOURCES.

         Claims may be made against us for negligence, copyright or trademark infringement, product liability or other theories based on the nature and content of software products or tangible goods that we deliver electronically and physically. Because we did not create these products, we are generally not in a position to know the quality or nature of the content of these products. Although we carry general liability insurance that requires that our customers indemnify us against consumer claims, our insurance and indemnification measures may not cover potential claims of this type, may not adequately cover all costs incurred in defense of potential claims, or may not reimburse us for all liability that may be imposed. Any costs or imposition of liability that are not covered by insurance or indemnification measures could be expensive and time-consuming to address, distract management and/or delay product deliveries, even if we are ultimately successful in the defense of these claims.

SECURITY BREACHES COULD HINDER OUR ABILITY TO SECURELY TRANSMIT CONFIDENTIAL INFORMATION AND COULD HARM OUR CLIENTS.

         A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Any compromise or elimination of our security could be costly to remedy, damage our reputation and expose us to liability, and dissuade existing and new clients from using our services. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary for secure transmission of confidential information, such as consumer credit card numbers. A party who circumvents our security measures could misappropriate proprietary information or interrupt our operations.

         We may be required to expend significant capital and other resources to protect against security breaches or address problems caused by breaches. Concerns over the security of the Internet and other online transactions and the privacy of users could deter people from using the Internet to conduct transactions that involve transmitting confidential information, thereby inhibiting the growth of our business. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent security breaches could lead to a loss of existing clients and deter potential clients away from our services.

WE RELY TO A LARGE DEGREE ON THIRD PARTIES FOR THE MANUFACTURE AND MAINTENANCE OF THE SOFTWARETOGO SYSTEM, WHO COULD SUBJECT US TO DELAYS IN SATISFYING CUSTOMER NEEDS.

         We rely heavily upon third parties to perform such tasks as assembly and on-site maintenance of the SoftwareToGo system. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to perform effectively on our behalf. There can be no assurance that we will be successful in entering into agreements with all of these companies when necessary. In addition, once we enter into such manufacturing contracts, we face the possibility that such contracts will not be extended or replaced. We anticipate that we can obtain in a timely manner alternative third party services and that the failure to extend or replace existing contracts would not have a material adverse effect on us, although we can give no assurance in this regard.

WE MAY NOT BE ABLE TO RETAIN OUR KEY EXECUTIVES WHO WE NEED TO SUCCEED AND NEW QUALIFIED PERSONNEL ARE EXTREMELY DIFFICULT TO ATTRACT.

         We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team, including Bruce Newman, our President and Chief Executive Officer. At the closing of the merger, we entered into an employment agreement with Mr. Newman. Our failure to retain Mr. Newman, in particular, or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our executive officers.

IMPLEMENTATION OF OUR SYSTEM REQUIRES CAPITAL, WHICH WE MAY NOT BE ABLE TO PROVIDE, WHICH COULD PRECLUDE US FROM ENTERING INTO OTHERWISE PROMISING AGREEMENTS.

         Utilizing our system in a retail environment requires a capital commitment for equipment and deployment costs, which we may not be able to provide. In agreements that call for users of our system to fund equipment and deployment costs themselves, we may be required to reduce our selling prices when compared to agreements in which we finance equipment and deployment costs. The retailer's financial risk/reward decision might prevent it from entering an agreement with us or it may demand price concessions to mitigate the financial risk, which may ultimately result in the agreement not being economically feasible for us to perform.

SALES ARE HIGHLY DEPENDENT ON OBTAINING LICENSE RIGHTS, THE FAILURE OF WHICH WOULD RESULT IN INSUFFICIENT REVENUE TO PAY FOR SYSTEM EQUIPMENT AND DEPLOYMENT COSTS.

         Sales of software products through our system are highly dependent on the qualitative mix of titles that we are able to license from software publishers for inclusion on our system. Although we have executed licensing agreements with more than 235 software publishers covering approximately 1,091 titles, our current product offering is not adequate to achieve sufficient revenue for either a retailer or us to pay for system equipment and deployment costs. In order for us to be successful, we will need to improve the quality of software titles on our system.

RISKS RELATED TO OUR COMMON STOCK

THE LIQUIDITY OF OUR COMMON STOCK IS AFFECTED BY ITS LIMITED TRADING MARKET.

         Shares of our common stock are quoted on the OTC Bulletin Board under the symbol PCLI.OB. We expect our shares to continue to be quoted in that market, where they have traded since our reverse merger transaction on July 22, 2004. We have applied for listing on the American Stock Exchange, but cannot be certain that we will receive approval. An "established trading market" may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of an investment in our shares. The trading volume of our common stock historically has been limited and sporadic. Our daily trading volume has averaged between 3,500 and 4,000 shares over the past three months. As a result of this trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value, and the low trading volume may expose the price of our common stock to volatility. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock and the market value of our common stock would likely decline.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL WHEN DESIRED.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a "penny stock" according to rules of the SEC. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase the stock or a lack of market makers to support the stock price.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 24,258,710 shares of our common stock, which represents approximately 95% of our currently outstanding 25,498,398 shares of common stock, not including the 88,000 shares underlying the warrants. As additional shares of our common stock become available for resale in the public market pursuant to this offering and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years. In connection with the merger, substantially all of the former holders of Protocall common stock entered into "lock-up agreements" with us that prohibit those stockholders from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the 14,551,268 shares of our common stock acquired by them as a result of the merger until October 22, 2005 (15 months after the closing of the merger).

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

         Our officers, directors and principal stockholders control 38.2% of our outstanding common stock (excluding presently exercisable stock options and warrants). If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

INVESTORS SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON OUR COMMON STOCK.

         We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain any future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, which contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services.

         You may also request a copy of our filings at no cost by writing or telephoning us at:

                       Protocall Technologies Incorporated
                                  47 Mall Drive
                          Commack, New York 11725-5717
                         Attention: Mr. Donald Hoffmann
                   Vice President and Chief Operating Officer
                                 (631) 543-3655
                               info@protocall.com

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $132,000 (88,000 shares at $1.50 per share). We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.


           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         As of December 31, 2004, there were 363 record holders of our common stock and there were 25,498,398 shares of our common stock outstanding.

         Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol PCLI.OB. We have applied for listing on the American Stock Exchange, but cannot be certain that we will receive approval.

         The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

                                                      HIGH             LOW
                                                      ----             ----
YEAR ENDED DECEMBER 31, 2003:
----------------------------

Second Quarter (April 22 to June 30)                  $.02             $.01
Third Quarter                                          .01              .01
Fourth Quarter                                         .01              .01

YEAR ENDED DECEMBER 31, 2004:
-----------------------------

First Quarter                                         $.01             $.01
Second Quarter                                         .01              .01
Third Quarter (July 1 to July 22)                      .01              .01
Third Quarter (July 23 to September 30)               4.00             2.60
Fourth Quarter (October 1 to December 31)             4.45             2.50

YEAR ENDING DECEMBER 31, 2005:
------------------------------

First Quarter (through January 10)                   $3.85            $2.50


         The prices are adjusted to reflect a 4-for-1 stock split effective June 29, 2004 prior to the reverse merger. Third quarter 2004 market information is divided at July 22, 2004, the closing date of our reverse merger transaction. Our shares of common stock became eligible for quotation on the OTC Bulletin Board in April 2003, at which time it related only to Quality Exchange (under the symbol QEXI.OB). In July 2004, the symbol was changed to PCLI.OB.

         These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         This prospectus covers 24,346,710 shares of our common stock offered for sale by the selling stockholders. The shares offered by this prospectus include 24,258,710 presently outstanding shares of our common stock plus a maximum of 88,000 shares of our common stock issuable upon the exercise of presently outstanding warrants to purchase common stock.

DIVIDEND POLICY

         We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our articles of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that we may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

         We assumed all of Protocall's obligations under the Protocall Technologies Incorporated 2000 Stock Incentive Plan. At the time of the merger, Protocall had outstanding stock options to purchase 2,951,922 shares of common stock, which outstanding options were assumed by action of our board of directors after the closing of the merger to become stock options to purchase shares of our common stock. Following the merger, our board voted to cease using the 2000 Stock Incentive Plan for future stock option grants, and adopted a new 2004 Stock Option Plan. Our board of directors then granted stock options to purchase a total of 1,046,750 shares of our common stock under the 2004 Plan. See "Management - Stock Option Plans" for a detailed description of our option plans.

         The following table provides information regarding the status of our existing equity compensation plans at December 31, 2004:

                                                                                   NUMBER OF SECURITIES REMAINING
                                NUMBER OF SHARES OF                                 AVAILABLE FOR FUTURE ISSUANCE
                                COMMON STOCK TO BE          WEIGHTED-AVERAGE          UNDER EQUITY COMPENSATION
                              ISSUED UPON EXERCISE OF       EXERCISE PRICE OF        PLANS (EXCLUDING SECURITIES
                               OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,        REFLECTED IN THE PREVIOUS
PLAN CATEGORY                   WARRANTS AND RIGHTS        WARRANTS AND RIGHTS                 COLUMNS)
-------------                 -----------------------     --------------------    -------------------------------
Equity compensation plans
approved by security
holders (1)                         2,951,922                      $1.75                       --

Equity compensation plans
not approved by security
holders (2)                         1,046,750                      $1.25                     953,250
                                    ---------                      -----                     -------

Total                               3,998,672                      $1.62                     953,250
                                    ---------                      -----                     -------


(1) Represents Protocall's 2000 Stock Incentive Plan, which we assumed as part of the reverse merger in July 2004.

(2)  Represents Protocall's 2004 Stock Option Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         On July 22, 2004, we completed a reverse merger transaction with Quality Exchange, Inc., a Nevada corporation formed in June 1998. Prior to the merger, Quality Exchange was a developmental stage company, which, through its wholly -owned subsidiary, Orion Publishing, Inc., planned to provide an Internet-based vehicle for the purchase and exchange of collectible and new-issue comic books. We discontinued these activities simultaneously with the merger by the sale of that business to Quality Exchange's principal shareholder. Upon the closing of the merger, the directors and management of Protocall became the directors and management of Quality Exchange which then changed its name to Protocall Technologies Incorporated. For a more complete description of the reverse merger transaction and concurrent private offering in which we received approximately $7.25 million in gross proceeds, see our current report on Form 8-K, dated July 22, 2004 and filed with the SEC on August 6, 2004.

         Protocall Technologies Incorporated was formed in New York in December 1992. Until 1998, Protocall was focused primarily on licensing proprietary font software to large businesses and operated through its recently discontinued Precision Type, Inc. subsidiary. Active marketing of Protocall's font software licensing business was discontinued in 2001, when Protocall determined to focus solely on developing its current software distribution business; however, revenues from the font software business continued through June 2004.

         Since our business is that of Protocall only, the former officers of Protocall were appointed to the same positions in our company and the former Protocall stockholders received a majority of the total common stock of the company in the reverse merger, the merger was accounted for as a recapitalization of Protocall, and the information in this prospectus is that of Protocall.

REVENUE MODEL

         We employ two revenue models in our existing retailer agreements: one for conventional ("bricks and mortar") retailers, and another for online/catalog retailers. Under the "bricks and mortar" revenue model, we license content, integrate, install and maintain SoftwareToGo site equipment, provide system training to store personnel, supply the physical deliverables (CD, case, packaging and labeling), provide system help desk support during store hours and act as an on-demand distributor to the retailer. The retailer, in accordance with store configuration and consumer merchandising/promotion plans developed jointly with us, supplies prominent space for the Product Preview Stations within its stores as well as an appropriate location for the Order Fulfillment Station, and provides SoftwareToGo system promotion. Prior to deployment, we and the retailer jointly develop plans relating to sales reporting procedures, communication line setup, network wiring, POS system integration and product pricing.

         For online and catalog retailers, the business model differs somewhat. For these retailers, a high-capacity SoftwareToGo Order Fulfillment Station is used without the need for a Product Preview Station. The system can be installed either at our facilities or at the customer's shipping center. If the system is installed at our facility, the system is operated by us and our employees ship the products. Under this model, we expect much higher capacity utilization for the Order Fulfillment Station and, consequently, a much faster payback on deployed capital.

         We secure the right to replicate titles through licensing agreements with software publishers, paying a licensing fee to each publisher per product vended. In instances where a consumer returns SoftwareToGo-produced products, the publisher license fee is credited to us.

         We expect to be able to improve our licensing terms as the number of installed SoftwareToGo sites increase. Because our agreements with publishers provide for a longer time period to pay the licensing fees due for products sold than the period of time provided to the retailers to pay us for the software produced by the SoftwareToGo system, we do not anticipate an increase to working capital requirements from this aspect of the business as the business grows. We do not prepay or guarantee any minimum license fees to publishers.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         The accounting policies that we follow are set forth in Notes 1 and 2 to our financial statements as included herein. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

REVENUE RECOGNITION

         We recognize revenue from retailers' sales of product through our software delivery system and through catalogues, upon delivery to the retail customer or consumer.

         Revenue from the license or sale of software products and font reference guide books from our discontinued business is recognized when the products are delivered or shipped to the customer, provided that there is persuasive evidence that an arrangement exists, that the selling price is fixed and determinable and collection of the resulting receivable is reasonably assured.

SOFTWARE DEVELOPMENT COSTS

         Costs associated with the development and enhancement of proprietary software for sale is expensed as incurred. The costs incurred between the time when our products reached technological feasibility and when they are available for general release to the public are insignificant and, therefore, were not capitalized.

RESEARCH AND DEVELOPMENT COSTS

         We expense research and development costs as incurred.

PRINCIPLES OF CONSOLIDATION

         The condensed consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.


RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO SEPTEMBER 30, 2003

           NET LOSS FROM CONTINUING OPERATIONS. Since 1998, we have focused substantially all of our time and resources on our SoftwareToGo product line. We had net losses from continuing operations of $5,269,424 and $3,092,346 for the nine months ended September 30, 2004 and 2003, respectively. During these periods operations were financed through various equity and debt financing transactions. The increased losses have been funded by the proceeds of the July 2004 private offering, which we anticipate will enable us to continue product development, build our administrative organization and promote the sales and marketing of our SoftwareToGo system by expanding direct sales and other marketing activities through at least the second quarter of 2005.

          NET INCOME FROM DISCONTINUED OPERATIONS. With the completion of the development and the beginning of the commercialization of the SoftwareToGo product line, effective June 30, 2004, we discontinued the operations of our wholly-owned subsidiary Precision Type, Inc. Accordingly, Precision Type's assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheet at September 30, 2004 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for all periods reported.

          Precision Type had net income of $5,807 and $77,809 for the nine months ended September 30, 2004 and 2003, respectively.

          NET SALES. We had $121,874 of net sales for the nine months ended September 30, 2004 as compared to $9,166 for the nine months ended September 30, 2003. This increase in net sales is due to our arrangements with a "brick and mortar" retailer and a web retailer during the current nine-month period.

         RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased by $160,636, or 58%, to $115,445 from $276,081, for the nine months ended September 30, 2004, compared to the nine months ended September 30, 2003, and is expected to increase as we employ new technical personnel and consultants in the development of our SoftwareToGo technology, purchase materials and components for development and expand our facilities. Cash proceeds from the private offering in July 2004 provided the funding for these anticipated increased activities, which had been limited during the first nine months of 2004.

          SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses, or SG&A, increased by $1,859,836, or 119%, to $3,420,287 from $1,560,451 for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003. The level of SG&A expenses increased in 2004, as we added administrative, marketing and sales personnel which increased payroll related expenses by $709,684, or 87%, for the same nine month period in 2004 over 2003. Other significant components of the increase in the nine months ended September 30, 2004, compared to September 30, 2003 were marketing expenses, consulting fees and equipment rental expenses, which increased by $216,135, $283,033 and $284,631, respectively.

          INTEREST AND FINANCE CHARGES. Interest and finance charges increased $861,457, or 68%, to $2,129,645 from $1,268,188, for the nine months ended
September 30, 2004 compared to the nine months ended September 30, 2003. Finance charges increased $779,690, or 110%, to $1,486,078 from $706,388 for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003. Finance charges increased primarily due to amortization of debt discount associated with $2,601,000 of debt issued between January and June 2004 and the $554,009 write-off of unamortized debt discount during July 2004 as a result of the reverse merger. Interest expense increased $81,767 to $643,567, or 15%, from $561,800, for the nine months ended September 30, 2004, compared to the nine months ended September 30, 2003 principally due to additional note interest related to $2,601,000 of debt issued between January and June 2004 partially offset by a decrease in interest due to the conversion of debt to equity in the July 2004 reverse merger.

           OTHER INCOME. We had $361,942 of other income for the nine months ended September 30, 2004, an increase of $349,342 from $12,600 in the same nine-month period a year ago. This increase is almost entirely due to $344,654 of forgiveness of indebtedness on certain liabilities negotiated with vendors during the nine months ended September 30, 2004.

THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO SEPTEMBER 30, 2003

         NET LOSS FROM CONTINUING OPERATIONS. We had a net loss from continuing operations of $2,099,706 and $1,016,449 for the three months ended September 30, 2004 and 2003, respectively. During these periods operations were financed through various equity and debt financing transactions. The increased loss has been funded by the proceeds of the July 2004 private offering, which we anticipate will enable us to continue product development, build our administrative organization and promote sales and marketing of our SoftwareToGo system by expanding direct sales and other marketing activities through at least the second quarter of 2005.

           NET INCOME FROM DISCONTINUED OPERATIONS. With the completion of the development and the beginning of the commercialization of the SoftwareToGo product line, effective June 30, 2004, we discontinued the operations of our wholly-owned subsidiary Precision Type, Inc. Accordingly, Precision Type's assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheet at September 30, 2004 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for each of the nine month periods ended September 30, 2004 and 2003. Precision Type had net income of $0 and $30,190 for the three months ended September 30, 2004 and 2003, respectively.

         NET SALES. We had $70,783 of net sales for the three months ended September 30, 2004 compared to $2,654 for the three months ended September 30, 2003. The increase in net sales is due to our arrangements with a "brick and mortar" retailer and a web retailer during the current three-month period.

         RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense decreased by $64,864, or 62%, to $40,282 from $105,146, for the three months ended September 30, 2004, compared to the three months ended September 30, 2003 and is expected to increase as we employ new technical personnel and consultants in the development of our SoftwareToGo technology, purchase materials and components for development and expand our facilities. Cash proceeds from the private offering in July 2004 provided the funding for these anticipated increased activities, which had been limited during the first nine months of 2004.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $877,412, or 174%, to $1,382,028 from $504,616 for the three months ended September 30, 2004 compared to the three months ended September 30, 2003. The level of SG&A expenses increased in 2004 as we added administrative, marketing and sales personnel which increased payroll related expenses by $247,660, or 95%, for the same three-month period in 2004 over 2003. Other significant components of the increase in the three months ended September 30, 2004, compared to September 30, 2003, were marketing expenses, consulting fees and equipment rental expenses which increased by $117,857, $171,477 and $48,878, respectively.

         Effective July 22, 2004, the date of the reverse merger, we became a publicly-traded company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the SEC, including the Sarbanes-Oxley Act. Accordingly, professional fees incurred during the three months ended September 30, 2004 increased by $53,309 to $191,720, or 39%, compared to $138,411 in the three months ended September 30, 2003.

         INTEREST AND FINANCE CHARGES. Interest and finance charges increased $337,214, or 82%, to $748,224 from $411,010, for the three months ended September 30, 2004 compared to the three months ended September 30, 2003. Finance charges increased $500,855, or 243%, to $706,761, from $205,906 for the three months ended September 30, 2004 compared to the three months ended September 30, 2003. Finance charges increased primarily due to amortization of debt discount associated with $2,601,000 of debt issued between January and June 2004 and the $554,009 write-off of unamortized debt discount during July 2004 as a result of the reverse merger partially offset by a decrease in interest due to the conversion of debt to equity in the July 2004 reverse merger. Interest expense decreased $163,641, or 80%, to $41,463 from $205,104 for the three months ended September 30, 2004, compared to the three months ended September 30, 2003. Interest expense decreased primarily due to the conversion of debt to equity in the July 2004 reverse merger.

         OTHER INCOME. We recorded $47,338 of other income for the three months ended September 30, 2004, an increase of $43,138 from $4,200 in the same three-month period a year ago. This increase is primarily due to forgiveness of indebtedness on trade payables.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002

         NET LOSS FROM CONTINUING OPERATIONS. Since 1998, we have focused substantially all of our time and resources on our SoftwareToGo product line. We had net losses from continuing operations of $4,375,003 and $4,462,097 for the years ended December 31, 2003 and 2002, respectively. During these periods operations were financed through various equity and debt financing transactions.

         NET INCOME FROM DISCONTINUED OPERATIONS. Due to the completion of the development and the beginning of the commercialization of the SoftwareToGo product line, effective June 30, 2004, we discontinued the operations of our wholly owned subsidiary Precision Type, Inc. Accordingly, Precision Type's assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheet at December 31, 2003 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for all periods reported.

         Precision Type had net income of $87,548 and $153,316 for the years ended December 31, 2003 and 2002, respectively.

         NET SALES. We had $14,805 of net sales for the year ended December 31, 2003 compared to $56,207 for the year ended December 31, 2002. This decrease in net sales is due to the Company's focus on the development and completion of our latest version of our SoftwareToGo system that was deployed in December 2003.

         RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense, ("R&D"), increased by $257,671, or 85.0%, to $560,912 from $303,241, for the year ended December 31, 2003 compared to the year ended December 31, 2002. R&D is expected to increase as we employ new technical personnel and consultants in the development of our SoftwareToGo technology, purchase materials and components for development and expand our facility.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $108,047, or 5%, to $2,103,944 from $2,211,991 for the year ended December 31, 2003 compared to the year ended December 31, 2002. SG&A expenses decreased in 2003 primarily due to the voluntary reduction in officers' payroll resulting from the Salary Waiver Agreements decreasing officer's payroll by $111,220 or 20% for 2003 as compared to 2002 and selling salaries increased $24,713 to $115,032 for 2003 as compared to 2002. Consulting expenses decreased by $79,550 or 62% to $48,254 in 2003 compared to $127,804 in 2002 due to the termination of a consulting agreement. Legal and professional expenses increased by $84,825 or 58% to $230,762 for 2003 compared to $145,937 for 2002 as a result of the expenses related to the defense of a lawsuit filed by a vendor and the reimbursement of the vendor's legal expenses as required by the judgment.

         INTEREST AND FINANCE CHARGES. Interest and finance expense decreased by $240,992, or 12%, to $1,728,468 from $1,969,460 for the year ended December 31,
2003 compared to the year ended December 31, 2002. This decrease is primarily attributable to the reduction in finance charges related to the reduction in the amount of warrants issued with debt to investors in 2003 as compared to the amount issued in 2002. Interest expense increased $328,640 or 71%, to $793,617 from $464,977 for 2003 as compared to 2002. The increase in interest expense was primarily attributable to an increase of $2.8 million in notes payable during the year ended 2003. Finance expense decreased $569,632, or 38%, to $934,851 from $1,504,483 for 2003 as compared to 2002. This decrease in finance expense was primarily attributable to the reduction in the amortization of deferred debt discount and beneficial conversion charges related to the decrease in the number of underlying common shares of warrants issued with debt of 2,317,004 shares in 2003 as compared to 6,316,200 shares in 2002.

         OTHER INCOME. We had $17,247 of other income for the year ended December 31, 2003, an increase of $17,247 from $0 in 2002. This increase is almost entirely due to $16,800 in income from the rental of surplus equipment.


LIQUIDITY AND CAPITAL RESOURCES

         On July 22, 2004, concurrently with the closing of a private offering of approximately $7.25 million in shares of our common stock (before related fees of approximately $900,000 and including the conversion of $1,825,000 of interim notes), we acquired the business of Protocall in a reverse merger transaction and, with the proceeds of the offering, are continuing the existing operations of Protocall as a publicly-traded company. We issued 16,821,974 shares of our common stock to the former security holders of Protocall, representing 66.0% of our outstanding common stock following the reverse merger and giving effect to the shares issued in the private offering and to the conversion of indebtedness described below in exchange for 100% of the outstanding common stock of Protocall. Debt conversions, which were all effected at $1.25 per share, included (i) $2,601,000 of debt incurred in 2004 and (ii) $6,577,744 of prior debt, $180,219 of accrued interest and approximately $1,000,000 of accounts payable and accrued expenses. In addition 17,647,377 of Protocall's warrants were exchanged for 3,384,793 shares of our common stock. In order to facilitate the reverse merger, Protocall's major shareholder forgave $1,099,915 of accrued interest on notes held by him, which notes were included in the prior debt described above. As part of the reverse merger, warrants to purchase 1,774,219 shares of Protocall common stock and stock options to purchase approximately 2,951,922 shares of Protocall common stock were converted into warrants and stock options to purchase our common stock.

         As a result of the July 2004 closing of the reverse merger and private offering, at September 30, 2004, our working capital amounted to $1,689,398 as compared with a working capital deficit of $10,586,626 at December 31, 2003. At September 30, 2004, we had an accumulated deficit in the amount of $31,287,439. The accumulated losses resulted principally from costs incurred in developing our business plan, acquiring publisher licenses for our technology, research and development, general and administrative expenses, seeking and establishing sales channels and capital raising activities. We received gross proceeds approximating $7.25 million, on July 22, 2004 in the offering, including $1,825,000 from the conversion of interim notes.

         As of December 31, 2004, we had a cash balance of $2,177,530. We estimate that we will require additional cash resources, in the quarter ending June 30, 2005, based upon our current cash forecast, operating plan and financial condition. Accordingly, if we fail to develop revenues from sales to generate adequate funding to support our operating expenses and capital expenditures or we fail to obtain additional financing, we will be required to substantially reduce our operating expenses, capital expenditures and potentially cease doing business. We are currently having discussions with investment banking firms to seek additional funding for us. We have no current commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

         Until such time as we can rely on revenues generated from operations, we will continue to seek additional sources of financing through both public and private offerings. We believe that we have enough cash to continue as a going concern until June 2005 based upon our current rate of negative cash flow. There can be no assurance that we will be successful in obtaining additional financing.

OFF-BALANCE SHEET ARRANGEMENTS

         On September 30, 2003, a stockholder/director opened a letter of credit on our behalf in the amount of $300,000, as required by an agreement with a publisher to guarantee the payment of any license fees due the publisher. As compensation to the stockholder/director, we issued a warrant to purchase 150,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrant was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrant was originally scheduled to expire on September 30, 2010 but was converted into approximately 27,413 shares of common stock in connection with the reverse merger on July 22, 2004. The fair value of the warrant was recorded as a deferred finance cost and was amortized over the term of the letter of credit.

         On October 14, 2003, the same stockholder/director opened a letter of credit on our behalf as required by our equipment lease agreement in the amount of $1,040,000. As compensation, we issued a warrant to purchase 520,000 shares of common stock exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrant was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrant was originally scheduled to expire on October 14, 2010, but was converted into approximately 95,047 shares of common stock in connection with the reverse merger on July 22, 2004. The fair value of the warrant has been recorded as a deferred lease cost and is being amortized over the term of the lease obligation. We are contingently liable for the amounts of these letters of credit in the event the stockholder/director is obligated to make payments thereunder as a result of our noncompliance with the terms of the lease agreement.

RELATED PARTY TRANSACTIONS

         As of September 30, 2004 and December 31, 2003, we had accrued salaries to employees, including certain of our officers, of $602,346 and $822,084, respectively. As part of the July 22, 2004 reverse merger, two of our officers each converted $100,000 of their accrued salary into shares of common stock at a rate of $1.25 per share. See "Certain Relationships and Related
Transactions" below.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143), which was effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. We adopted SFAS 143 on January 1, 2003. Application of the new rules did not have any impact on our financial position and results of operations, as we do not currently have any legal obligations associated with the retirement of long-lived assets or leased facilities.

         In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS 145). SFAS 145 eliminates SFAS 4 (and SFAS 64, as it amends SFAS 4), which requires gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item. Also, the exception to applying APB No. 30 is eliminated. This statement is effective for years beginning after May 2002 for the provisions related to the rescission of SFAS 4 and 64, and for all transactions entered into beginning May 2002 for the provision related to the amendment of SFAS 13. The adoption of SFAS 145 had no effect on our financial position or results of operations.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). This statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this statement was required with the beginning of fiscal year 2003. We adopted this statement on January 1, 2003. The adoption of SFAS 146 did not have any impact on our financial position or results of operations.

         Effective January 1, 2003, we adopted the recognition and measurement provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect "Guarantees of Indebtedness of Others" (Interpretation 45). This interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about the obligations under certain guarantees. Interpretation 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. We do not currently provide guarantees on a routine basis. As a result, this interpretation did not have any impact on our financial position or results of operations.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities-an Interpretation of APB No. 51 (FIN 46), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, special-purpose entities (known as SPEs) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities other than SPEs. The adoption of FIN 46 is not expected to have an impact on our financial condition, results of operations or cash flows.

         In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have any impact on our financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS
150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. We do not have any financial instruments with these characteristics. The adoption of SFAS 150 did not have any impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

         We have developed a proprietary system that enables computer software retailers to produce fully packaged software on a just-in-time basis. This system, known as SoftwareToGo(R), which has applications at both the retail and wholesale levels, produces fully packaged software products on demand. The SoftwareToGo system also can be adapted to deliver other products such as console video games, e-books, audio books and movies.

         SoftwareToGo commenced its commercial rollout in December 2003 following five years of system development and two rounds of field testing, at 25 CompUSA retail sites. During this period we received approximately $18.7 million in investment funds that were used for operations and system development. In August 2004, we deployed SystemToGo for TigerDirect, Inc., a leading online direct marketer and subsidiary of Systemax Inc., for fulfillment of its online software sales. We plan to aggressively pursue additional marketing arrangements with other retail, catalog and online software distributors.

INTRODUCTION TO TECHNOLOGY

         Each walk-in store installation of SoftwareToGo is comprised of one or more Product Preview Stations to merchandise software and an Order Fulfillment Station to produce orders. In the case of installations at internet/catalog retailers, the Product Preview Stations are usually not required. Collectively, these stations are controlled from our digital rights management servers via a virtual private network.

         Retailers can also elect to produce products from the system in quantities in advance of consumer sale thereby eliminating any change for consumers in how they shop for software.

PRODUCT PREVIEW STATION (PPS)

         To help consumers at retail stores quickly find the product they want, the system's touch-screen Product Preview Station provides intuitive drill-down menus as well as key word and product sorting search options. Product descriptions include screen shots, video/audio demonstrations, text descriptions, independent product reviews and technical specifications that, together, provide a more rapid and complete understanding of the product than could be obtained from a printed box. Retailers can add additional Product Preview Stations to meet their customer traffic requirements. The PPS is designed to provide a maximum amount of information, including the retail price, in a minimum amount of time.

         Once a consumer chooses a software title, the Product Preview Station prints a bar-coded order ticket that is used to pay for the selected product at the store's cashier or customer service area. After payment is made, authorized store personnel produce the selected product using the SoftwareToGo Order Fulfillment Station.

ORDER FULFILLMENT STATION (OFS)

         The Order Fulfillment Station, which is used to produce software CDs and associated packaging, is located at the retailer's store or web site fulfillment center. To initiate an order from the OFS, store personnel enter a user-specific password and the product order number that appears on the consumer's order-ticket. The OFS then automatically connects to our Digital Rights Management Server via a private network connection to register the order and retrieve an order authorization.

         The system uses the authorization to release the selected software product onto a CD and then prints the publisher's title-specific graphics and information onto the surface of the disk. Simultaneously, the system prints a title-specific four-color package cover and separate "getting started" installation sheet. As with many software products sold today, product manuals are provided in digital form on the CD and are supplemented by publisher-sponsored online help. The finished CD, package cover and "getting started" sheet are placed into a DVD-style CD case and the case is sealed to complete the order.

         For most software titles, the entire process takes several minutes, depending on the content size of the software being produced. Consumption of supplies (CD, case, packaging and labeling) is tracked electronically and automatically replenished based on system usage. The system uses the latest CD writer technology and can be scaled to incorporate and handle larger volume / multi-CD orders by integrating up to four CD writers that process orders simultaneously. A standard two-CD writer system can produce an average of 34 single CD orders per hour. Products can be made in advance of anticipated sales for display on retail shelves, or they can be produced on-demand as single-item orders.

EQUIPMENT PRODUCTION, INSTALLATION AND SUPPORT

         As more fully described below, we outsource the component purchasing, warehousing, testing and on-site unit assembly to third parties. Unit cost for each installation can range from $10,000 to $40,000, depending on system requirements and configuration, though this cost is expected to decline somewhat over time, assuming the continuing decline in computer hardware prices, of which there can be no assurance.

ASSEMBLY AND INSTALLATION

         We have retained an outside consulting firm to assist in overseeing the procurement of components, integration and on-site installation, much of which will be outsourced to third parties during this period. We have chosen to outsource this function as a cost-effective and efficient means to expand the level of expertise available to us during this crucial stage of development.

         We have also selected a national enterprise solutions and service provider to perform on-site SoftwareToGo unit installation services to our customers, as well as on-site maintenance and break-fix services. We pay this firm on the basis of each on-site visit.

TECHNICAL SUPPORT AND UNIT MAINTENANCE

         We maintain a call-in technical support team at our headquarters, available during all store hours (9:00 a.m. EST to 9:00 p.m. PST), seven days a week. We believe that we have established a reputation for excellent technical support by making it one of our top priorities. Our experience is that most problems are easily resolved through telephone and fax support. However, if a customer requires on-site service and/or replacement of computer components or equipment, we contact our enterprise solutions and service provider to perform these services. Currently, technical support is furnished without additional charge to customers.

COMPETITIVE POSITION

         SOFTWARETOGO VS. TRADITIONAL SOFTWARE DISTRIBUTION

         SoftwareToGo offers advantages over current software distribution methods throughout the value chain from publisher through retailer to the consumer. By offering value to each constituency along the chain, we believe SoftwareToGo will be generally accepted in the marketplace. The relative advantages to each group are discussed below.

         SOFTWARE PUBLISHER PERSPECTIVE - SoftwareToGo provides benefits for publishers, including:

o Reduction in production costs - By avoiding printing, packaging, shipping and inventory costs in advance of anticipated needs, publishers who use SoftwareToGo can potentially expect equal to greater margins than with conventional distribution.

o Increases distribution exposure for niche publishers and titles - Software from smaller publishers and even niche products from larger publishers are not always carried in retail stores. SoftwareToGo makes it practical for stores to carry these titles.

o Increased security - SoftwareToGo offers the ability to produce individual serial numbers, digital security certificates and other measures for each copy of software produced. These security features can be placed on the packaging, the software CD and even digitally encoded and embedded in the software.

o Addresses consumer concerns about the availability of software for alternative computing platforms (e.g., Apple Computer and Linux) - Promoters of alternative platforms often encounter consumer resistance based on software availability. SoftwareToGo addresses these concerns and thus improves their competitive position.

o Extends product life cycles - As sales of software decline normally over the product life cycle, it eventually becomes uneconomical for publishers to produce and distribute titles by traditional means. SoftwareToGo improves the economics of software publishing by capturing incremental cash flows from software with fully sunk development costs.

o Speeds time to market - Producing and distributing stock for a myriad of retailer outlets in preparation for product launches is a daunting task, from both logistical and financial perspectives. Using SoftwareToGo, publishers can be ready for their commercial launches within days of completion of the software master. Faster launches reduce working capital needs and speed the monetization of the investment that publishers have made in their products.

         CONSUMER PERSPECTIVE - Compared to current distribution techniques, consumers enjoy a number of benefits with no increase in cost:

o Improved selection - By offering a virtual inventory of software, SoftwareToGo helps consumers get the exact software they are looking for in a single store visit. Consumers never miss out on hot titles that might otherwise be out of stock.

o Latest software versions - The networked architecture of the SoftwareToGo system enables us to remotely update software in individual stores as updates become available from publishers.

         RETAILER PERSPECTIVE - The SoftwareToGo distribution model offers retailers many advantages compared to current distribution methods:

o Larger selection of titles - The SoftwareToGo system currently has approximately 1,091 titles from more than 235 publishers. We are negotiating with publishers to increase these numbers. In comparison, we estimate that most retailers carry software stock of between 100 and 500 titles. Expanded offerings enable retailers to capture incremental sales that would otherwise be lost to competitors - all while improving the customer experience.

o Minimal Footprint - The SoftwareToGo systems occupy approximately 10 square feet. This enables retailers that stock software to greatly increase their product offerings without increasing outlays for floor space.

o Eliminates stocking risk - Because SoftwareToGo can be used to restock products in the event of strong sales and supply disruptions, retailers can eliminate the risk of lost sales. In addition, by eliminating out-of-stock conditions, retailers can operate with leaner inventories and reduced floor space, while minimizing costs associated with personnel handling typical inventory. Finally, because products on the SoftwareToGo system can be remotely updated to the latest version, retailers avoid the expense of product recalls and obsolete product returns.

o Expands addressable universe of retailers - Many computer retailers have unexploited synergies with software. SoftwareToGo's minimal footprint enables the retailer to capture a greater share of the customer's dollars at a time when the propensity to purchase software is maximized.

o Potentially eliminates shrinkage - By producing software only as it is sold, retailers effectively eliminate the risk of customer and employee theft. With many software titles priced over $100, this can measurably improve margins at the store level.

         Many of these advantages also apply to catalog and online based software mail order retailers. We believe our pricing maintains or slightly improves the margins presently enjoyed by retailers.

ALTERNATIVE SOFTWARE DISTRIBUTION

         Aside from traditional software distribution methods, our competition falls into two general categories: direct competition from companies offering similar solutions and potential competition from other industry players. Both categories have competitors who are larger and more established than we are and have access to greater resources.

         Direct competition may come from Tribeka Ltd., a company based in the United Kingdom. Tribeka has developed an electronic software delivery system, which is similar in architecture and functionality to SoftwareToGo. The system is operational in England under the name Softwide at a number of Tribeka-owned retail-site locations in Europe. It is also believed that Tribeka is planning to deploy its system in the United States, but we are not aware of the timing of any such development.

         Potential competition comes from several independent companies that produce music delivery systems that are similar in functionality to our system. These companies could conceivably re-engineer their systems to deliver software; however, they would still face numerous issues related to establishing publisher and retailer agreements in the software industry. In particular, potential entrants would face substantial development expense and delay stemming from their need to duplicate our elaborate end-to-end security capabilities without potentially infringing on aspects of our patented technology.

         Potential competition also exists with application service providers, known as ASPs. These companies enable businesses and consumers to use software that is installed on remote servers, thereby eliminating the need to purchase physical products. While the ASP market is expected to grow, we believe most consumers and businesses have been reluctant to outsource software and information requirements.

         Software downloading is another source of competition. While this represents a growing source of competition, we believe that, based on discussions with software publishers, downloading will only represent 5% to 20% of their overall business in the long-term. This is because downloading is a major facilitator of software piracy, which is one of the primary reasons why many major publishers are reluctant to distribute their products via electronic download. In additional to security concerns, downloading is only practical for products that are small in size. For example, for a consumer purchasing a typical 350 megabyte product today, downloading via the internet is a time consuming process that could take over an hour via a broadband connection and over 15 hours via a dial-up connection. Many software products are significantly larger than this, and historical trends point toward increasingly sophisticated, even larger software applications.

MARKET OPPORTUNITY AND COMPOSITION

         According to The NPD Group, an independent market research firm, consumer retail computer software sales totaled $5.7 billion in 2003, with unit sales of over 100 million. We estimate gaming console software sales (a potential expansion market for SoftwareToGo) totaled an additional $5.0 billion in 2003. Electronics retailers, mass merchants, computer/office superstores and e-commerce retailers are all target channels for us.

         Hundreds of companies in the United States produce a broad selection of software titles for distribution to consumers. We estimate that there are as many as 20,000 individual software titles available in today's market. Most publishers have set up web sites to facilitate sales and to provide consumers with information about their products. However, the majority of sales still occur through traditional distribution and retail channels.

SOFTWARETOGO DEVELOPMENT AND COMMERCIALIZATION TIMELINE

         1998 -   Initial concept definition complete.
                  Protocall initiates design of the SoftwareToGo system. Protocall files for patent protection on portions of its SoftwareToGo architecture.

         1999 -   SoftwareToGo software and hardware development continues.

         2000 -   Protocall signs first software publisher license agreement.

         2001 -   Protocall conducts "alpha" testing of SoftwareToGo.

                  Protocall incorporates over 30 improvements from field testing into SoftwareToGo. 39 Publisher licensing agreements completed.

         2002 - Protocall conducts "beta" testing of SoftwareToGo in CompUSA stores. Based on success of the Beta testing, Protocall signs deployment agreement with CompUSA. 100+ Publisher licensing agreements completed.

         2003 -   Apple Computer endorses SoftwareToGo to its Apple Developer

                  Connection members. (See http://developer.apple.com/business/ softwaretogo.html.) CompUSA deployment commences (25 stores). 200+ Publisher licensing agreements completed.

         2004 - 235+ Publisher agreements completed; more are under negotiation. Protocall signs deployment agreement with web retailer TigerDirect.com. Discussions are underway with other major web and in-store retailers.

ROLLOUT STRATEGY

         As an intermediary between software publishers and retailers, our rollout strategy has consisted of assembling a core group of publishers and successfully testing SoftwareToGo in the field. After achieving demonstrable success in these areas, we have moved to monetize our technology and relationships by deploying SoftwareToGo with both traditional and web-based software retailers. To date, two important retailer contracts have been secured, and we are continuing efforts to enlarge our retailer customer base.

COMPLETED RETAILER CONTRACTS

         After successful field testing of the system at three CompUSA stores from April through July 2002, we signed our first electronic software distribution and site location agreement for the anticipated rollout of SoftwareToGo at all of CompUSA's 225 stores. Store installations began in December 2003, and SoftwareToGo has been deployed in 25 stores to date. As economics allow, deployment will proceed in additional CompUSA stores. The term of the CompUSA agreement extends through June 2008. The agreement provides that CompUSA will provide site locations in its stores meeting certain specifications, and that we will install, operate and maintain the SoftwareToGo system units in those sites. The agreement further provides that we will provide CompUSA with software titles through the system at competitive prices, and that CompUSA is entitled to determine the retail price at which the titles are sold to customers. CompUSA is one the country's largest retailers of consumer software, and is using SoftwareToGo to ensure in-stock availability for current shelf offerings, while expanding the breadth and selection of titles available at its stores.

         In March 2004, we signed an agreement to deploy SoftwareToGo with web-based retailer TigerDirect, Inc. TigerDirect is a subsidiary of Systemax Inc., a leading direct marketer of computers and computer-related products. Under the terms of our agreement with Systemax, we have begun to fulfill TigerDirect's order flow for software that is available via SoftwareToGo. The term of the TigerDirect agreement extends through March 2005, with the term automatically extended for successive one-year terms unless otherwise terminated. The agreement provides that we will provide TigerDirect with software titles through the system at competitive prices, and that TigerDirect is entitled to determine the retail price at which the titles are sold to customers. We are responsible for the payment of shipping costs for deliveries to customers.

SOFTWARE PUBLISHER CONTRACTS

         We have signed agreements with more than 250 software publishers to distribute select titles through SoftwareToGo, including Vivendi Universal, Symantec and Atari, and are in the process of finalizing agreements with others. Our licensing agreements currently cover over 1,091 titles.

ADDITIONAL CONTRACT OPPORTUNITIES

         We are in discussions with other major United States computer and software retailers to use the SoftwareToGo system. System testing with one of these retailers is expected to begin in early 2005. SoftwareToGo is potentially valuable in situations where inventory management is complicated by the need to offer language-specific titles. With SoftwareToGo, these titles could be produced on demand, avoiding the need to physically import and simultaneously pay duty on inventory with limited appeal outside of the specific country.

         Our marketing and distribution program involves a direct sales force, headed by Bruce Newman, our President and Chief Executive Officer, and Syd Dufton, our Vice President - Sales and Channel Marketing. We use our direct sales force to support our existing retailer contracts and to take advantage of direct sales opportunities.

REGULATION

         Our business activities currently are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate businesses, and no such regulation is now anticipated.

PATENTS AND INTELLECTUAL PROPERTY

         We regard our SoftwareToGo system as proprietary and rely primarily on a combination of patent, copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements, distribution and OEM software protection agreements and other intellectual property protection methods to safeguard our technology, processes and system.

         We have received two United States patents for various aspects of the SoftwareToGo system. One patent protects the SoftwareToGo system by covering the retrieval of encrypted software from secure storage. This patent extends coverage into the field software distribution to include a three-tier system having an end user, who can be selectively coupled to a remote vendor who is in turn connected to a remote server.

         The patent protects systems and methods where an end user, such as a retailer or consumer, may access software products from a CD-ROM or other storage device which is connected to the end user's station or computer. The end user's station is connected to a vendor station which requests decryption keys generated by a remote server. The software product is secured by an encryption technique that allows the retailer or consumer to access the software product upon receipt of the decryption key.

         The second patent further expands our intellectual property protection over the SoftwareToGo system and its use in the retail environment. The patent covers systems and methods of implementing a supply chain's return policy for digital products. Important proprietary aspects for managing digital products include:

o verifying the origin of digital products to determine if it was produced from the supply chain, rendering the product unusable, and voiding the transaction for the product;

o rendering digital products unusable based upon the physical nature of the product;

o preventing the removal of returned digital products from physical storage until the origin of the product is verified or the product is rendered unusable;

o examining the returned digital product's internal files or external indicia to ascertain the product's origin or return policy; and

o using a record of the destruction which allows for a reversal of the entire transaction within the supply chain.

         Our intellectual property also includes the copyrighted source code for the SoftwareToGo Product Preview Station, Order Fulfillment Station, back-end digital rights management system, B2B software delivery system and Internet web delivery engine.

         We are the exclusive licensee for the use of the registered trademark SoftwareToGo(R). We intend to submit a trademark application for our Protocall logo. We also rely upon our efforts to design and implement improvements to our SoftwareToGo system to maintain a competitive position in the marketplace.

EMPLOYEES

         As of December 31, 2004, we had 25 employees, of whom 9 were in product development, engineering and help desk support, 4 in sales and marketing, and 12 in general, administrative and executive management. None of these employees is covered by a collective bargaining agreement and management considers relations with employees to be good.

DESCRIPTION OF PROPERTY

         Our corporate headquarters are located at 47 Mall Drive, Commack, New York 11725-5717, in approximately 10,000 square feet of space occupied under a lease with a monthly rental rate of $11,500 that expires in January 2006. We believe that this facility is adequate for our current business operations.

LEGAL PROCEEDINGS

         We are not a party to any material litigation or threatened litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth information about our board of directors and executive officers, as of December 31, 2004, all of whom joined us following the closing of the reverse merger transaction in July 2004 and most of whom previously served as executive officers or directors of Protocall:

     NAME                                  AGE   POSITION
     ----                                  ---   ---------
     Bruce Newman                          44    Founder, President, Chief Executive Officer and Director

     Brenda Newman                         44    Senior Vice President - Content and Digital Rights Management

     Donald J. Hoffmann                    46    Vice President and Chief Operating Officer

     Michael Polesky                       61    Vice President - Finance

     Syd Dufton                            39    Vice President - Sales and Channel Marketing

     Aaron Knoll                           32    Director of Research and Development

     Peter Greenfield                      63    Chairman of the Board of Directors

     Jed Schutz                            45    Director

     Richard L. Ritchie                    58    Director

         BRUCE NEWMAN. Mr. Newman has been the President, Chief Executive Officer and a member of the board of directors of Protocall since formation. He became our President and Chief Executive Officer and a member of our board of directors on July 22, 2004. Mr. Newman has more than 20 years of entrepreneurial investment and management experience with technology and software distribution companies. Prior to forming Protocall, Mr. Newman was the President of Precision Type & Form, Inc. (no relation to Protocall's Precision Type font software licensing subsidiary), a computer photocomposition and high-resolution electronic imaging service company, from 1982 to 1993, when the two operating businesses were sold.

         BRENDA NEWMAN. Ms. Newman has been the Senior Vice President-Content and Digital Rights Management of Protocall since formation. She became our Senior Vice President-Content and Digital Rights Management on July 22, 2004. Ms. Newman has in-depth experience in the licensing, multi-channel distribution and reporting of digitally-based intellectual property. She served as Executive Vice President of Protocall's Precision Type subsidiary, where she managed day-to-day operations and oversaw the trademark, copyright, and digital rights management with over 100 suppliers and approximately 18,000 individual software products. Ms. Newman also served as Executive Vice President in two computer service companies, where she managed technical operations. Ms. Newman and Bruce Newman are siblings.

         DONALD J. HOFFMANN. Mr. Hoffmann has been our Vice President and Chief Operating Officer since August 9, 2004. Mr. Hoffmann previously spent 20 years working in all aspects of finance, administration and sales support for Computer Associates International, Inc., a large provider of management software. At Computer Associates, he most recently served as Vice President of North America Sales Accounting. Except for a one-year term as Chief Financial Officer for Gemco-Ware Incorporated from 1992 to 1993, Mr. Hoffmann served at Computer Associates in a variety of executive and managerial capacities in European and North America Sales Operations, internal audit, administration and retail sales operations. Mr. Hoffmann received a B.S. degree in accounting from New York University.

         MICHAEL POLESKY. Mr. Polesky has been our Vice President-Finance since July 2004 and of Protocall since 1995 and was also Chief Financial Officer between 1995 and November 2004. Prior to joining Protocall, Mr. Polesky served as Vice President and Chief Financial Officer for Ford Models, Inc., a $40.0 million talent services company, and as Vice President of Syndication Accounting for Southmark Capital Corp., where he managed private placement offerings for over sixty partnerships. Mr. Polesky has also served as Vice President, Syndication Accounting for Southmark/Envicon Capital Corp. and as Assistant Controller for Eastdil Realty, Inc. Mr. Polesky received a B.B.A. in Accounting from Hofstra University.

         SYD DUFTON. Mr. Dufton has been our Vice President-Sales and Channel Marketing since September 2004. From March 2003 until he joined us, Mr. Dufton acted as an independent software consultant and also acquired an ownership position and became a partner in MYWeb, LLC, a software company. Mr. Dufton was Vice President of Sales and Distribution for AdvanceWork International from 2001 until 2003, where he developed and managed a worldwide multi-channel sales structure. From 1998 until 2000, he served as Vice President of Sales for a consumer software division of Vivendi Universal. Mr. Dufton earned his B.A. in English from Gettysburg College.

         AARON KNOLL. Mr. Knoll has been our Director of Research and Development and our chief software architect of SoftwareToGo since 1998, and has managed the system's overall development and implementation. He became our Director of Research and Development on July 22, 2004. He is a senior-level programmer with extensive experience in a broad range of computer and Internet-based programming languages. Mr. Knoll was previously Director of Information Systems at Protocall's Precision Type font software licensing subsidiary, where he managed information systems and the implementation of an earlier version of the SoftwareToGo system. Prior to joining Protocall, Mr. Knoll was Director of Computer Services for the New York region of Incredible Universe. Mr. Knoll is a Microsoft-certified programmer.

         PETER GREENFIELD. Mr. Greenfield has been a member of the board of directors of Protocall since 1998. He became the Chairman of our board of directors on July 22, 2004. He founded and has served as the President of Greenfield Industries, a manufacturer and supplier of quality aluminum and zinc castings, since 1966.

         JED SCHUTZ. Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer, since 1985. He became a member of our board of directors on July 22, 2004. His company, Windemere Development, has developed over 700 residential properties in the past eight years. He is the Chairman of the Board of Campusfood.com, Inc., a leading company in the online food ordering business. He also currently serves as a director of OmniCorder Technologies, Inc., a publicly-held advanced medical imaging technology company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

         RICHARD L. RITCHIE. Mr. Ritchie has been an independent investor since February 2000. He became a member of our board of directors on July 22, 2004. He previously served as the Executive Vice President and Chief Financial Officer of Big Flower Holdings, Inc., an advertising and marketing and information products and services company that was listed on the New York Stock Exchange until February 2000, when it was acquired. Mr. Ritchie, who is a certified public accountant, has more than 25 years of experience in finance and accounting with several major corporations and an accounting firm. Mr. Ritchie received B.A. and M.B.A. degrees from Michigan State University and completed the post-graduate Program for Management Development at the Harvard Business School.

         All directors hold office until the next annual meeting of stockholders and the election and qualification or their successors. Two of our four directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

         There are no family relationships among our directors and executive officers, except that Bruce Newman, our President, Chief Executive Officer and director, and Brenda Newman, our Senior Vice President-Content and Digital Rights Management, are siblings. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

         None of our directors or executive officers or their respective immediate family members or affiliates is indebted to us. As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers or affiliates is a party or has a material interest adverse to us.

BOARD COMMITTEES

         AUDIT COMMITTEE. We established an Audit Committee of the board of directors, which is chaired by Richard L. Ritchie and includes Jed Schutz, who are considered independent directors. The Audit Committee's duties are to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

         COMPENSATION COMMITTEE. We established a Compensation Committee of the board of directors, which is chaired by Mr. Schutz and includes Mr. Ritchie and Peter Greenfield. The Compensation Committee reviews and approves our salary and benefits policies, including compensation of executive officers. The Compensation Committee also administers our stock option plans, and recommends and approves stock option grants under the plans.

         Our board of directors does not intend to establish a nominating committee at this time, and that function will be performed by the independent members of our board.

COMPENSATION OF DIRECTORS

         Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We have agreed to pay each non-employee director a retainer fee of $2,500 per quarter, but deferred until we have sufficient cash flow as determined by our board, and no participation fee for attendance at regular or special meetings of the board. We have also agreed to pay a special committee retainer fee of $1,000 per quarter, payable at the end of each quarter, and no participation fee for attendance at meetings of a committee of the board. Mr. Schutz agreed to voluntarily waive his special committee quarterly cash fee for the first year of his service on our board. We will also reimburse each director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to our chief financial officer.

         Non-employee directors were awarded an initial grant of non-qualified stock options to purchase 50,000 shares. Due to anticipated greater levels of oversight and work effort, the Chairman of the Board received an initial additional grant of 50,000 shares, and the Audit and Compensation Committee chairs received an initial additional grant of 50,000 shares and 25,000 shares, respectively. Such option awards have an exercise price equal to $1.25 per share, the purchase price of our shares in our recent private offering, vesting in equal quarterly installments over a one-year service period and have a term of five years from the date of award. All of the option grants to non-employee directors are pursuant to the 2004 Stock Option Plan, which has not been ratified to date. These stock options will not actually be issued for accounting purposes until our stockholders ratify the 2004 Plan. If the shareholders ratify the plan, we will be required to value the stock options at their intrinsic value on the date of ratification. The value will be equal to the per share price difference between the exercise price and the fair value of the common stock on the date of ratification times the number of options granted. This value will be expensed over the vesting periods of each option. Other terms and conditions of the option grants are on the standard terms and conditions as those option grants to employees.

         The compensation committee will review the director compensation plan annually, and adjust it according to then current market conditions and good business practices.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the referenced periods.

SUMMARY COMPENSATION TABLE
                                                                                                         LONG-TERM
                                                                                                       COMPENSATION -
                                                                                    OTHER ANNUAL    AWARDS - SECURITIES
                                              FISCAL                                COMPENSATION     UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                    YEAR     SALARY ($)    BONUS ($)       ($) (1)            (# SHARES)
---------------------------                  -------    ----------    ---------     ------------     ------------------

Bruce Newman, President and Chief
Executive Officer of Protocall                 2003       146,250         -              -                 97,500
                                               2002       170,625         -              -                292,669
                                               2001       195,000         -              -                207,200

Anthony Andrews, former Executive Vice         2003        91,597         -              -                 55,008
President-Corporate Development of             2002       109,317         -              -                256,175
Protocall (2)                                  2001       109,023         -              -                 23,636

Brenda Newman, Senior Vice                     2003       110,250         -              -                 73,500
President-Content and Digital Rights           2002       128,625         -              -                402,493
Management of Protocall                        2001       147,000         -              -                108,894

Donald Hoffmann, Vice President and Chief      2003           -           -              -                -
Operating Officer of Protocall (3)             2002           -           -              -                -
                                               2001           -           -              -                -

Michael Polesky, Vice President-Finance        2003        88,916         -              -                 63,756
                                               2002       114,219         -              -                146,565
                                               2001       134,876         -              -                 76,840

Andrew D. Owens, President and Chief           2003           -           -              -                -
Executive Officer of Quality Exchange (4)      2002           -           -              -                -
                                               2001           -           -              -                -

(1) Other Compensation does not include the cost to Protocall for health and welfare benefits received by the above named officers. The aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual compensation of such officer.

(2)      Mr. Andrews resigned as an officer effective October 31, 2004.

(3)      Mr. Hoffmann joined us in August 2004.

(4)      Mr. Owens resigned as an officer and director on July 22, 2004.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2003

         Before the assumption of Protocall's 2000 Stock Incentive Plan on July 22, 2004 and the approval of the 2004 Stock Option Plan, we did not have a stock option plan or other similar plan for officers, directors and employees, and no stock options or SAR grants were granted or outstanding at any time. During 2003, Protocall granted stock options to purchase 289,764 shares of common stock under its 2000 Stock Incentive Plan including the options described in the table below.

                                                NUMBER OF         PERCENT OF TOTAL
                                                SECURITIES        OPTIONS GRANTED
                                           UNDERLYING OPTIONS       TO EMPLOYEES       EXERCISE         DATE OF
                                                 GRANTED           IN FISCAL YEAR    OR BASE PRICE    EXPIRATION
NAME                                               (#)                  (%)             ($/SH)
----                                       ------------------     -----------------  -------------    ----------
Bruce Newman, President and Chief                 24,375                8.41              1.25          3/31/08
Executive Officer                                 24,375                8.41              1.25          6/30/08
                                                  24,375                8.41              1.25          9/30/08
                                                  24,375                8.41              1.25         12/31/08

Anthony Andrews, former Executive Vice            13,752                4.75              1.25          3/31/08
President-Corporate Development (1)               13,752                4.75              1.25          6/30/08
                                                  13,752                4.75              1.25          9/30/08
                                                  13,752                4.75              1.25         12/31/08

Brenda Newman, Senior Vice President -            18,375                6.34              1.25          3/31/08
Content and Digital Rights Management             18,375                6.34              1.25          6/30/08
                                                  18,375                6.34              1.25          9/30/08
                                                  18,375                6.34              1.25         12/31/08

Michael Polesky, Vice President-Finance           15,939                5.50              1.25          3/31/08
                                                  15,939                5.50              1.25          6/30/08
                                                  15,939                5.50              1.25          9/30/08
                                                  15,939                5.50              1.25         12/31/08


(1) Mr. Andrews resigned as an officer effective October 31, 2004.


AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2003 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning unexercised options held by the named executive officers as of December 31, 2003. No options were exercised by the named executive officers during 2003 or 2004.

                                                                   NUMBER OF SECURITIES
                                     SHARES                        UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                    ACQUIRED                      OPTIONS AT FISCAL YEAR     IN-THE-MONEY OPTIONS AT
                                       ON          VALUE                    END                  FISCAL YEAR END
NAME                                EXERCISE      REALIZED       EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                                --------      --------       -------------------------  -------------------------
                                       (#)            ($)             (#)          (#)                    ($)
Bruce Newman, President and Chief       -             -             597,369          None            -            -
Executive Officer

Anthony Andrews, former Executive
Vice President-Corporate                -             -             334,819          None            -            -
Development (1)

Brenda Newman, Senior Vice
President-Content and Digital           -             -             584,887          None            -            -
Rights Management

Donald Hoffmann, Vice President         -             -                   -          None            -            -
and Chief Operating Officer

Syd Dufton, Vice President-Sales        -             -                   -          None            -            -
and Channel Marketing

Michael Polesky, Vice                   -             -             437,161          None      $37,500            -
President-Finance

(1) Mr. Andrews resigned as an officer effective October 31, 2004.


EMPLOYMENT AGREEMENTS

         In July 2004, Bruce Newman, our President and Chief Executive Officer, entered into an employment agreement with us to continue serving as our President and Chief Executive Officer for a term of five years. Donald J. Hoffmann, our Vice President and Chief Operating Officer, and Syd Dufton, our Vice President - Sales and Channel Marketing, also entered into employment agreements with us for a term of two years, commencing on August 9, 2004 and September 7, 2004, respectively. Under these employment agreements, each of Messrs. Newman, Hoffmann and Dufton will devote all of his business time and efforts to our business.

         Mr. Newman's employment agreement provides that he will initially receive a fixed base salary at an annual rate of $195,000. Mr. Newman will also be entitled to receive incentive compensation upon meeting specified financial and operating milestones as determined by our board. We have also agreed to initially grant Mr. Newman stock options to purchase 90,000 shares of our common stock under our 2004 Stock Option Plan at an exercise price of $1.25 per share, vesting in equal annual installments over a three-year period.

         Mr. Hoffmann's employment agreement provides that he will initially receive a fixed base salary at an annual rate of $150,000. Mr. Hoffmann will also be entitled to receive incentive compensation upon meeting specified financial and operating milestones as determined by our board. We have also agreed to initially grant Mr. Hoffmann stock options to purchase 50,000 shares of our common stock under our 2004 Stock Option Plan at an exercise price of $1.25 per share, vesting in equal annual installments over a three-year period.

         Mr. Dufton's employment agreement provides that he will initially receive a fixed base salary at an annual rate of $125,000. Mr. Dufton will also be entitled to receive incentive compensation upon meeting specified financial and operating milestones as determined by our board. We have also agreed to initially grant Mr. Dufton stock options to purchase 50,000 shares of our common stock under our 2004 Stock Option Plan at an exercise price of $1.25 per share, vesting in equal annual installments over a three-year period.

         Each employment agreement provides for termination by us upon each executive's death or disability (defined as 90 days of incapacity during any 365-day period) or upon conviction of a felony of moral turpitude or a material breach of his obligations to us. In the event an executive's contract is terminated by us without cause, in the case of Mr. Newman, he will be entitled to compensation for 24 months, in the case of Mr. Hoffmann, and Mr. Dufton, they will be both entitled to compensation for six months.

         Each employment agreement also contains covenants (a) restricting the executive from engaging in any activities competitive with our business during the term of his employment agreement and one year thereafter, (b) prohibiting him from disclosure of confidential information regarding our company, and (c) confirming that all intellectual property developed by him and relating to our business constitutes our sole and exclusive property.

         Since Mr. Newman first commenced service with Protocall as its President and Chief Executive Officer, Protocall's board of directors has awarded him stock options to purchase an aggregate of 605,494 shares of common stock of Protocall under the Protocall 2000 Stock Incentive Plan (excluding the options referred to above), which are now exercisable to purchase shares of our common stock at exercise prices ranging from $1.875 to $2.75 per share. Messrs. Hoffmann and Dufton received no stock options under the Protocall 2000 Stock Incentive Plan.

         In October 2004, we agreed with Anthony Andrews, our former Executive Vice President - Corporate Development, to mutually terminate his employment agreement. In accordance with the employment agreement, Mr. Andrews is receiving severance compensation for six months following the date his employment agreement was terminated.


STOCK OPTION PLANS

         2000 STOCK INCENTIVE PLAN. In connection with the merger, we assumed the 2000 Stock Incentive Plan of Protocall, which was previously adopted by Protocall's board of directors and shareholders in March 2000. Following the merger, our board voted to cease using the 2000 Plan for future stock option grants.

         The purpose of the 2000 Plan was to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Stock options granted under the 2000 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. As of December 31, 2004, stock options to purchase 2,951,922 shares of common stock have been granted to employees, non-employee directors and consultants under the 2000 Plan, at exercise prices ranging from $1.00 to $3.00 per share.

         The 2000 Plan was administered by the compensation committee of the board of directors, or by the board of directors as a whole. Prior to the merger the board of directors had the power to determine the terms of any stock options granted under the 2000 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 2000 Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the option holder only by such option holder except upon his/her death. The exercise price of all incentive stock options granted under the 2000 Plan must have been be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 2000 Plan may not exceed ten years, or five years in the case of 10% owners.

         2004 STOCK OPTION PLAN. On July 22, 2004, our board adopted the 2004 Stock Option Plan. Under the 2004 Plan, a total of 2,000,000 shares of our common stock have been reserved for issuance upon the exercise of stock options. The 2004 Plan will continue in effect until the earlier of its termination by our board or the date on which all of the shares of common stock available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and agreements evidencing options granted under the 2004 Plan have lapsed. However, all options shall be granted, if at all, within ten years from the date the 2004 Plan was approved by our board and ratified by our shareholders. Employees, directors and consultants are eligible to receive options under the 2004 Plan.

         The 2004 Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the grant of non-statutory stock options. Incentive stock options may be granted only to employees. The 2004 Plan is currently administered by our board of directors, which determines the terms of the options granted, including the exercise price, the number of shares subject to the option and the schedule on which the option becomes exercisable.

         The 2004 Plan requires that the exercise price for each option shall be established in the sole discretion of our board; provided that the exercise price per share for an incentive option shall be not less than the fair market value of a share on the effective date of grant of the option and no option granted to an officer, director or greater than 10% shareholder shall have an exercise price per share less than 110% of the fair market value of a share on the effective date of grant of the option. The maximum term of options granted under the 2004 Plan is ten years.

         Generally, any vested option held by a recipient who ceases to be employed or retained by us may be exercised by such recipient within 30 days after such recipient ceases to be employed or retained by us, or within one year after an individual recipient ceases to be employed or retained in the case of death or disability.

         Pursuant to the 2004 Plan, as of December 31, 2004, 771,750 options to purchase shares of common stock were outstanding (not including 275,000 non-employee director options discussed in the paragraph below), each with an exercise price of $1.25 per share. These options vest and become exercisable in equal annual installments over a three-year period. These stock options cannot be issued for accounting purposes until our stockholders ratify the 2004 Plan. If the shareholders ratify the 2004 Plan, we will be required to value the stock options at their intrinsic value on the date of ratification. The value will be equal to the per share price difference between the exercise price and the fair value of the common stock on the date of ratification times the 1,046,750 options granted. This value will be expensed over the vesting periods of the options.

         Three non-employee directors were each awarded an initial grant of non-qualified stock options to purchase 50,000 shares. Due to anticipated greater levels of oversight and work effort, the Chairman of the Board received an initial additional grant of 50,000 shares, and the Audit and Compensation Committee chairs received an initial additional grant of 50,000 shares and 25,000 shares, respectively. The options granted to the Chairman of the Board have an exercise price of $1.25 per share. All other non-employee director option awards have an exercise price equal to $1.25 per share, the purchase price of our shares in our recent private offering, vesting over a one year period in equal quarterly installments if the director has continued to serve until that date, and have a term of five years from the date of award. All of the option grants to non-employee directors are pursuant to the 2004 Plan, which has not been ratified to date (as described above).

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

o The following table sets forth information regarding the number of shares of Protocall common stock beneficially owned as of December 31, 2004 by:

o each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock,

o each of our directors and each of our executive officers named in the Summary Compensation Table appearing on page 33, and,

o        all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the option holders. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

         Except as otherwise set forth below, the address of each of the persons listed below is c/o Protocall Technologies Incorporated, 47 Mall Drive, Commack, New York 11725-5717.

                                                     NUMBER OF SHARES BENEFICIALLY      PERCENTAGE OF SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNED (1)                            OWNED (2)
------------------------------------                 -----------------------------      ---------------------------------
Bruce Newman                                                   1,368,094  (3)                             5.2%

Brenda Newman                                                  1,353,612  (4)                             5.2%

Michael Polesky                                                  442,474  (5)                             1.7%

Anthony Andrews                                                  339,403  (5)                             1.3%

Donald Hoffmann                                                        --                                    *

Aaron Knoll                                                      180,139  (5)                                *

Syd Dufton                                                             --                                    *

Peter Greenfield                                               7,743,860                                 30.4%

Jed Schutz                                                       451,883  (6)                             1.8%

Richard L. Ritchie                                                18,740                                     *

Directors and executive officers as a group (ten
persons)                                                      11,898,205  (7)                            43.0%

*Less than 1% of outstanding shares.

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after December 31, 2004, by the exercise of any warrant, stock option or other similar right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 25,498,398 shares of common stock outstanding on December 31, 2004. The shares issuable under instruments to purchase our common stock that are currently exercisable within 60 days of December 31, 2004 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes 605,494 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable

(4) Includes 591,012 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable.

(5) Represents currently-exercisable stock options granted under the Protocall 2000 Stock Incentive Plan

(6) Includes 12,000 shares of common stock issuable upon the exercise of a currently exercisable three-year warrant.

(7) Includes 2,158,522 shares of common stock issuable upon exercise of stock options granted and currently exercisable under the Protocall 2000 Stock Incentive Plan. Also includes 12,000 shares of common stock issuable upon the exercise of an outstanding warrant, which is currently exercisable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Immediately prior to the closing of the merger, holders of Protocall's then-existing promissory notes in the aggregate outstanding amount of approximately $7.4 million and Protocall's then-existing warrants to purchase 17,974,872 shares of Protocall common stock exchanged their promissory notes and warrants for shares of Protocall's common stock and, in turn, received shares of our common stock or warrants to purchase our common stock in the merger. Peter Greenfield, the chairman of our board of directors, was the holder of approximately $5.3 million in principal amount of the promissory notes, representing 72% of the total outstanding amount, and warrants to purchase approximately 11.0 million shares of Protocall common stock, representing 63% of all outstanding warrants. Mr. Greenfield converted his promissory notes into 4,243,874 shares of our common stock, and his warrants were converted into 2,120,964 shares of our common stock. The parents of the spouse of Bruce Newman, our President, Chief Executive Officer and a director, also held approximately $600,000 in principal amount of the promissory notes, of which approximately $367,000 was converted into 294,321 shares of our common stock. Neither Mr. Greenfield nor the parents of Mr. Newman's spouse were offered any special inducement to exchange their promissory notes and warrants which was no different from any other holder doing so.

         Jed Schutz, one of our directors, was the holder of $150,000 in principal amount of an interim promissory note, which was converted into 120,000 shares of our common stock in the merger.

         We currently sublease our office space in Commack, New York from a corporation controlled by members of Bruce Newman's family, which in turn leases the office space directly from an unaffiliated third party real estate company. The sublease rental rate we pay is the identical rate for identical square footage charged by the unaffiliated real estate company to the corporation controlled by members of Mr. Newman's family.

         In connection with the merger, a total of 7,875,000 shares of our common stock owned by Andrew D. Owens, our sole director prior to the closing of the merger, were repurchased by us for an aggregate consideration of $15,000, plus all of the issued and outstanding capital stock of Orion Publishing, Inc., our wholly-owned subsidiary prior to the closing of the merger. The shares of our common stock that were repurchased from Mr. Owens were then cancelled at the closing of the merger. The sale of the issued and outstanding capital stock of Orion Publishing, Inc. was valued at less than $60,000.

         As of September 30, 2004 and December 31, 2003, we had accrued salaries to employees, including certain of our officers, of $602,346 and $822,884, respectively. As part of the July 22, 2004 reverse merger, two of our officers each converted $100,000 of their accrued salary into shares of common stock at a rate of $1.25 per share.


                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth:

o        the name of the selling stockholders,

o the number of shares of common stock beneficially owned by the selling stockholders as of December 31, 2004,

o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

o the number and percentage of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

         Except as otherwise noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Unless otherwise noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.

         Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after December 31, 2004. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
Above Pty Ltd (4)                                 40,000              40,000          -           *
Jerald Adams                                     237,061             237,061          -           *
Raymond Adams                                     20,467              20,467          -           *
Adrec Investments LLC (5)                         22,300              22,300          -           *
Advisory Services, Inc. Comb. Ret. Trust
(6)                                               40,000              40,000          -           *
Karma Ag                                          40,000              40,000          -           *
Shaikh Ahmed                                      16,500              16,500          -           *
William Aitkin                                    20,467              20,467          -           *
Jeffrey Allard                                    20,000              20,000          -           *
John Almond                                       30,700              30,700          -           *
Peter Benjamin Ambler                             20,000              20,000          -           *
Amerisure Limited Partnership (7)                 40,934              40,934          -           *
Mark Earl Anderson                                85,474              85,474          -           *
Robert Anderson                                   20,000              20,000          -           *


                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
Angry Elephant Capital, LLC (8)                  133,690             133,690          -           *
Joachim R Anzer                                  689,810             689,810          -           *
Anzer Children, L.C. (9)                          44,563              44,563          -           *
Lord Apsley                                       40,934              40,934          -           *
Mary Elizabeth Arnold                             10,233              10,233          -           *
Wolfgang O J Arnold                               10,233              10,233          -           *
Gilles August                                     40,000              40,000          -           *
Avnet Inc. (10)                                  399,153             399,153          -           *
Martin G Ballweg                                  40,000              40,000          -           *
Baltz Company Inc. Retirement Plan (11)           10,233              10,233          -           *
Salvatore and Sharon Barone (12)                  30,682              18,182        12,500        *
Battersea Capital, Inc. (13)                     268,062             268,062          -           *
Jeff Bawol                                        55,200              55,200          -           *
Don Bays                                           5,000               5,000          -           *
Donald and Janet Beers                            20,467              20,467          -           *
Lawrence S. Bellone                               25,000              25,000          -           *
George Benedict                                   88,942              88,942          -           *
Gary Berger                                       21,038              21,038          -           *
Dennis Blaha                                      20,467              20,467          -           *
Block Family Trust (14)                           40,000              40,000          -           *
Blue River Capital LLC (15)                      160,000             160,000          -           *
Mark Brandfonbrener                               44,515              44,515          -           *
Stephen Broussard                                 20,467              20,467          -           *
William J. Brownstein                             25,000              25,000          -           *
Sylvestre Leticia Buchanan                        20,467              20,467          -           *
Jerry Buesing                                     58,600              58,600          -           *
C.C.R.I. Corporation (16)                        238,062             238,062          -           *
Omar Cabrera                                      10,233              10,233          -           *
Pierce Campion (17)                               30,682              18,182        12,500        *
Richard Cardinale                                 12,000              12,000          -           *
Joseph T. and Dolores A. Casey                   160,000             160,000          -           *
Joseph Cavegn                                     20,000              20,000          -           *
Barbara Cereghino                                  1,318               1,318          -           *
CJZ Pty Ltd (18)                                  40,000              40,000          -           *
Claire Kaplan and David Korer                      4,800               4,800          -           *
Kevin Clarkin                                      1,250               1,250          -           *
Douglas Clowes                                    20,467              20,467          -           *
Coherent Technologies Inc. (19)                   72,838              72,838          -           *
Christian Coluccio                                30,490              30,490          -           *
Compass Technology Partners (20)                  64,112              64,112          -           *
Compuprint (21)                                  199,800             199,800          -           *
CompUSA Inc. (22)                                266,154             266,154          -           *
Mitchell Cooper                                    2,614               2,614          -           *
Corporate Communications Network Inc.
(23)                                              40,000              40,000          -           *
Allan Court                                       44,515              44,515          -           *

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
Cross Staff Aquila Euro Limited & (24)             1,680               1,680          -           *
Thomas H. Cruikshank                             100,000             100,000          -           *
Patrick Curran                                    20,467              20,467          -           *
Michael Curtis                                   329,519             329,519          -           *
Michael Cushing                                  176,733             176,733          -           *
William D. Dabney                                 69,000              69,000          -           *
Verna Dahlem                                      16,700              16,700          -           *
Dan and Dawn Carter                               43,693              43,693          -           *
Brian Daughney                                     5,014               5,014          -           *
David and Heather Saskas                          89,030              89,030          -           *
David and Iris Lassoff                            52,000              52,000          -           *
Philip De La Chambre                              40,000              40,000          -           *
Robert Desmarais                                 160,000             160,000          -           *
Victor J. Digioia                                 10,028              10,028          -           *
Robert Dowling                                    19,233              19,233          -           *
Thomas Dowling                                    23,507              23,507          -           *
Richard Dwelle                                    40,934              40,934          -           *
Earl and Antonetta Greco                          10,233              10,233          -           *
Elva Eckert                                       10,233              10,233          -           *
Steven Edwards                                    20,467              20,467          -           *
John Ehman                                        20,467              20,467          -           *
European Technology Corp. (25)                   102,334             102,334          -           *
Fairfield Development Company LLC (26)            21,038              21,038          -           *
Tom Faranda                                       20,700              20,700          -           *
Anthony Fiorello                                  40,000              40,000          -           *
Jason Fisher                                       4,110               4,110          -           *
Mitchell Fisher                                    4,110               4,110          -           *
The Forstmann Living Trust (27)                   40,934              40,934          -           *
Dudley Frank                                      40,000              40,000          -           *
Larry and Renee Freund                            10,233              10,233          -           *
Mark Frisch                                       82,151              82,151          -           *
Joe Funicelli                                     20,467              20,467          -           *
Carlo Gabrielli                                   10,233              10,233          -           *
Edward Gabrielson                                 20,000              20,000          -           *
Randy Gemmill                                     10,233              10,233          -           *
J.D. Ghelfi                                        1,900               1,900          -           *
Richard Gillum                                    20,467              20,467          -           *
Glen Strauss Family Trust (28)                   185,000             185,000          -           *
Don and Debra Goethals                            60,467              60,467          -           *
Michael A. Goldstein                               4,348               4,348          -           *
Stanley R. Goldstein                               5,483               5,483          -           *
Sergio Goycoolea                                  40,000              40,000          -           *
Amy Greenfield                                    80,000              80,000          -           *
Bruce Greenfield                                  80,000              80,000          -           *
Michael Greenfield                                69,723              69,723          -           *

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
Peter Greenfield (29)                          7,743,860           7,743,860          -           *
Henry Grossman                                    10,233              10,233          -           *
Mark D. Harrington                                40,000              40,000          -           *
Barry Harrison                                    20,467              20,467          -           *
Kim Marie Hayes                                    2,500               2,500          -           *
Susan Marie Hayes                                156,500             156,500          -           *
Kathryn M. Hayes-England                           2,500               2,500          -           *
James Hendren                                     40,000              40,000          -           *
John Heusinkveld                                  10,233              10,233          -           *
Marc Hogeboom                                     20,000              20,000          -           *
Peter Hoye                                        20,000              20,000          -           *
Michael J. and Elizabeth Huber                    10,519              10,519          -           *
International Electronic Business Inc.
(30)                                              80,000              80,000          -           *
Dr. Robert Clement IRA                            40,000              40,000          -           *
Jay E. and Judith L. Silberman                    40,000              40,000          -           *
Jeff L. Loftsgaarden IRA                          40,000              40,000          -           *
Christopher D. Jennings                           32,000              32,000          -           *
Joel Adler and Rita Adler                         20,000              20,000          -           *
John C. Anderson Living Trust                      7,600               7,600          -           *
Victor Jones                                       9,800               9,800          -           *
Richard Jordan                                    10,233              10,233          -           *
Jeffrey Josef                                    676,849             676,849          -           *
Joseph and Linda McCann Living Trust (31)         40,000              40,000          -           *
JSC Holdings (32)                                 99,200              99,200          -           *
K&S Electric Corp. (33)                           20,467              20,467          -           *
Farrell Kahn                                      61,364              36,364        25,000        *
The Dale Kann Living Trust (34)                  200,000             200,000          -           *
Ronald Kapche                                     10,233              10,233          -           *
Ellen and Jerome Kaufman                         305,276             305,276          -           *
Eli Keren                                         20,467              20,467          -           *
Joseph Kindregan                                  12,100              12,100          -           *
Barry Klein                                       91,037              91,037          -           *
Elliot Klugman (35)                              535,936              30,361       505,575      1.9%
Howard and Melanie Kollinger                      40,000              40,000          -           *
Korer Retirement Plan and Trust (36)              26,700              26,700          -           *
Dan Koupal                                       126,616             126,616          -           *
Alan Kravitz                                      30,700              30,700          -           *
Michael Kubersky                                  40,000              40,000          -           *
LaGrange Capital Partners, LP (37)                36,600              36,600          -           *
Kelly Langberg                                    25,000              25,000          -           *
Harold and Grace Lassoff                          52,000              52,000          -           *
Robert Lassoff                                   116,000             116,000          -           *
Barry Lax                                            982                 982          -           *
Peter Leach                                        5,260               5,260          -           *
Gordon Lenz                                      133,690             133,690          -           *

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
J. Matt Lepo                                      50,000              50,000          -           *
Christine Leslie                                  40,000              40,000          -           *
Israel E. Lozada                                 101,032             101,032          -           *
John David Luce (38)                             260,797             154,547       106,250        *
Patricia and Dennis Lynch                         10,233              10,233          -           *
Gregory Michael Lyons                             20,467              20,467          -           *
Sara Lyons                                         5,000               5,000          -           *
Steve Lyons                                        5,600               5,600          -           *
William Macarthur                                 45,133              45,133          -           *
Andrew Scott Macdonald                            40,000              40,000          -           *
Phillip Marcesiello                               40,000              40,000          -           *
William Marginson                                  4,160               4,160          -           *
Mark Murphy Sepp IRA                              20,467              20,467          -           *
Marlene J Winker Trust (39)                       40,000              40,000          -           *
Al Masche                                         26,700              26,700          -           *
Bret Mcendaffer                                   61,364              36,364        25,000        *
Thomas & Beverly Messenger                        20,467              20,467          -           *
Meltzer, Lippe & Goldstein LLP                     2,614               2,614          -           *
Daniel Meyer                                      40,000              40,000          -           *
Kay Meyer                                         93,892              93,892          -           *
Michael Boro (40)                                147,039             147,039          -           *
Mike W. Miller and Terry A. Miller                90,000              90,000          -           *
Larry Mills                                       20,467              20,467          -           *
MLG Equity Holding LLC (41)                       20,591              20,591          -           *
Herman Mobley                                     30,700              30,700          -           *
Morton Nathan                                     16,500              16,500          -           *
Brenda Newman (42)                             1,353,612             762,600       591,012      2.3%
Bruce Newman (43)                              1,368,094             762,600       605,494      2.3%
Steven Newman                                    100,000             100,000          -           *
Bruce Noel                                        20,467              20,467          -           *
Wolfgang & Roland Oehme T.I.C.                    40,934              40,934          -           *
Alan Olsen                                        30,000              30,000          -           *
Russell Osnes                                     73,085              73,085          -           *
Robert and Emily Otoski                           20,467              20,467          -           *
James Ounsworth                                   20,467              20,467          -           *
Maurice Panichi                                    5,910               5,910          -           *
Dominick Paonessa                                 10,233              10,233          -           *
Parametrix Inc Profit Sharing Plan (44)          284,847             284,847          -           *
Jonathan Parker (45)                             306,820             181,820       125,000        *
Mario Pellegrino                                  22,742              22,742          -           *
James Pennington                                  61,400              61,400          -           *
Robert Perry                                      28,400              28,400          -           *
Peter Janssen & Associates (46)                  141,038             121,038        20,000        *
Ron Petersen                                      40,934              40,934          -           *
Dorothy Philipps                                     281                 281          -           *

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
Gary Pipes                                        20,467              20,467          -           *
Prime Investment Managed Account (47)              1,720               1,720          -           *
Proto Investments LLC (48)                       152,900             152,900          -           *
Edward and Doreen Quinn                           64,624              64,624          -           *
Thaddeus Rafacz                                   20,467              20,467          -           *
Bernie Rice                                        4,570               4,570          -           *
John and Jane Richman                             10,233              10,233          -           *
Richard L. Ritchie                                18,740              18,740          -           *
Robho Properties Inc. (49)                        40,000              40,000          -           *
Samuel Daviss and Maria Robins II                 40,000              40,000          -           *
James W. Rooney (50)                              20,467              20,467          -           *
Vukan Ruzic                                       20,467              20,467          -           *
Jose M Saenz                                      20,000              20,000          -           *
Elliot and Judith Safian                          20,467              20,467          -           *
Alan Salz (51)                                    30,682              18,182        12,500        *
Hans H. Sammer                                    40,000              40,000          -           *
Gary Sansone                                      20,467              20,467          -           *
Robert Schaab                                     77,800              77,800          -           *
Richard and Katherine Schofield                   10,233              10,233          -           *
Louise Schrier                                    64,624              64,624          -           *
Robert Schrier                                   352,901             352,901          -           *
Jed Schutz (52)                                  501,883             501,883          -           *
James Selander                                    40,934              40,934          -           *
Balkrishna Shagrithaya                           145,449             145,449          -           *
Christina Shenton                                 40,000              40,000          -           *
Mandel Sherman                                    21,038              21,038          -           *
Pamela Sloan Sherman                              10,519              10,519          -           *
Christos Sideris                                  10,233              10,233          -           *
Richard Simon                                     10,233              10,233          -           *
Dean A. Snyder Jr.                               100,000             100,000          -           *
Rene Spaargaren                                   20,000              20,000          -           *
Tony Spector                                      11,200              11,200          -           *
Thomas Splaine                                    30,682              18,182          -           *
Stan and Marilyn B. Ross Comm. Trust (53)        200,000             200,000          -           *
Stanley Harris Roth IRA                           20,467              20,467          -           *
Steven and Dana Cooke                             10,233              10,233          -           *
John Lynwood Stone                               120,000             120,000          -           *
Kennith and Brian Suter                           20,467              20,467          -           *
Andrew Tang                                          500                 500          -           *
Jeffrey Titherington                              10,233              10,233          -           *
Kirk Tovey                                        80,000              80,000          -           *
Mickey Tucker                                     20,467              20,467          -           *
William and Deborah Tyers                         20,467              20,467          -           *
L. Michael Underwood (54)                        318,061             318,061          -           *

                                                                                  BENEFICIAL OWNERSHIP
                                              BENEFICIAL                             THIS OFFERING (2)
                                            OWNERSHIP PRIOR                       ---------------------
                                           TO THIS OFFERING    SHARES REGISTERED   NUMBER     PERCENT
                  NAME                            (1)          IN THIS OFFERING   OF SHARES    (3)
----------------------------------------   ------------------ ------------------- ---------- ---------
United International Inc. (55)                   184,484             184,484          -           *
Nick Van Doeveren                                 40,000              40,000          -           *
Willem Van Tellingen                              40,000              40,000          -           *
Dirk Vanderheyden                                 40,000              40,000          -           *
Alexandria Van't Klooster                         40,000              40,000          -           *
William L Veen                                    20,000              20,000          -           *
Harald Veit                                       40,000              40,000          -           *
Kurt Wambach                                      20,467              20,467          -           *
Erik Weingold                                        281                 281          -           *
Darrell V. Weiner IRA                             40,934              40,934          -           *
Rita Weinick (56)                                160,000             160,000          -           *
Harvey P. Weintraub                               40,000              40,000          -           *
Malcolm Wells                                     20,467              20,467          -           *
Joel Wiener                                        6,397               6,397          -           *
Peter Willey and Eileen Willey                    40,000              40,000          -           *
The Williams Capital Group LP (57)                 7,595               7,595          -           *
Mervyn Wilson                                     30,700              30,700          -           *
Hans Winkler                                       1,250               1,250          -           *
Jeffrey Woodward                                  26,497              26,497          -           *
Greg Wright                                       22,300              22,300          -           *
Mark Wright                                       35,000              35,000          -           *
David Young                                       10,233              10,233          -           *
Gregg Zeoli                                        3,725               3,725          -           *
Clifford Zitlaw                                       77                  77          -           *
                                           -------------- ------------------- ---------- ---------------
Selling Stockholders as a Group               26,400,041          24,346,710  2,053,331            7.5%
                                           ============== =================== ========== ===============

* Represents less than 1% of outstanding shares.

(1) Beneficial ownership as of December 31, 2004 for the selling stockholders based upon information provided by the selling stockholders or known to us.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Based on 25,498,398 shares of common stock outstanding on December 31, 2004. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after December 31, 2004, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(4) Bruno Camarri is the director of Above Pty Ltd, which is the registered holder of the shares of common stock. Mr. Camarri, as the director of Above Pty Ltd, has sole voting and disposition power of the shares owned by Above Pty Ltd offered under this prospectus.

(5) Fredric W. Rector is the Managing Member of Adrec Investments LLC, which is the registered holder of the shares of common stock. Mr. Rector, as the Managing Member of Adrec Investments LLC, has sole voting and disposition power of the shares owned by Adrec Investments LLC offered under this prospectus.

(6) Andrew J. Kacic is an authorized signatory of Advisory Services, Inc. Combined Retirement Trust, which is the registered holder of the shares of common stock. Mr. Kacic, as an authorized signatory of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(7) Jason Crandell is the President of Equitech Management Inc., the General Partner of Amerisure Limited Partnership, which is the registered holder of the shares of common stock. Mr. Crandell, as the President of the General Partner of Amerisure Limited Partnership, has sole voting and disposition power of the shares owned by Amerisure Limited Partnership offered under this prospectus.

(8) Jonathan Teller is the Manager of Angry Elephant, LLC, which is the registered holder of the shares of common stock. Mr. Teller, as the Manager of Angry Elephant, LLC, has sole voting and disposition power of the shares owned by Angry Elephant, LLC offered under this prospectus.

(9) Joachim R. Anzer is the authorized signatory of Anzer Children, L.C., which is the registered holder of the shares of common stock. Mr. Anzer, as the authorized signatory of Anzer Children, L.C., has sole voting and disposition power of the shares owned by Anzer Children, L.C. offered under this prospectus.

(10) W.R. Crowell is the Vice President and Chief Financial Officer of Avnet Inc., which is the registered holder of the shares of common stock. Mr. Crowell, as the Vice President and Chief Financial Officer of Avnet Inc., has sole voting and disposition power of the shares owned by Avnet Inc. offered under this prospectus.

(11) Bruce J. Baltz is the administrator of the Baltz Company Inc. Retirement Plan, which is the registered holder of the shares of common stock. Mr. Baltz, as the administrator of the plan, has sole voting and disposition power of the shares owned by the plan offered under this prospectus.

(12) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(13) John Matt Lepo is the president of Battersea Capital, Inc., which is the registered holder of the shares of common stock. Mr. Lepo, as the president of Battersea Capital, Inc., has sole voting and disposition power of the shares owned by Battersea Capital, Inc. offered under this prospectus.

(14) Barbara Block and Carleton Block are the trustees of The Block Family Trust, which is the registered holder of the shares of common stock. Mr. and Mrs. Block, as the trustees of the trust, share voting and disposition power of the shares owned by the trust offered under this prospectus.

(15) Van Greenfield is the managing member of Blue River Capital LLC, which is the registered holder of the shares of common stock. Mr. Greenfield, as the managing member of Blue River Capital LLC, has sole voting and disposition power of the shares owned by Blue River Capital LLC offered under this prospectus.

(16) Malcolm McGuire is the President of C.C.R.I. Corporation, which is the registered holder of the shares of common stock. Mr. McGuire, as President of C.C.R.I. Corporation, has voting and disposition power of the shares owned by C.C.R.I. Corporation offered under this prospectus. C.C.R.I. Corporation currently serves as our public relations firm.

(17) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(18) Carol Zinn is the president of CJZ Pty Ltd, which is the registered holder of the shares of common stock. Ms. Zinn, as the president of CJZ Pty Ltd, has sole voting and disposition power of the shares owned by CJZ Pty Ltd offered under this prospectus.

(19) Elliot Klugman is the president of Coherent Technologies Inc., which is the registered holder of the shares of common stock. Mr. Klugman, as the president of Coherent Technologies Inc., has sole voting and disposition power of the shares owned by Coherent Technologies Inc. offered under this prospectus.

(20) David G. Arscott is the general partner of Compass Technology Partners, which is the registered holder of the shares of common stock. Mr. Arscott, as the general partner of Compass Technology Partners, has sole voting and disposition power of the shares owned by Compass Technology Partners offered under this prospectus.

(21) Jerome Kaufman is the authorized signatory of Compuprint, which is the registered holder of the shares of common stock. Mr. Kaufman, as the authorized signatory of Compuprint, has sole voting and disposition power of the shares owned by Compuprint offered under this prospectus.

(22) Mark Walker is the Executive Vice President and General Counsel of CompUSA Inc., which is the registered holder of the shares of common stock. Mr. Walker, as the Executive Vice President and General Counsel of CompUSA Inc., has sole voting and disposition power of the shares owned by CompUSA Inc. offered under this prospectus. The 266,154 shares being registered in this prospectus on behalf of CompUSA Inc. are subject to vesting provisions. 66,540 of such shares vested on July 22, 2004, and the remaining shares will vest in approximately equal installments on June 15, 2005, 2006 and 2007.

(23) Stephen M. Kerr is the president of Corporate Communications Network Inc., which is the registered holder of the shares of common stock. Mr. Kerr, as the president of Corporate Communications Network Inc., has sole voting and disposition power of the shares owned by Corporate Communications Network Inc. offered under this prospectus.

(24) Frank Johnson is the managing partner of Cross Staff Aquila Euro Limited which is the registered holder of the shares of common stock. Mr. Johnson, as the managing partner of Cross Staff Aquila Euro Limited, has sole voting and disposition power of the shares owned by Cross Staff Aquila Euro Limited offered under this prospectus.

(25) Steven McCabe is the liquidator of European Technology Corp., which is the registered holder of the shares of common stock. Mr. McCabe, as the liquidator of European Technology Corp., has sole voting and disposition power of the shares owned by European Technology Corp. offered under this prospectus.

(26) Daniel L. Carter is the managing member of Fairfield Development Company LLC, which is the registered holder of the shares of common stock. Mr. Carter, as the managing member of Fairfield Development Company LLC, has sole voting and disposition power of the shares owned by Fairfield Development Company LLC offered under this prospectus.

(27) Dorothy L. Forstmann is the trustee of The Forstmann Living Trust, which is the registered holder of the shares of common stock. Ms. Forstmann, as the trustee of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(28) Glen D. Strauss is the trustee of The Glen Strauss Family Trust, which is the registered holder of the shares of common stock. Mr. Strauss, as the trustee of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(29) Mr. Greenfield is the Chairman of our Board of Directors.

(30) Yoel Yogen is the president of International Electronics Business Inc., which is the registered holder of the shares of common stock. Mr. Yogen, as the president of International Electronics Business Inc., has sole voting and disposition power of the shares owned by International Electronics Business Inc. offered under this prospectus.

(31) Joseph J. McCann, Jr. and Linda J. McCann are the trustees of the Joseph and Linda McCann Living Trust, which is the registered holder of the shares of common stock. Mr. and Mrs. McCann, as the trustees of the trust, share voting and disposition power of the shares owned by the trust offered under this prospectus.

(32) Flemming Jensen is the president of JSC Holdings, which is the registered holder of the shares of common stock. Mr. Jensen, as the president of JSC Holdings, has sole voting and disposition power of the shares owned by JSC Holdings offered under this prospectus.

(33) Ron Simon is the secretary and treasurer of K&S Electric Corp., which is the registered holder of the shares of common stock. Mr. Jensen, as the secretary and treasurer of K&S Electric Corp., has sole voting and disposition power of the shares owned by K&S Electric Corp. offered under this prospectus.

(34) Dale E. Kann is the trustee of The Dale Kann Living Trust, which is the registered holder of the shares of common stock. Mr. Kann, as the trustee of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(35) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(36) David Korer is the trustee of The Korer Retirement Plan and Trust, which is the registered holder of the shares of common stock. Mr. Korer, as the trustee of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(37) Frank Johnson is the managing partner of LaGrange Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Johnson, as the managing partner of LaGrange Capital Partners, LP, has sole voting and disposition power of the shares owned by LaGrange Capital Partners, LP offered under this prospectus.

(38) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(39) Marlene J. Winker and James A. Winker are the trustees of The Marlene J. Winker Trust, which is the registered holder of the shares of common stock. Mr. and Mrs. Winker, as the trustees of the trust, share voting and disposition power of the shares owned by the trust offered under this prospectus.

(40) Includes 40,000 shares of common stock and 4,000 shares of common stock issuable upon the exercise of outstanding warrants under a revocable trust.

(41) Charles A. Bilich is the managing member of MLG Equity Holding LLC, which is the registered holder of the shares of common stock. Mr. Bilich, as the managing member of MLG Equity Holding LLC, has sole voting and disposition power of the shares owned by MLG Equity Holding LLC offered under this prospectus.

(42) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of stock options, which are currently exercisable. Ms. Newman is our Senior Vice President - Content and Digital Rights Management and is the sister of Bruce Newman.

(43) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of stock options, which are currently exercisable. Mr. Newman is our President and Chief Executive Officer and is the brother of Brenda Newman.

(44) Joachim R. Anzer is the trustee of Parametrix, Inc. Profit Sharing Plan, which is the registered holder of the shares of common stock. Mr. Anzer, as the trustee of the trust, has sole voting and disposition power of the shares owned by the trust offered under this prospectus.

(45) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(46) Includes 20,000 shares of common stock in the name of Peter Janssen. The shares of common stock reported as beneficially owned after this offering represent shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(47) Frank Johnson is the managing partner of Prime Investment Managed Account which is the registered holder of the shares of common stock. Mr. Johnson, as the managing partner of Prime Investment Managed Account, has sole voting and disposition power of the shares owned by Prime Investment Managed Account offered under this prospectus.

(48) Includes 22,300 shares of common stock in the name of Proto Investments II.

(49) Richard G. Hohman, Jr. is the president of Robho Properties Inc., which is the registered holder of the shares of common stock. Mr. Hohman, as an authorized signatory of Robho Properties Inc., has sole voting and disposition power of the shares owned by Robho Properties Inc. offered under this prospectus.

(50) Held by Raymond James & Associates Inc., as custodian.

(51) The shares of common stock reported as beneficially owned after this offering represents shares of common stock issuable upon exercise of a warrant, which are currently exercisable.

(52) 50,000 shares held through the Ethel E. Schutz Trust, of which Mr. Schutz is the trustee. Mr. Schutz is a member of our board of directors.

(53) Stan Ross and Marilyn B. Ross are the trustees of the Stan Ross and Marilyn
     B. Ross Community Trust, which is the registered holder of the shares of common stock. Mr. and Mrs. Ross, as the trustees of the trust, share voting and disposition power of the shares owned by the trust offered under this prospectus.

(54) Includes 80,000 shares held by Underwood Family Partners, Ltd. L. Michael Underwood is the general partner of Underwood Family Partners, Ltd., which is the registered holder of the shares of common stock. Mr. Underwood, as the general partner of Underwood Family Partners, Ltd., has sole voting and disposition power of the shares owned by Underwood Family Partners, Ltd. offered under this prospectus.

(55) Mark Frisch is the manager of United International Inc., which is the registered holder of the shares of common stock. Mr. Frisch, as the manager of United International Inc., has sole voting and disposition power of the shares owned by the United International Inc. offered under this prospectus.

(56) Includes 80,000 shares of common stock in the name of GC Trust Dtd. 4/27/84 Rita Weinick, of which Ms. Weinick is the trustee.

(57) DiAnn Calabrisotto is the vice president of Williams Capital Group, Inc., the general partner of The Williams Capital Group LP, which is the registered holder of the shares of common stock. Ms. Calabrisotto, as the vice president of the general manager of The Williams Capital Group LP, has sole voting and disposition power of the shares owned by The Williams Capital Group LP offered under this prospectus.


                              PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

         We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

         o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

         o purchases by a broker or dealer, as principal, and resale by such broker or dealer for its account pursuant to this prospectus,

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers,

         o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

         o   privately negotiated transactions.

         In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

         For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

         The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

         At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

         In connection with distributions of the selling stockholders' shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholders may also:

         o  sell shares short and redeliver shares to close out short positions,

         o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

         o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

         We have advised the selling stockholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. The selling stockholders advised us that they did not have an open position in the common stock covered by this prospectus at the time of their response to our inquiry.

         In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

         The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

         The selling stockholders may offer all of the shares of our common stock for sale immediately (except for shares subject to "lock-up" agreements). Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

         We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

         We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

         We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares of common stock. As of December 31, 2004, there were issued and outstanding:

         o   25,498,398 shares of common stock,

         o stock options to purchase 3,998,672 shares of common stock at a weighted average per share price of $1.62, and

         o warrants purchasing 1,774,219 shares of common stock at a weighted average per share price of $2.14.

         We have no authorized preferred stock. The following summary of the material provisions of our common stock, warrants, articles of incorporation, by-laws and the form of warrant is qualified by reference to the provisions of our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

         The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of the warrants described below will be, when issued, fully paid and non-assessable.

MERGER WARRANTS

         In connection with the merger, all outstanding warrants except 1,774,219 issued by Protocall prior to the merger were exchanged for the common stock of our company. At the closing of the merger, such outstanding Protocall warrants were amended to become warrants to purchase a like number of shares of our common stock.

         Generally, each warrant entitles the holder of the warrant to purchase a number of shares of our common stock at the exercise price per share from the date of issuance until it expires in accordance with its terms.

         REDEMPTION.  The warrants may not be redeemed by us.

         TRANSFER, EXCHANGE AND EXERCISE. The warrants may be exercised upon the surrender of the warrant certificate on or prior to the expiration date at the our offices with the form of "Subscription Form" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of cash, certified check or bank draft payable to the order of our company) of the full exercise price for the number of shares being exercised under the warrant.

         ADJUSTMENTS. The warrants contain provisions that protect the holders of the warrants against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other unusual events.

         VOTING RIGHTS. The warrants do not confer upon holders any voting or any other rights as a stockholder of our company.

MARKET INFORMATION

         Our common stock is quoted on the OTC Bulletin Board under the symbol PCLI.OB. The high and low bid prices for our common stock at the close of business on January 10, 2005, as reported by the OTC Bulletin Board, were $2.50 and $2.50 per share, respectively. We have applied for listing on the American Stock Exchange, but cannot be certain that we will receive approval.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Holladay Stock Transfer, 2939 North 67th Place, Suite C, Scottsdale, Arizona 85251. We serve as transfer agent for our warrants.

RESTRICTIONS ON TRANSFER

         In connection with the merger completed on July 22, 2004, substantially all of the former holders of Protocall common stock entered into agreements with us that prohibit the stockholder from:

         o publicly selling, contracting to sell or otherwise transferring any of the shares of our common stock beneficially owned by the stockholder following the merger; or

         o privately selling, contracting to sell or otherwise transferring (unless the proposed transferee agrees to be bound by the restrictions on transfer contained in the stockholder's agreement with us) any of the shares of our common stock beneficially owned by the stockholder following the merger.

         These agreements between us and the stockholders will terminate 15 months after the date of closing of the merger, or October 22, 2005. Investors in the private offering were not subject to these "lock-up" agreements.

REGISTRATION RIGHTS

         We have registration rights agreements with the selling stockholders. A number of the selling stockholders, however, are party to "lock-up agreements" with us that prohibit those stockholders from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of their shares of our common stock until October 22, 2005. Common stock included in this registration statement and pursuant to lock-up agreements aggregates 14,551,268 shares. All of our securities subject to these agreements are included in this prospectus in accordance with the terms of those agreements.

         Pursuant to the terms of the private offering completed in July 2004, we agreed to use our best efforts to file a registration statement registering the shares of our common stock within 90 days of the closing of the private offering and to have the registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the closing of the private offering.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

         Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of December 31, 2004, we had outstanding an aggregate of 25,498,398 shares of our common stock, assuming no exercises of our outstanding stock options and warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. A number of the selling stockholders, however, are subject to lock-up agreements. These lock-up agreements restrict the number of shares included in this prospectus that the selling stockholder may sell prior to October 22, 2005.

         As of December 31, 2004, the remaining outstanding shares of our common stock not included in this prospectus consist of 1,125,000 shares that are in the public float, 114,688 shares that are held in our corporate name and 24,346,710 shares included in this prospectus that will be eligible for sale in the public market as follows:

PUBLIC FLOAT

         As of December 31, 2004, the public float for our common stock consisted of 1,125,000 shares. These shares are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

RULE 144

         In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1% of the number of shares of our common stock then outstanding, which equaled 254,983 shares as of December 31, 2004, or

         o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

         Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

         As of December 31, 2004, none of our shares of common stock were available for sale under Rule 144.

RULE 144(K)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. No shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k) until July 22, 2006. On that date, 24,346,710 shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k).

STOCK OPTION PLANS

         As of December 31, 2004, stock options to purchase 2,951,922 and 1,046,750 shares of our common stock were outstanding under Protocall's 2000 Stock Incentive Plan and 2004 Stock Option Plan, respectively. We may determine to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our stock option plans. Based on the number of stock options outstanding and shares reserved for issuance under our stock option plans, the Form S-8 registration statement would cover approximately 5,000,000 shares. The Form S-8 registration statement would become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercise periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our stock option plans will be available for immediate resale in the public market.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus will be passed upon for us by our legal counsel, Greenberg Traurig, LLP, New York, New York.


                                     EXPERTS

         Our financial statements as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement have been audited by Eisner LLP, independent registered public accounting firm, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.


                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the years ended December 31, 2003 and 2002.

         On July 29, 2004, we filed a current report on Form 8-K reporting the resignation on July 28, 2004 of Beckstead and Watts, LLP, as our independent auditor, and the approval by our board of directors on July 22, 2004 of Eisner LLP as our new independent auditor. Eisner LLP had been the independent auditor for Protocall, our accounting acquirer, since April 2004.

         We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.


                       PROTOCALL TECHNOLOGIES INCORPORATED

INDEX TO FINANCIAL INFORMATION

--------------------------------------------------------------------------------------------------------------
                                                                                                  Page
                                                                                                  ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                            F-2

ANNUAL FINANCIAL STATEMENTS

     Consolidated Balance Sheets - December 31, 2003 and 2002                                      F-3

     Consolidated Statements of Operations - For the Years Ended
          December 31, 2003 and 2002                                                               F-4

     Consolidated Statements of Stockholders' Deficit
          - For the Years Ended December 31, 2003 and 2002                                         F-5

     Consolidated Statements of Cash Flows - For the Years
          Ended December 31, 2003 and 2002                                                         F-6

NOTES TO ANNUAL FINANCIAL STATEMENTS                                                               F-7

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

     Condensed Consolidated Balance Sheets - September 30, 2004
          and December 31, 2003                                                                   F-22

     Condensed Consolidated Statements of Operations - For the
          Three Months and Nine Months Ended September 30, 2004                                   F-23

     Condensed Consolidated Statements of Cash Flows - For the
          Three Months and Nine Months Ended September 30, 2004                                   F-24

NOTES TO QUARTERLY FINANCIAL STATEMENTS                                                           F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Protocall Technologies Incorporated


We have audited the accompanying consolidated balance sheets of Protocall Technologies Incorporated and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protocall Technologies Incorporated and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.



/s/ Eisner LLP
--------------------------

New York, New York
June 3, 2004

With respect to Notes O and P
June 30, 2004 and July 22, 2004, respectively


                                      PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
                                                                                                         DECEMBER 31,
                                                                                            --------------------------------------
                                                                                                  2003                    2002
                                                                                            ----------------          ------------
                                                                                                           (See Note O)
ASSETS
Current assets:
   Cash                                                                                     $        154,244          $     18,954
  Accounts receivable, net                                                                             5,243                 4,051
   Inventory                                                                                          24,194                   719
   Prepaid expenses and other current assets                                                          38,274                41,621
                                                                                            ----------------          ------------
        Total current assets
                                                                                                     221,955                65,345

Property and equipment, net                                                                          533,626               574,548
Patents, net                                                                                          30,434                32,867
Deferred finance costs, net                                                                          213,789                44,156
Deferred lease costs                                                                                 253,237                  --
                                                                                            ----------------          ------------
        TOTAL ASSETS                                                                        $      1,253,041          $    716,916
                                                                                            ================          ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                                    $      1,912,994   $         1,657,954
   Notes payable to related parties - includes convertible notes payable                             754,939               779,939
   Notes payable to officers/stockholders                                                             33,554                96,222
   Convertible notes payable - stockholder, net of debt discount of $0 in 2003 and $78,438 in 2002, including accrued interest of $727,294 in 2003 and
      $292,180 in 2002                                                                             3,737,137             3,123,583
   Non-convertible notes payable - stockholder, net of debt discount of
      $217,830, including accrued interest of $11,723                                              1,493,893
   Convertible notes payable - other, net of debt discount of $238,228 in 2003 and $135,852 in 2002, including accrued interest of $117,032 in 2003 and
      $8,688 in 2002                                                                               1,303,804               297,836
   Accrued salaries - officers/stockholders                                                          822,084               840,090
   Other liabilities                                                                                 242,511               249,511
   Net liabilities of discontinued operations                                                        425,909               448,309
   Current portion of obligations under capital leases                                                81,756                80,943
                                                                                            ----------------          ------------
        Total current liabilities
                                                                                                  10,808,581             7,574,387

Obligations under capital leases, less current portion                                               144,672               139,442
                                                                                            ----------------          ------------

        Total liabilities                                                                         10,953,253             7,713,829
                                                                                            ----------------          ------------

Commitments and contingencies

Stockholders' deficit:
   Common stock, $0.001 par value, 100,000,000 shares
      authorized, 6,480,271 shares issued and outstanding at December 31, 2003
      and 2002                                                                                         6,480                 6,480
   Additional paid-in capital                                                                     16,323,795            14,739,639
   Stock subscription receivable                                                                      (6,665)               (6,665)
   Accumulated deficit                                                                           (26,023,822)          (21,736,367)

        Total stockholders' deficit                                                               (9,700,212)           (6,996,913)
                                                                                            ----------------          ------------

        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                         $      1,253,041          $    716,916
                                                                                            ================          ============

See notes to consolidated financial statements



                                      PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

                                                                                                    DECEMBER 31,
                                                                                       --------------------------------------
                                                                                             2003                    2002
                                                                                       ----------------          ------------
                                                                                                    (See Note O)
CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales                                                                                       $14,805               $56,207
Cost of sales                                                                                    13,731                33,612
                                                                                       ----------------          ------------

Gross profit                                                                                      1,074                22,595
                                                                                       ----------------          ------------

Selling, general and administrative expenses                                                  2,103,944             2,211,991
Research and development expenses                                                               560,912               303,241
                                                                                       ----------------          ------------

Operating loss                                                                               (2,663,782)           (2,492,637)
                                                                                       ----------------          ------------


Interest expense, including amortization of debt discounts
   and beneficial conversion feature                                                          1,728,468             1,969,460
Other income, net                                                                               (17,247)                   --
                                                                                       ----------------          ------------

Net loss from continuing operations                                                          (4,375,003)           (4,462,097)

Net income from discontinued operations                                                          87,548               153,316
                                                                                       ----------------          ------------

Net loss                                                                                    ($4,287,455)          ($4,308,781)
                                                                                       ================         ============

Per Share Data-basic and diluted:
Net loss  before discontinued
   operations                                                                                     $(.68)                $(.69)
Net income from discontinued operations                                                             .02                  .03
                                                                                       ----------------          ------------
Net loss                                                                                          $(.66)                $(.66)
                                                                                       =================         ============
Weighted average number of shares
                                                                                              6,480,271             6,480,271
                                                                                       =================         ============

See notes to consolidated financial statements


                                      PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                              COMMON STOCK
                                            PAR VALUE $0.001
                                          --------------------
                                           NUMBER                   ADDITIONAL        STOCK
                                             OF                      PAID-IN      SUBSCRIPTION     ACCUMULATED
                                           SHARES       AMOUNT       CAPITAL       RECEIVABLE        DEFICIT          TOTAL
                                          ---------   --------    ------------    ------------   --------------   -------------
BALANCE - JANUARY 1, 2002                 6,480,271   $  6,480    $ 13,037,284      $ (6,665)    $ (17,427,586)   $ (4,390,487)
Issuance of warrants in connection
   with convertible notes payable                                    1,673,038                                       1,673,038
Issuance of warrants in connection
   with private offering                                                29,317                                          29,317
Net loss                                                                    --                      (4,308,781)     (4,308,781)
                                          ---------   --------    ------------     ---------     --------------   -------------

BALANCE - DECEMBER 31, 2002               6,480,271      6,480      14,739,639        (6,665)      (21,736,367)     (6,996,913)
Issuance of warrants in connection
   with convertible notes payable                                      581,868                                         581,868
Issuance of warrants in connection
   with non-convertible notes payable                                  290,731                                         290,731
Issuance of warrants in connection with
   convertible notes payable extension                                 310,657                                         310,657
Issuance of warrants in connection
   with opening of letters of credit by
   Stockholder                                                         346,791                                         346,791
Issuance of warrants in connection
   with private offering                                                54,109                                          54,109
Net loss                                                                    --                      (4,287,455)     (4,287,455)
                                          ---------   --------    ------------      ---------    --------------   -------------

BALANCE - DECEMBER 31, 2003               6,480,271   $  6,480    $ 16,323,795      $ (6,665)    $ (26,023,822)   $ (9,700,212)
                                          =========   ========    ============      ========-    ==============   =============

See notes to consolidated financial statements

                                      PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                            --------------------------------------
                                                                                                       2003               2002
                                                                                            ----------------         -------------
                                                                                                          (See Note O)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss from continuing operations                                                       $   (4,375,003) $       (4,462,097)
   Adjustments to reconcile net loss to net cash used in operating
      Activities:
        Loss on disposal of fixed assets                                                             56,862              77,288
        Depreciation and amortization                                                               215,003             255,179
        Amortization of deferred financing costs                                                    334,954              27,661
        Noncash financing and interest expenses                                                     630,833           1,516,718
        Amortization of deferred lease costs                                                         16,233
        Changes in:
           Accounts receivable                                                                       (1,192)             (2,655)
           Inventory                                                                                (23,475)             16,523
           Prepaid expenses and other current assets                                                  3,347                (485)
           Accounts payable and accrued expenses                                                    237,034             300,554
           Other payables                                                                            (7,000)             (1,000)
           Accrued interest on convertible notes                                                    555,181             355,709
           Accrued interest on notes payable to related parties                                                          85,471
           Accrued interest on capitalized lease obligations                                         23,792
           Net cash from (used in) discontinued operations                                           65,148             (13.835)
                                                                                            ----------------         ------------

              Net cash used in operating activities                                              (2,268,283)         (1,844,969)
                                                                                            ----------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                            (228,510)            (55,021)
                                                                                            ----------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of convertible notes payable to stockholder                             1,700,000           1,505,000
   Proceeds from issuance of convertible notes payable to others                                  1,000,000             425,000
   Proceeds from issuance of note payable to stockholder                                            100,000                  --
   Proceeds from issuance of note payable to officer/stockholder                                         --              50,000
   Repayment of loan to related party                                                               (25,000)            (15,563)
   Repayment of loan to officer/stockholder                                                         (62,668)                 --
   Repayment of capitalized lease obligations                                                       (17,749)            (11,451)
   Deferred financing costs                                                                         (62,500)            (42,500)
                                                                                            ----------------         ------------

              Net cash provided by financing activities
                                                                                                  2,632,083           1,910,486
                                                                                            ----------------         ------------

NET INCREASE IN CASH
                                                                                                    135,290              10,496
Cash - beginning of year                                                                             18,954               8,458
                                                                                            ----------------         ------------
CASH - end of year

SUPPLEMENTAL CASH FLOW INFORMATION:                                                 $               154,244   $          18,954
                                                                                            ----------------         ------------
   Cash paid for:
      Cash paid during the year for interest                                        $                10,785   $          44,449
      Taxes paid during the year                                                                      1,887               1,171
   Noncash transactions:
      Debt discount and beneficial conversion feature on convertible and
        nonconvertible notes                                                        $               872,599          $1,673,038
      Issuance of warrants in connection with private offering                                       54,109              29,317
      Issuance of warrants in connection with opening of letters of credit
        by a stockholder on behalf of the Company                                                   346,791
      Issuance of warrants in connection with convertible notes payable
        Extension                                                                                   310,657

See notes to consolidated financial statements

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

[1]    DESCRIPTION OF BUSINESS AND LIQUIDITY:

       The accompanying consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries (the "Company"), Protocall Software Delivery, Inc. ("PSD") and Precision Type, Inc.

       Protocall Software Delivery Inc. was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on demand, at their stores and at their web site fulfillment centers. The Company's lead product, SoftwareToGo, is a software display, storage and production system, similar in size to an ATM cash machine. The Company's Precision Type, Inc. subsidiary markets and distributes font software products to the professional graphic arts industry.

       Although the majority of the Company's revenues for 2003 and 2002 were derived from its Precision Type business, the Company has focused all of its time and resources on its "SoftwareToGo" product in its PSD subsidiary, as described hereafter. The Company discontinued the Precision Type business in June 2004.

       The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business.

       The Company incurred losses of $4,287,455 and $4,308,781 for the years ended December 31, 2003 and 2002, respectively, and has a working capital deficit, stockholders' deficit and accumulated deficit of $10,586,626 $9,700,212 and $26,023,822, respectively, at December 31, 2003.
       Significantly contributing to these amounts were the research and development and other costs associated with the expansion of the Company's electronic software distribution system's capabilities to distribute additional digitally-stored products. The Company has been dependent upon borrowings through private offerings of convertible and non-convertible debt from related and not related parties to finance its business operations.

       As part of its business plan, the Company is in the process of rolling-out its enhanced software distribution system, however, its ultimate success in the marketplace is uncertain. The Company will require significant additional capital in order to implement its plans.

       As described in Note P, in 2004 the Company consummated a reverse merger with a public company, raised approximately $6,400,000 (net of costs) in a private offering and converted approximately $7,000,000 of 2003 liabilities to equity. Management of the Company believes that these transactions will enable it to continue its business plan through at least January 1, 2005, although there can be no assurances that this will be the case. If available cash from the private offering is insufficient to meet the Company's liquidity requirements, it may seek additional financing and reduce discretionary expenses primarily in the area of personnel.

[2]    PRINCIPLE OF CONSOLIDATION:

       The consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

[3]    REVENUE RECOGNITION:

       Revenue from the license or sale of software products and font reference guide books is recognized when the products are shipped to the customer, provided there is persuasive evidence that an arrangement exists, the selling price is fixed and determinable and collection of the resulting receivable is reasonably assured.

       The Company recognizes revenue from retailers' sales of product through the Company's software delivery system, generally calculated as a percentage of the product selling price, upon delivery to the retail customer.

[4]    CASH EQUIVALENTS:

       The Company considers all highly liquid investments with maturities at the time of purchase of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2003 and 2002.

[5]    INVENTORY:

       Inventory, consisting of font reference guide books, font software and blank CDs, CD cases and other supplies associated with software distributed on the Company's software distribution system, are valued at the lower of cost (first-in, first-out) or market.

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


[6]    PROPERTY AND EQUIPMENT:

       Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for deployed equipment, five years for computer and other equipment and seven years for all other assets. Leasehold improvements and assets capitalized under capital leases are amortized over the shorter of the lease term or the assets' estimated useful lives.

[7]    SOFTWARE DEVELOPMENT COSTS:

       Costs associated with the development and enhancement of proprietary software for sales are expensed as incurred. The costs incurred between when the Company's products reached technological feasibility and when they are available for general release to the public are insignificant, and therefore were not capitalized.

[8]    PATENTS:

       Costs associated with obtaining patents for the Company's proprietary software are capitalized and amortized over their estimated useful lives, or the life of the patent if shorter, upon the completion and approval of the patents.

[9]    INCOME TAXES:

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

[10]   FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying values in the consolidated financial statements because of the short-term maturity of these instruments. The carrying value of notes payable to banks approximates fair value since those instruments carry prime-based interest rates that are adjusted for market rate fluctuations. The carrying amount of the convertible notes payable approximates fair value at December 31, 2003 and 2002 based on interest rates and debt instruments with similar terms. The fair values of notes payable to related parties and notes payable to officers/stockholders, in the circumstances, are not reasonably determinable.

[11]   LONG-LIVED ASSETS:

       The Company reviews long-lived assets, such as computer and equipment and certain identifiable intangibles to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

[12]   USE OF ESTIMATES:

       The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimations include valuation of warrants issued in connection with various forms of financing by the Company. Actual results could differ from those estimates.

[13]   ACCOUNTING FOR STOCK OPTIONS:

       The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees and Related Interpretations," in accounting for its stock option grants and, accordingly, records compensation cost in the financial statements for its stock options to employees equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

       Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002
                                                    YEAR ENDED DECEMBER 31,
                                                -------------------------------
                                                      2003            2002
                                                ---------------   -------------

           Net loss as reported                 $    (4,287,455)  $ (4,308,781)
           Effect of expensing stock options           (221,057)      (575,360)
                                                ---------------   -------------

           Pro forma net loss                   $    (4,508,512)  $ (4,884,141)
                                                ===============   ============

           Net loss per share
                 (basic and diluted):

                 As reported                              $(.66)        $(.66)
                                                ===============   ============
                 Pro forma                                $(.70)        $(.75)
                                                ===============   ============

       The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                   YEAR ENDED DECEMBER 31,
                                               ----------------------------
                                                     2003            2002
                                               -----------       ----------
           Risk-free interest rate                   4.82%            2.89%
           Expected life of options                     --               --
           Expected dividend yield                   0.00%            0.00%
           Expected volatility                      50.00%           50.00%

           Weighted average fair value         $     2.12       $     2.07
                                               ==========       ===========


[14] LOSS PER SHARE AND COMMON SHARE EQUIVALENT:

       The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:


                                                  YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                    2003            2002
                                              ---------------   -------------
           Options                                 3,292,775        3,003,011
           Warrants                               16,864,971       14,547,967
           Convertible notes                       4,027,350        3,147,350
                                              ---------------   -------------
           Total dilutive shares                  24,185,096       20,698,328
                                              ===============   =============

[15]   RECENT ACCOUNTING PRONOUNCEMENTS:

       In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which was effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company adopted SFAS 143 on January 1, 2003. Application of the new rules did not have any impact on the Company's financial position and results of operations, as it does not currently have any legal obligations associated with the retirement of long-lived assets or leased facilities.

       In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates SFAS 4 (and SFAS 64, as it amends SFAS 4), which requires gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item. Also,

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

       the exception to applying APB No. 30 is eliminated. This statement is effective for years beginning after May 2002 for the provisions related to the rescission of SFAS 4 and 64, and for all transactions entered into beginning May 2002 for the provision related to the amendment of SFAS 13. The adoption of SFAS 145 had no effect on the Company's financial position or results of operations.

       In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this statement was required with the beginning of fiscal year 2003. The Company adopted this statement on January 1, 2003. The adoption of SFAS 146 did not have any impact on the Company's financial position or results of operations.

       Effective January 1, 2003, the Company adopted the recognition and measurement provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect "Guarantees of Indebtedness of Others" ("Interpretation 45"). This interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about the obligations under certain guarantees. Interpretation 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not currently provide guarantees on a routine basis. As a result, this interpretation did not have any impact on the Company's financial position or results of operations.

       In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities-an Interpretation of APB No. 51 ("FIN 46"), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, special-purpose entities ("SPEs") to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

       In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have any impact on the Company's financial position or results of operations.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not have any financial instruments with these characteristics. The adoption of SFAS 150 did not have any impact on the Company's financial position or results of operations.

[16]   RESEARCH AND DEVELOPMENT:

       The Company expenses research and development costs as incurred.

[17]   SEGMENT REPORTING:

       The Company operates in two reporting segments, however, substantially all assets and operating expenses relate to the Company SoftwareToGo business.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                                                                ESTIMATED
                                                                DECEMBER 31,                      USEFUL
                                                       ------------------------------             LIVES
                                                            2003             2002                (YEARS)
                                                       -------------    -------------           ----------
     Deployed equipment                                $     130,705    $      85,763               3
     Computer and other equipment                          1,064,050          993,398               5
     Furniture and fixtures                                   19,940            9,628               7
     Purchased software                                      556,542          556,542               5
     Leasehold improvements                                   54,320           34,192            Various
                                                       -------------    ------------

                                                           1,825,557        1,679,523
     Less accumulated depreciation                         1,291,931        1,104,975
                                                       -------------    ------------

                                                       $     533,626    $     574,548
                                                       =============    =============

Included in property and equipment are assets under capital leases with a net book value of $87,966 and $135,948 at December 31, 2003 and 2002, respectively.

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

NOTE C - NOTES PAYABLE TO BANKS

Notes payable to banks are included in the net liabilities of discontinued operations (See Note O) and consist of the following:

                                                                         DECEMBER 31,
                                                                 ---------------------------
                                                                     2003            2002
                                                                 ------------   ------------
     Note payable with interest at prime plus 1/2% (1)           $      1,732   $     25,643
     Note payable with interest at prime plus 2%
        (4% at December 31, 2003) (2)                                  99,290         99,290
                                                                 ------------   ------------

                                                                      101,022        124,933
     Less current portion                                              31,277         53,457
                                                                 ------------   ------------

                                                                 $     69,745   $     71,476
                                                                 ============   ============

(1) The note is payable to a bank in sixty equal monthly principal installments through January 2004. A stockholder has pledged certain marketable securities as collateral for the bank loan. All of the unpledged assets of the Company have been pledged as collateral to the related party. In addition, certain of the Company's officers/stockholders have agreed to indemnify the related party from any losses incurred in connection with this loan.

(2) The Company obtained a $100,000 line of credit from a bank in 1994. Interest is payable on a monthly basis. The bank has the option to terminate the line of credit at its sole discretion, at which time the Company can elect to pay the then outstanding balance in thirty-six monthly installments of principal and interest at the rate then in effect. The loan is personally guaranteed by certain of the officers/stockholders of the Company. At December 31, 2003, the bank had not terminated the line of credit.

       Aggregate principal payments are shown based on the repayment of the loan over the thirty-six month period commencing January 2004 as follows:

               YEAR                                    AMOUNT
              -----                                 ------------
              2004                                  $    31,277
              2005                                       32,965
              2006                                       36,780
                                                    -----------
                                                        101,022
           Less current portion                          31,277
                                                    -----------

                                                    $    69,745
                                                    ===========

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


NOTE D - NOTES PAYABLE TO RELATED PARITIES

Notes payable to related parties are secured by the unpledged assets of the Company. The notes are personally guaranteed by certain of the officers/stockholders of the Company and are summarized as follows:

                                                                         DECEMBER 31,
                                                                 ---------------------------
                                                                     2003            2002
                                                                 ------------   ------------
     Convertible note payable with interest at 12%, due
        September 30, 2004 and collateralized by certain
        assets of the Company (1)                                $    599,345   $    599,345

     Convertible promissory note payable with interest
        at 12%, due September 30, 2004 (2)                             88,351         88,351

     Note payable with interest at 12%, due on demand                  67,243         92,243
                                                                 ------------   ------------
                                                                 $    754,939   $    779,939
                                                                 ============   ============

(1) The note is convertible at any time prior to maturity into common stock at the lower of $2.75 per share or the sales price of common stock in subsequent offerings.

(2) The note is convertible into common stock at a price of $2.75 per share at any time prior to maturity.

NOTE E - NOTES PAYABLE TO OFFICERS/STOCKHOLDERS

Notes payable to officers/stockholders consists of the following:

                                                                         DECEMBER 31,
                                                                 ---------------------------
                                                                     2003            2002
                                                                 ------------   ------------
     Promissory note due on demand, bearing no interest            $    7,926       $7,926

     Promissory note with interest at 12%, due on demand                            50,000

     Variable balance promissory notes, due on demand,
        payable to the officers/stockholders,
        at varying rates ranging from 12% to 19.8%                     25,628       38,296
                                                                 ------------   ------------

                                                                   $   33,554      $96,222
                                                                 ============   ============


NOTE  F - CONVERTIBLE NOTES PAYABLE - STOCKHOLDER

During 2001, the Company received $1,350,000 of proceeds from the issuance of convertible notes to a stockholder/director. The notes will automatically convert into common stock at such time as the Company receives aggregate proceeds of not less than $5,000,000 in equity financing as defined in the note agreement. Notes issued subsequent to January 2, 2002 will automatically convert into common stock upon receipt of $2,000,000 in equity financing, as defined in the note agreement. The holder at his option may convert all or any portion of the note into the number of shares of common stock, par value $.001 per share computed by dividing the principal amount of the note to be converted together with accrued interest at the lower of $2.75 or the sales price of the common stock in subsequent offerings by the Company. The notes accrued interest at 12% per annum, and were due on January 2, 2002. Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 3,080,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants may be exercised until the earlier of five years after the date of any initial registered public offering of the common stock or seven years from date of issuance. The fair value of the warrants was

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


$2,220,136, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 4.06% to 5.5% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $965,969 as debt discounts along with the value of the beneficial conversion feature of $384,031 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest. Upon the conversion of the notes prior to maturity into common stock, the unamortized debt discount will be recognized as additional interest expense. On January 2, 2002, all the 2001 notes along with the interest of $54,843 that had accrued as of December 31, 2001 were rolled into one convertible promissory note bearing interest at 12% per annum due on December 31, 2002. The note was subsequently extended to September 30, 2004, for consideration given to the note holder as described below.

During 2002, the Company received $1,505,000 of proceeds from the issuance of convertible notes to the same stockholder/director on the same terms and conditions as above. The notes accrued interest at 12% per annum, and had due dates ranging from December 31, 2002 to March 31, 2003. Upon issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 6,066,200 shares of common stock with the same terms as above. The fair value of the warrants was $4,350,891, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.63% to 5.26% and a dividend yield ratio of 0%. The proceeds were allocated to the value of warrants of $1,063,996 as debt discount along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $391,058 and are being amortized over the life of the convertible notes as additional interest expense. During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below. As of December 31, 2002, the accrued interest on all the outstanding notes amounted to $292,180.

On January 10, 2003, the Company received $100,000 of proceeds from the issuance of a convertible note to the same stockholder/director on the same terms and conditions as above. The note accrues interest at 12% per annum, with the due date of March 31, 2003. Upon issuance of the note, the Company also issued warrants to the note holder to purchase 50,000 shares of common stock with the same terms as above. The fair value of the warrants was $52,133 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.66% and a dividend yield ratio of 0%. The proceeds were allocated to the value of warrants of $34,268 as debt discount, along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $34,268 and are being amortized over the life of the convertible note as additional interest expense. On April 1, 2003, all the convertible notes issued to the stockholder/director in 2001, 2002 and 2003 that had due dates of March 31, 2003 were extended to September 30, 2004, and in exchange the holder received 266,484 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price as common stock in subsequent offerings. The warrants were valued at $184,000 using the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.51%, and a dividend yield ratio of 0%. The value of the warrants is being amortized over the extension period as additional interest expense. As of December 31, 2003, the total accrued interest on all the outstanding notes amounted to $727,294.

NOTE G - CONVERTIBLE NOTES PAYABLE - OTHER

During the year ended December 31, 2002, the Company issued Convertible Promissory Notes totaling $425,000 in a private offering. The notes will automatically convert into common stock at such time as the receipt by the Company of $2,000,000 in equity financing, as defined in the note agreement. The holder at his option may convert all or any portion of the note into the number of shares of the Company's common stock, par value $.001 per share computed by dividing the principal amount of the note to be converted together with accrued interest by the lower of $2.75 per share or the sales price of the common stock in subsequent offerings by the Company. The notes bear interest at 12% and were due March 31, 2003. In connection with the issuance of the notes, the Company issued warrants to the note holders to purchase 212,500 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants may be exercised through the earlier of five years after the date of any initial registered public offering of the common stock or seven years from date of issuance. The fair value of the warrants was $146,585, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $108,992 as debt discount along with the value of the beneficial conversion feature of $108,992 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest expense. In connection with the sale of these notes, the Company incurred an aggregate of $71,817

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


in costs consisting of placement agent fees of approximately $42,500 and warrants to placement agents to purchase 42,500 shares of common stock at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings by the Company valued at $29,317. The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions:
50% volatility, seven-year expected life, risk-free interest rate ranging from 3.31% to 3.65% and a dividend yield ratio of 0%. As of December 31, 2002, the total accrued interest on these notes amounted to $8,688. During 2003, the due dates on these notes were extended to September 30, 2004 for consideration given to the note holder as described below.

During the year ended December 31, 2003, the Company issued Convertible Promissory Notes totaling $1,000,000 in private offerings on the same terms and conditions as above. The notes bear interest at a range of 9% to 12% and their due dates range from March 31, 2003 to September 30, 2004. In connection with the issuance of the notes, the Company also issued warrants to the note holders to purchase 500,000 shares of common stock, generally with the same terms as above. The fair value of the warrants was $345,299, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to 3.76% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $256,666 as debt discount along with the value of the beneficial conversion feature of $256,666 (based on a $1.25 value per common share) and are being amortized over the life of the convertible notes as additional interest expense. Upon the conversion of the notes into common stock, the umamortized debt discount balance will be recognized as additional interest expense. In connection with the sale of these notes, the Company incurred an aggregate of $116,609 in costs consisting of placement agent fees of approximately $62,500 and warrants to placement agents to purchase 65,000 shares of common stock at the lower of $2.75 per share on the sales price of the common stock in the subsequent offerings by the Company valued at $54,109. The warrants were valued by utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.93% to 3.66% and a dividend yield ratio of 0%. On April 1, 2003, all the private offering notes that had due dates of March 31, 2003 were extended to September 30, 2004 and in exchange, the note holders received 112,500 warrants to purchase common stock exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The warrants were valued at $126,657 using the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.51% and a dividend yield ratio of 0%. The value of the warrants is being amortized over the extension period as additional interest expense. As of December 31, 2003, the total accrued interest on all the outstanding notes amounted to $117,032.


NOTE  H - NON-CONVERTIBLE NOTES PAYABLE - STOCKHOLDER

During 2003, the Company received $1,700,000 of proceeds from the issuance of promissory notes to a stockholder/director. The notes accrued interest ranging from 12% to 15% per annum, and the due dates range from March 31, 2003 to September 30, 2004. At issuance of the notes, the Company also issued warrants to the note holder to purchase an aggregate amount of 542,000 shares of common stock, exercisable at the lower of $2.75 per share or the sales price of the common stock in subsequent offerings. The fair value of the warrants was $290,731, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate ranging from 2.9% to 4.04% and a dividend yield ratio of 0%. The value of the warrants is being charged as interest expense over the life of the notes. The warrants expire upon the earlier of five years after an initial public offering or seven years from the date of issuance. As of December 31, 2003, the total accrued interest on these notes amounted to $11,723.

NOTE  I - SALE OF COMMON STOCK

In February 2001, the Company sold 400,004 shares of common stock and 275,000 redeemable warrants to purchase shares of common stock with an exercise price of $2.75 per share for proceeds of $957,000, net of $143,000 of expenses. The stock purchase warrants are exercisable until the earlier of five years after the Company consummates an initial public offering or seven years after the date of issuance of warrants. The warrants are redeemable by the Company at $0.10 per warrant at any time during the warrant exercise period commencing six months from the effective date of an initial public offering, provided that certain conditions are met.

NOTE  J - WARRANTS

In 2001, the Company issued 92,653 warrants exercisable at the lower of $2.75 per share or the sale price of

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


the common stock in subsequent offerings, to settle an outstanding balance of $89,179 due to its legal counsel. The warrants expire on February 21, 2006.

On September 30, 2003, a stockholder/director opened a letter of credit on behalf of the Company in the amount of $300,000, as required by the Company's bank loan agreements. In exchange, the Company issued 150,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrants expire on September 30, 2010. The fair value of the warrants has been recorded as deferred finance costs and is being amortized over the term of the letter of credit.

On October 14, 2003, the same stockholder/director opened a letter of credit on behalf of the Company as required by the Company's equipment lease agreement in the amount of $1,040,000. In exchange, the Company issued 520,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrants expire on October 14, 2010. The fair value of the warrants has been recorded as deferred lease costs and is being amortized over the term of the lease obligation.

The Company is contingently liable for the amounts of these letters of credit in the event the stockholder/director is obligated to make payments thereunder as a result of the Company not complying with the terms of the loan or lease agreements.


NOTE K - STOCK OPTION PLAN

On March 24, 2000, the Company adopted a stock incentive plan for the issuance of up to 3,000,000 shares of common stock to employees, directors and consultants. The plan provides that the exercise price per share of all incentive stock options granted shall not be less than 100% of the fair value of the stock and for non-incentive options, shall not be less than 85% of their fair value of the stock on the date of grant. Options become exercisable at such time or times as determined by the Compensation Committee of the Board (the "Committee"). Outstanding options must generally be exercised within ten years from the date of grant. The Committee may at any time cause the Company to offer to buy out an option previously granted, based on such terms and conditions set forth by the Committee. In addition, the plan provides for the grant of stock appreciation rights and stock awards subject to such terms and conditions as shall be determined at the time of grant. Through December 31, 2003, no stock appreciation rights or shares of stock have been awarded under the plan. See Note P regarding the 2004 Stock Option Plan.

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


Option transactions (including 410,499 options not yet issued, but required pursuant to employment agreements) are summarized as follows:

                                                                 2003                          2002
                                                      --------------------------    -----------------------------
                                                                       WEIGHTED                      WEIGHTED
                                                                        AVERAGE                      AVERAGE
                                                                       EXERCISE                      EXERCISE
                                                          SHARES         PRICE         SHARES         PRICE
                                                     -------------     --------     ----------       ---------

     Outstanding at beginning of year                    3,003,011        $1.96     1,926,711          $2.12
     Granted                                               289,764        $1.25     1,190,144          $1.50
     Exercised
     Forfeited                                                   -                   (113,844)          2.12
                                                     -------------     --------     ----------       ---------


     Outstanding at end of year                          3,292,775        $1.89     3,003,011          $1.96
                                                     =============     ========     ==========       =========


     Exercisable at end of year                          3,218,509        $1.84     2,609,691          $1.83
                                                     =============     ========     =========        =========


The following summarizes information about stock options at December 31, 2003:

                                                                        OPTIONS EXERCISABLE
                                                                     -------------------------
                            RANGE       WEIGHTED      WEIGHTED                        WEIGHTED
                             OF          AVERAGE      REMAINING                       AVERAGE
          NUMBER          EXERCISE      EXERCISE        LIFE           NUMBER         EXERCISE
        OUTSTANDING         PRICE         PRICE       IN YEARS       EXERCISABLE       PRICE
        -----------       --------      --------      ----------     -----------    ----------
           437,500           $1.00     $    1.00         1.23            437,500    $    1.00
         1,187,666            1.25          1.25         3.87          1,187,666         1.25
           469,319            1.88          1.88         3.81            469,319         1.88
         1,048,290            2.75          2.75         2.26            974,024         2.75
           150,000            3.00          3.00         1.76            150,000         3.00
         ---------                     ---------                       ---------    ---------

         3,292,775                     $    1.89                       3,218,509    $    1.84
         =========                     =========                       =========    =========

NOTE L - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2003 and 2002 are presented below.

                                                          2003            2002
                                                    --------------   -------------
     Deferred tax assets:
        Net operating loss carryforward              $   8,144,000   $   6,540,000
        Depreciation and amortization                      167,000         167,000
        Accrued salaries                                   328,000         335,000
                                                    --------------   -------------

        Total deferred tax asset                         8,639,000       7,042,000
        Less valuation allowance                         8,639,000       7,042,000
                                                    --------------   -------------
        Net deferred tax assets                      $           -   $           -
                                                    ==============   =============

As of December 31, 2003 and 2002, the Company had net operating loss carryforwards of approximately $20,441,000 and $16,415,000, respectively, which will expire from 2011 through 2023. The ability of the Company to utilize its operating loss carryforwards in future years may be subject to annual limitations in accordance with provisions of Section 382 of the Internal Revenue
Code. The Company has not recorded a benefit from its deferred tax asset because realization of the benefit is uncertain. Accordingly, a valuation allowance which increased by approximately $1,597,000 and $1,564,000 during 2003 and 2002, respectively, has been provided for the full amount of the deferred tax asset.


Notes to Consolidated Financial Statements
December 31, 2003 and 2002


     Reconciliation of income tax rate:
        Federal statutory tax rate                                      34   %
        State taxes                                                      6
        Other                                                           (3)
        Valuation allowance                                            (37)
                                                              --------------

        Effective tax rate                                                0  %
                                                              --------------

NOTE M - OPERATING LEASE OBLIGATIONS

The Company is obligated, under two operating leases, one for its facility (through a related party) and one for equipment. These leases expire on January 2006 and December 2006, respectively. The operating leases provide for minimum annual rental payments as follows:

     YEAR ENDING
     DECEMBER 31,                                                 AMOUNT
     ------------                                            --------------
        2004                                                 $     407,244
        2005                                                       484,567
        2006                                                       585,835
                                                             --------------

                                                             $   1,477,646
                                                             ==============

NOTE N - CAPITALIZED LEASE OBLIGATIONS

The Company has a capital lease to finance the acquisition of computer equipment. The lease is secured by the underlying equipment, and has an interest rate of 10.88% with a five-year term.

Future minimum payments required under such leases are summarized as follows:

          YEAR                                                    AMOUNT
          ----                                                ------------
          2004                                                $     81,756
          2005                                                      81,756
          2006                                                      81,756
          2007                                                      20,439
                                                              -------------

          Total minimum lease payments                             265,707
          Less amounts representing interest                       (39,279)
                                                              -------------

          Present value of minimum lease payment                   226,428
          Less current portion                                      81,756
                                                              -------------

                                                              $    144,672
                                                              =============

NOTE O - DISCONTINUED OPERATIONS

Since 1998, the Company has focused substantially all of its time and resources on its SoftwareToGo system. With the completion of the development and the beginning of the commercialization of that system, effective June 30, 2004, the Company discontinued the operations of its wholly owned subsidiary Precision Type, Inc. Accordingly, Precision Type's assets and liabilities have been segregated and restated from the assets and liabilities of continuing operations in the consolidated balance sheets at December 31, 2003 and 2002 and its operating results have been segregated and restated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for each of the years ended December 31, 2003 and 2002.

Summarized financial information of discontinued operations is as follows:

Notes to Consolidated Financial Statements
December 31, 2003 and 2002



                                                                         Year Ended December 31,
                                                           -----------------------------------------------
Statements of Operations:                                              2003                    2002
-------------------------                                  -----------------------------------------------

Net sales - Font Software products                          $              191,017    $           271,719

Cost of sales                                                               84,829                 95,085
                                                           ------------------------   --------------------

Gross profit                                                               106,188                176,634

General, selling and administrative expenses                                18,640                 23,318
                                                           ------------------------   --------------------

Net income from discontinued operations                    $                87,548    $           153,316
                                                           =======================    ===================



                                                                     December 31,        December 31,
Balance Sheets:                                                          2003                2002
--------------                                                   -----------------    --------------------

Cash                                                                      $ 6,386            $  6,301
Accounts receivable, net                                                    1,433                 941
Inventory                                                                   6,515               9,876

Prepaid expenses and other current assets                                  13,845              17,266

Fixed Assets, net                                                             199               3,036
                                                                 -----------------    --------------------

Total assets of discontinued operations                                    28,378              37,420
                                                                 -----------------    --------------------

Accounts payable and accrued expenses                                     353,265             360,796
Notes payable, current                                                     31,277              53,457
                                                                 -----------------    --------------------
Total current liabilities of discontinued operations                      384,542             414,253
Notes payable, non-current                                                 69,745              71,476
                                                                 -----------------    --------------------

       Total liabilities of discontinued operations                       454,287             485,729
                                                                 -----------------    --------------------

Net liabilities of discontinued operations                               $425,909            $448,309
                                                                 =================    ====================


NOTE P - SUBSEQUENT EVENTS

From January 1 through June 10, 2004, the Company raised $2,601,000 in debt financing comprised of:

(i) $181,000 in 9% convertible promissory notes that mature on September 30, 2004 and seven-year warrants to purchase 85,500 shares of common stock at an exercise price of $4.00 per share,

(ii) $1,825,000 in 10% bridge convertible promissory notes that mature on December 31, 2004. Initial individual investors purchasing $500,000 of these 10% convertible promissory notes, in the aggregate, received seven-year warrants to purchase 250,000 shares of common stock at an exercise price of $4.00 per share. Terms of the convertible promissory notes provide that the notes would automatically convert into shares of a publicly-traded company on the date that the contemplated reverse merger (see below) closed. In addition, when the reverse merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of their note at $1.50 per share, and

Notes to Consolidated Financial Statements
December 31, 2003 and 2002


(iii)$595,000 in 10% bridge term notes as described above and seven-year warrants to purchase 297,500 shares of common stock at $4.00 per share. The bridge term notes mature on September 30, 2004.

On May 4, 2004, the Company issued a private offering memorandum offering up to $10,000,000 in shares of a successor's common stock at $1.25 per share (the "Offering"). Warrants to purchase shares at $1.50 per share were also offered to a limited number of lead investors as defined in the Offering.

On July 22, 2004, concurrently with the closing of approximately $7,300,000 (before related fees of approximately $900,000) of this Offering, Quality Exchange, Inc. ("QEI"), a publicly-traded Nevada corporation, acquired the business of the Company in a Reverse Merger transaction and, with the proceeds of the Offering, is continuing the existing operations of the Company as a publicly-traded company (the "Reverse Merger"). QEI has issued 16,821,974 shares of its common stock to the former security holders of the Company, representing 66.6% of the outstanding QEI common stock following the Reverse Merger and giving effect to the shares issued in the private offering and to the conversion of indebtedness described herein in exchange for 100% of the outstanding capital stock of the Company. Debt conversions, which were all effected at $1.25 per share, included (i) $2,601,000 of debt incurred in 2004 (see above) and (ii) $6,577,744 of prior debt and $180,219 of accrued interest thereon and (iii) the conversion of 17,647,377 warrants into 3,384,793 shares of QEI common stock. In order to facilitate the Reverse Merger, the Company's major shareholder forgave $1,099,915 of accrued interest on notes held by him, which notes were included in the aforementioned prior debt. As part of the Reverse Merger, warrants to purchase 1,774,219 shares of the Company's common stock and stock options to purchase approximately 2,951,922 shares of the Company's common stock were converted into identical QEI instruments.

On July 22, 2004, the Company's board of directors approved five-year employment agreements with its President and its Executive Vice-President of Corporate Development and adopted the 2004 Stock Option Plan (the "2004 Plan") under which a total of 1,000,000 shares of common stock have been reserved for issuance upon exercise of the stock options. The 2004 Plan has not yet been ratified by the Company's stockholders.

Pursuant to the 2004 Plan, options to purchase 783,000 shares of common stock were granted, each with an exercise price of $1.25 per share. These options vest and become exercisable in equal annual installments over a three-year period.

Following the closing of the Reverse Merger, QEI changed its corporate name to Protocall Technologies Incorporated and Protocall's existing management has assumed their same positions with the publicly-traded company. As promptly as practicable after satisfaction of the necessary initial listing requirements, the Company intends to apply to list its shares on the American Stock Exchange or the Nasdaq SmallCap Market.

As a result of the Reverse Merger, the Company has become a publicly-traded company trading on the NASD's OTC Bulletin Board (PCLI.OB) and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will cause the Company's expenses to be higher than they would be if it remained privately-held. In addition, the Company will incur additional expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the Offering.

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                        SEPTEMBER 30, 2004        DECEMBER 31,
                                                                                                                      2003
                                                                                        ------------------    -----------------
                                                                                             (UNAUDITED)            (AUDITED)
ASSETS
------
Current assets:
    Cash                                                                                   $      3,389,796      $      154,244
    Accounts receivable, net                                                                         58,432               5,243
    Inventory                                                                                        23,844              24,194
    Prepaid expenses and other current assets                                                        74,936              38,274
                                                                                           -----------------     ---------------
         Total current assets                                                                     3,547,008             221,955

Property and equipment, net                                                                         494,783             533,626
Other Assets                                                                                        225,349             497,460
                                                                                           -----------------     ---------------

         TOTAL ASSETS                                                                      $      4,267,140      $    1,253,041
                                                                                           =================     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                                                  $        748,835    $      1,912,994
    Notes payable to related parties - includes convertible notes payable                                               754,939
    Notes payable to officers/stockholders                                                                               33,554
    Convertible notes payable - stockholder, net of debt discount of $0 and including
       accrued interest of $727,294                                                                                   3,737,137
    Non-convertible notes payable - stockholder, net of debt discount of $217,830 and
       including accrued interest of $11,723                                                                          1,493,893
    Convertible notes payable - other, net of debt discount of $238,228 and including
       accrued interest of $117,032                                                                                   1,303,804
    Accrued salaries - officers/stockholders                                                        602,346             822,084
    Other liabilities                                                                                46,736             242,511
    Current portion of obligations under capital leases                                              54,275              81,756
    Net liabilities of discontinued operations                                                      405,418             425,909
                                                                                           -----------------     ---------------
         Total current liabilities                                                                1,857,610          10,808,581

Obligations under capital leases, less current portion                                              138,299             144,672
Notes payable - related parties, including accrued interest of $3,781 in 2004                       497,819
                                                                                           -----------------     ---------------

         Total liabilities                                                                        2,493,728          10,953,253
                                                                                           -----------------     ---------------

Commitments and contingencies
Stockholders' equity (deficit):
    Common stock, $0.001 par value, 100,000,000 shares authorized, 25,472,606 issued and outstanding at September 30, 2004 and 6,480,271 shares issued
       and outstanding at December 31, 2003                                                          25,472               6,480
    Additional paid-in capital                                                                   33,347,982          16,323,795
    Deferred sales fee, net                                                                        (308,438)
    Stock subscription receivable                                                                    (4,165)             (6,665)
    Accumulated deficit                                                                         (31,287,439)        (26,023,822)
                                                                                           -----------------     ---------------

         Total stockholders' equity (deficit)                                                     1,773,412          (9,700,212)
                                                                                           -----------------     ---------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                              $      4,267,140      $    1,253,041
                                                                                           =================     ===============

See notes to condensed consolidated financial statements

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                          SEPTEMBER 30,
                                                          -----------------------------------    --------------------------------
                                                               2004               2003               2004             2003
                                                          ------------------ ----------------    -------------- -----------------
                                                                    (UNAUDITED)                            (UNAUDITED)
Net sales                                                 $         70,783   $          2,654 $        121,874   $         9,166

Cost of sales                                                       47,293              2,531           87,863             9,392
                                                          ----------------    ---------------    --------------     -------------

Gross profit                                                        23,490                123           34,011              (226)
                                                          ----------------    ---------------    --------------     -------------

Selling, general and administrative expenses                     1,382,028            504,616        3,420,287         1,560,451
Research and development expenses                                   40,282            105,146          115,445           276,081
                                                          ----------------    ---------------    --------------     -------------

Operating loss                                                  (1,398,820)          (609,609)      (3,501,721)       (1,836,758)

Interest expense, including amortization of debt
    discounts and beneficial conversion feature                    748,224            411,010        2,129,645         1,268,188

Other income - including gain on  settlement of
    trade notes and accounts payable of $344,654                   (47,338)            (4,200)        (361,942)          (12,600)
                                                          ----------------    ---------------    --------------     -------------

Net loss from continuing operations                             (2,099,706)        (1,016,449)      (5,269,424)       (3,092,346)

Income from discontinued operations                                      0             30,190            5,807            77,809
                                                          ----------------    ---------------    --------------     -------------

Net loss                                                  $     (2,099,706)  $       (986,259) $    (5,263,617)   $   (3,014,537)
                                                          ================    ===============    ==============     =============

Per Share Data - basic and diluted:
Net loss per share before discontinued
    operations                                                      $(0.10)  $           (.16) $         (0.46)   $        (0.48)
Net income per share from discontinued
    Operations                                                         .00                .01              .00               .01
                                                          ----------------    ---------------    --------------     -------------
Net loss per share                                                  $(0.10)  $           (.15) $         (0.46)   $        (0.47)
                                                          ================    ===============    ==============     =============

Weighted average number of shares-basic
    and diluted                                                 21,137,399          6,480,271       11,401,642         6,480,271
                                                          ================    ===============    ==============     =============

See notes to condensed consolidated financial statements

                       PROTOCALL TECHNOLOGIES INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                ------------------------------------------
                                                                                       2004                  2003
                                                                                ------------------------------------------
                                                                                    (UNAUDITED)           (UNAUDITED)
Cash flows from operating activities:
    Net loss from continuing operations                                               $(5,269,424)           $(3,092,346)
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                      250,403                163,173
       Amortization of deferred financing costs                                           213,789                250,556
       Non cash financing and interest expenses                                         1,093,116                535,450
       Amortization of deferred lease costs                                                58,437
       Gain on settlement of trade notes and accounts payable                            (344,654)

       Changes in:
           Accounts receivable                                                            (53,189)                (5,859)
           Inventory                                                                          350                (11,449)
           Prepaid expenses and other current assets                                      (36,777)              (117,315)
           Accounts payable and accrued expenses                                         (130,051)               149,106
           Other payables                                                                 (11,692)               167,624
           Accrued salaries                                                               (19,738)               (35,756)
           Accrued interest on notes payable - other                                      104,363                 69,014
           Accrued interest on notes payable - related parties                            414,598                303,582
       Net cash used in discontinued operations                                           (14,684)               (82,761)
                                                                                -------------------   --------------------
               Net cash used in operating activities                                   (3,632,686)            (1,706,981)
                                                                                -------------------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                  (187,305)               (40,775)
                                                                                -------------------   --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of convertible notes payable to stockholder                                           100,000
    Proceeds from issuance of convertible notes payable to others                         181,000                650,000
    Proceeds from issuance of nonconvertible note payable to stockholder                                       1,210,000
    Proceeds from issuance of note payable to others                                    1,325,000
    Proceeds from issuance of convertible bridge notes to stockholder                     595,000
    Proceeds from issuance of convertible bridge notes to others                          500,000
    Proceeds from issuance of common stock, net of expenses                             4,482,104
    Repayment of loan to officer/stockholder                                                                     (88,295)
    Repayment of capitalized lease obligations                                            (27,561)                (4,261)
    Deferred financing costs                                                                                     (62,500)
                                                                                -------------------   --------------------
               Net cash provided by financing activities                                7,055,543              1,804,944
                                                                                -------------------   --------------------

Net increase in cash                                                                    3,235,552                 57,188

Cash - beginning of period                                                                154,244                 17,955
                                                                                -------------------   --------------------
CASH - END OF PERIOD                                                                   $3,389,796                $75,143
                                                                                ===================   ====================


See notes to condensed consolidated financial statements

                                                                                            NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                ------------------------------------------
                                                                                       2004                       2003
                                                                                ------------------------------------------
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for:
      Interest                                                                            $30,937                $25,650
      Taxes                                                                                   816                  1,878
    Non cash transactions:
    Debt discount and beneficial conversion feature on convertible and
      nonconvertible notes                                                               $637,058               $552,584
    Conversion of accrued officers' salaries to equity                                    200,000
    Conversion of notes payable to equity                                               9,397,256
    Conversion of trade debt to equity                                                    781,571
    Issuance of warrants in connection with convertible notes payable                          --                206,000
    Issuance of warrants in connection with private offerings                                  --                115,864
    Contribution to capital for forgiveness of debt                                     1,099,915                     --
    Issuance of warrants in connection with Software Distribution and Site
      Agreement                                                                           332,693                     --


See notes to condensed consolidated financial statements

Notes to Condensed Consolidated Financial Statements
----------------------------------------------------

September 30, 2004 and 2003 (Unaudited)
---------------------------------------

Note 1 - Financial Statements, Organization, Business and Liquidity
-------------------------------------------------------------------

The accompanying condensed consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries, Protocall Software Delivery Systems, Inc. ("PSD") and Precision Type, Inc. (collectively, the "Company"). The Company has recently focused all of its time and resources on its SoftwareToGo(R) product in its PSD subsidiary. PSD was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on demand, at their stores and at their web site fulfillment centers. SoftwareToGo(R) (the "System") is a software display, storage and production system, similar in size to an ATM cash machine. The System is designed to complement physical inventory systems and enable traditional resellers to create "on demand" inventory at point of sale for walk-in as well as Internet customers. The Company intends to market and distribute its System to major retailers.

The Company's Precision Type subsidiary, which marketed and distributed font software products using its electronic software distribution system to dealers and commercial end-users, was discontinued on June 30, 2004 (Note 6).

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business.

The Company incurred net losses for the nine months ended September 30, 2004 and 2003 (unaudited) of $5,263,617 and $3,014,537, respectively, and had working capital, total stockholders' equity and an accumulated deficit of $1,689,398, $1,773,412 and ($31,287,439), respectively, at September 30, 2004. Significantly contributing to the accumulated deficit during the current period was the cost associated with the expansion of the Company's electronic software distribution system's capabilities to distribute additional digitally stored products as well as significant interest expense related to the Company's notes payable, which were converted to equity upon the consummation of the closing of the Reverse Merger on July 22, 2004. Through July 2004, the Company has been dependent upon borrowings through private offerings of convertible and non-convertible debt from related and non-related parties to finance its business operations.

As described in Note 8, on July 22, 2004 the Company simultaneously consummated a reverse merger with a public company, raised approximately $6,300,000, including $1,825,000 from the convertible bridge notes that were issued in April 2004 (net of costs) in a private offering and converted approximately $8,600,000 of liabilities as of July 22, 2004 to equity. In addition, a major shareholder forgave approximately $1,100,000 in accrued interest in connection with the conversion of his notes into equity. The forgiven accrued interest was treated as a capital contribution. Management of the Company believes that these transactions will enable it to continue its business plan through at least the second quarter of 2005, although there can be no assurances that this will be the case. It is unlikely that the cash proceeds from the July 22, 2004 private offering will be sufficient to meet the Company's long-term liquidity requirements. Therefore, the Company will likely seek additional financing to meet its long-term liquidity requirements.

If the Company fails to develop adequate revenues from sales to generate adequate funding to support its operating expenses or fails to obtain additional financing through a capital transaction or other type of financing, the Company will be required to substantially reduce its operating expenses. The Company is currently having discussions with investment banking firms to seek additional funding for the Company. The Company has no commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

Until such time as the Company can rely on revenues generated from operations, it will continue to seek additional sources of financing including both public and private offerings. Management believes that the Company has enough cash to continue as a going concern until June 2005. There can be no guarantees that the Company will be successful in obtaining additional financing.

Note 2 -  Accounting Policies
-----------------------------

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included separately herein. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

The accounting policies followed by the Company are set forth in Notes A to the Company's financial statements included separately herein. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

         Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include valuation of warrants issued in connection with various forms of financing by the Company.

         Revenue Recognition

The Company recognizes revenue from its customers' sales of product through the Company's software delivery system upon delivery to the retail customer.

Revenue from the license or sale of software products and font reference guide books from the Company's business is recognized when the products are delivered or shipped to the customer, provided that there is persuasive evidence that an arrangement exists, that the selling price is fixed and determinable and that collection of the resulting receivable is reasonably assured.


         Loss Per Common Share

The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because their inclusion would have been anti-dilutive, are as follows:



                                          September 30,
                                     --------------------------
                                        2004            2003
                                     ---------      -----------
            Options                  2,951,922       3,220,334
            Warrants                 1,774,219      15,924,971
            Convertible Notes                -       4,443,635
                                     ---------      -----------
            Total Dilutive shares    4,726,141      23,588,940
                                     =========      ===========


         Accounting for Stock Options:

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees and Related Interpretations," in accounting for its stock option grants and, accordingly, records compensation cost in the financial statements for its stock options to employees equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:


                                                  Three Months Ended September 30,               Nine Months Ended
                                                                                                   September 30,
                                                ------------------------------------     ------------------------------------
                                                      2004               2003                  2004               2003
                                                ---------------      ---------------     ---------------     ----------------
     Net loss as reported                          $(2,099,706)      $     (986,259)     $   (5,263,617)     $    (3,014,537)
     Effect of expensing stock options                       0              (32,362)            (38,857)            (191,230)
                                                ---------------      ---------------     ---------------     ----------------

     Pro forma net loss                            $(2,099,706)      $   (1,018,621)     $   (5,302,474)    $     (3,205,767)
                                                ===============      ===============     ================    =================



     Net loss per share (basic and diluted):
     As reported                                         $(0.10)             $(0.15)             $(0.46)              $(0.47)
     Pro forma                                           $(0.10)             $(0.16)             $(0.47)              $(0.49)



The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:



                                                                 Three Months Ended                      Nine Months Ended
                                                                   September 30,                          September 30,
                                                       --------------------------------------    --------------------------------
                                                               2004               2003               2004             2003
                                                       --------------------- ----------------    -------------- -----------------

Risk free interest rate                                         --                 2.23%              2.25%            1.91%
Expected life of options in years                               --                    3                  3                3
Expected dividend yield                                         --                 0.00%              0.00%            0.00%
Expected volatility                                             --                50.00%             50.00%           50.00%
  Weighted average fair value                                   --                 $.45               $.45             $.44



Note 3 - Stock Option Plan and Employment Agreements
----------------------------------------------------

On March 24, 2000, the Company adopted the 2000 Stock Option Plan and reserved for the issuance of up to 3,000,000 shares of common stock to employees, directors and consultants. On July 22, 2004, the Company's board of directors adopted the 2004 Stock Option Plan (the "2004 Plan") under which a total of an additional 2,000,000 shares of common stock have been reserved for issuance upon exercise of these stock options. The Company's stockholders have not yet ratified the 2004 Plan. At September 30, 2004, there were 2,951,922 options outstanding under the Company's 2000 Stock Option plan, which are exercisable at a weighted average price of $1.75 per share.

During the three months ended September 30, 2004, options to purchase 1,108,000 shares of common stock were granted, pursuant to the 2004 Plan including 275,000 options to non-employee directors, each with an exercise price of $1.25 per share. These options vest and become exercisable in equal annual installments over a three-year period, and the non-employee director options vest quarterly for a one-year period and are exercisable over a five-year period. These stock options cannot be issued until the Company's stockholders ratify the 2004 Plan.
If the shareholders ratify the plan, the Company will be required to value the stock options at their intrinsic value on the date of ratification. The value will be equal to the per share price difference between the exercise price and the fair value of the common stock on the date of ratification times the 1,108,000 options granted. This value will be expensed over the vesting periods of the options. Had the 2004 Plan been ratified on September 30, 2004, when the Company's stock price was at $2.60 per share, the options would have had an intrinsic value of $1,495,800.

On July 22, 2004, the Company's Board of Directors approved five-year employment agreements with its President and its Executive Vice-President of Corporate
Development providing for a base annual compensation of $195,000 and $127,500, respectively, along with standard fringe benefits available to all employees.
The officers may also be entitled to bonus compensation and/or stock options as determined by the Board of Directors. The employment of the Executive Vice
President-Corporate Development of Protocall was terminated on October 31, 2004 and 60,000 stock options granted to him on July 22, 2004 were forfeited.

Note 4 - Warrants
-----------------

On September 30, 2003, a stockholder/director opened a letter of credit on behalf of the Company in the amount of $300,000, as required by an agreement with a publisher to guarantee the payment of any license fees dues the publisher. As consideration, the Company issued 150,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrants were originally scheduled to expire on September 30, 2010 but were converted into approximately 95,047 shares of common stock as part of the Reverse Merger on July 22, 2004. The fair value of the warrants has been recorded as deferred finance costs and is being amortized over the term of the letter of credit.


On October 14, 2003, the same stockholder/director opened a letter of credit on behalf of the Company as required by the Company's equipment lease agreement in the amount of $1,040,000. As consideration, the Company issued 520,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrants were originally scheduled to expire on October 14, 2010 but were converted into 95,047 shares of common stock as part of the Reverse Merger on July 22, 2004. The fair value of the warrants has been recorded as deferred lease costs and is being amortized over the term of the lease obligation.

The Company is contingently liable for the amounts of these letters of credit in the event the stockholder/director is obligated to make payments thereunder as a result of the Company not complying with the terms of the loan or lease agreements.

Note 5 - Convertible Notes and Promissory Notes
-----------------------------------------------

From January 1, 2004 through June 10, 2004, the Company raised $2,601,000 in debt financing. As described in Note 8, all of the notes below and related accrued interest were converted into equity upon the execution of the July 22, 2004 private offering. These notes consisted of:

i.       $181,000  in  9%  convertible   promissory   notes  that  were
         originally scheduled to mature on September 30, 2004 and seven-year warrants to purchase 85,500 shares of common stock at an exercise price of $4.00 per share. The fair value of the warrants was $62,857, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.52% to 3.68% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of the warrants of $46,655 as debt discount, which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $46,655, was amortized over the life of the convertible notes as additional interest expense.

ii. $500,000 in 10% convertible bridge promissory notes that were originally scheduled to mature on December 31, 2004. Initial individual investors purchasing $500,000 of these 10% convertible promissory notes, in the aggregate, received seven-year warrants to purchase 250,000 shares of common stock at an exercise price of $4.00 per share. The fair value of the warrants was $174,524, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.73% to 3.90% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of the warrants of $118,762 as debt discount, which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $118,762 is being amortized over the life of the convertible notes as additional interest expense. Terms of the convertible promissory notes provide that the notes would automatically convert into shares of a publicly traded company on the date that the contemplated Reverse Merger (see Note 8 below) closed. In addition, when the Reverse Merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of his note at $1.50 per share. This issuance was recorded by the Company at the time of the merger as additional interest expense on the notes of $43,635 based on the fair value of the shares and warrants issued.

iii. $1,325,000 in 10% convertible bridge term notes that were originally scheduled to mature on December 31, 2004. Terms of these promissory notes provide that the notes would automatically convert into shares of a publicly traded company on the date that the contemplated Reverse Merger (see Note 8 below) closed. In addition, when the Reverse Merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of his note at $1.50 per share. This issuance was recorded by the Company at the time of the merger as additional interest expense on the notes of $68,852, based upon the fair value of the shares and warrants issued.

iv. $595,000 in 10% convertible bridge term notes and seven-year warrants to purchase 297,500 shares of common stock at $4.00 per share. The bridge term notes were originally scheduled to mature on September 30, 2004. The fair value of the warrants was $206,167, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.43% to 3.67% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $153,113 as debt discount which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $153,113 and was amortized over the life of the convertible notes as additional interest expense. Upon the conversion of the notes prior to maturity into common stock, the unamortized debt discount was recognized as additional interest expense in the amount of $128,828.


Note 6 - Discontinued Operations
--------------------------------

Since 1998, the Company has focused substantially all of its time and resources on its SoftwareToGo system. With the completion of the development and the beginning of the commercialization of that system, effective June 30, 2004, the Company discontinued the operations of its wholly owned subsidiary Precision Type, Inc. Accordingly, Precision Type's assets and liabilities have been segregated from the assets and liabilities of continuing operations in the condensed consolidated balance sheets at September 30, 2004 and December 31, 2003 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the condensed consolidated statements of operations and cash flows for each of the nine month periods ended September 30, 2004 and 2003.

Summarized financial information of discontinued operations is as follows:


                                                                     Nine Months Ended September 30,
Statements of Operations:                                              2004                   2003
------------------------                                       --------------------------------------

Net sales - Font Software products                             $           38,905     $       160,152
Cost of sales                                                              18,071              74,595
                                                               -------------------    ---------------
Gross profit                                                               20,834              85,557

General, selling and administrative
    expenses                                                               15,027               7,748
                                                               -------------------    ---------------

Net income from discontinued operations                        $            5,807     $       $77,809
                                                               ===================    ===============



Balance Sheets:                                                   September 30,           December 31,
---------------                                                        2004                  2003
                                                               -------------------    ----------------
                                                                  (Unaudited)             (Audited)

Cash                                                           $               --     $         6,386
Accounts receivable, net                                                       --               1,433
Inventory                                                                   4,107               6,515
                                                               -------------------    ----------------
                                                                            4,107              14,334

Other assets                                                                2,832              14,044
                                                               -------------------    ----------------
       Total assets of discontinued operations                              6,939              28,378
                                                               -------------------    ----------------

Accounts payable and accrued expenses                                     312,780             353,266

Notes payable, current                                                     29,545              31,277
                                                               -------------------    ----------------
       Total current liabilities of discontinued operations               342,325             384,543

Notes payable, non-current                                                 70,032              69,744
                                                               -------------------    ----------------

       Total liabilities of discontinued operations                       412,357             454,287
                                                               -------------------    ----------------
Net liabilities of discontinued operations                     $          405,418     $      $425,909
                                                               ===================    ================


Precision Type obtained a $100,000 line of credit from a bank in 1994. Interest is payable on a monthly basis. The bank has the option to terminate the line of credit at its sole discretion, at which time the Company can elect to pay the then outstanding balance in thirty-six monthly installments of principal and interest at the rate then in effect. The loan is personally guaranteed by certain of the officers/stockholders of the Company. At September 30, 2004, the bank had not terminated the line of credit.


Note 7 - Deferred Sales Fee
---------------------------

On November 29, 2002, as amended on June 15, 2004, the Company and a customer entered into an Electronic Software and Distribution and Site Location Agreement ("Agreement"), which expires June 14, 2008. As part of the Agreement, on June 15, 2004, the Company granted the customer a warrant to purchase 1,456,124 shares of common stock at $.01 per share in recognition of the sales benefit of the Agreement to the Company. Upon consummation of the private offering and Reverse Merger-recapitalization transactions (Note 8), in accordance with the terms of the Agreement, this warrant was automatically exchanged for the right to acquire 266,154 shares of Company common stock. These shares are issuable, 66,540 shares upon consummation of the Reverse Merger, and 66,540 shares on each of the two years subsequent to the anniversary date of the agreement and, assuming the agreement remains in effect on each date, 66,534 on the final anniversary date.

These shares have been valued at $1.25 per share (July 22, 2004 private offering per share offering price) for an aggregate of $332,693. This amount has been recorded as "Deferred Sales Fee" and reflected as a reduction to equity, to be expensed ratably over the term of the Agreement. For the period from June 15, 2004 to September 30, 2004, $24,255 has been amortized as a selling expense.

Note 8 - Private Offering and Reverse Merger
--------------------------------------------

On May 4, 2004, the Company issued a private offering memorandum offering up to $10,000,000 in shares of its common stock at $1.25 per share (the "Offering"). Warrants to purchase shares at $1.50 per share were also offered to a limited number of lead investors as defined in the Offering.

On July 22, 2004, concurrently with the closing of approximately $7,250,000 (including the conversion of $1,825,000 of bridge notes that were issued in April 2004 and before related fees of approximately $900,000) in a private offering, Quality Exchange, Inc. ("QEI"), a publicly traded Nevada corporation, acquired the business of the Company in a reverse merger transaction and, with the proceeds of the Offering, is continuing the existing operations of the Company as a publicly traded company (the "Reverse Merger"). QEI issued 16,821,974 shares of its common stock to the former security holders of the Company, representing 66.6% of the outstanding QEI common stock following the Reverse Merger and giving effect to the shares issued in the private offering and to the conversion of indebtedness described herein in exchange for 100% of the outstanding capital stock of the Company. Debt conversions, which were all effected at $1.25 per share, included (i) $2,601,000 of debt incurred in 2004 (see Note 5) and (ii) $6,577,744 of prior debt, $180,219 of accrued interest thereon and approximately $1,000,000 of accounts payable and accrued expenses. In addition 17,647,377 of the Company's warrants were exchanged for 3,384,793 shares of QEI common stock. In order to facilitate the Reverse Merger, the Company's major shareholder forgave $1,099,915 of accrued interest on notes held by him, which notes were included in the aforementioned prior debt. As part of the Reverse Merger, warrants to purchase 1,774,219 shares of the Company's common stock and stock options to purchase approximately 2,951,922 shares of the Company's common stock were converted into QEI warrants and options.

Following the closing of the Reverse Merger, QEI changed its corporate name to Protocall Technologies Incorporated and Protocall's existing management assumed their same positions with the publicly traded company.

Note 9 - Deferred Officers' Compensation
----------------------------------------

On July 31, 2002, the Company entered into the Salary Adjustment Agreement (the "Agreement") with its President and certain of its vice-presidents (the "Officers/Stockholders"). The Agreement provided that the Officers/Stockholders
(i) voluntarily accepted a 25% reduction in salary for the period of August 2002 through January 2004 and (ii) agreed to defer the receipt of $816,740 in accrued but unpaid salaries, in exchange for (w) an aggregate total of 816,740 five-year stock options with an exercise price of $1.25 per share, (x) the monthly grant of an aggregate of 24,147 five-year stock options at an exercise price at $1.25 per share for the period of August 2002 through January 2004, (y) the automatic 100% vesting of any unvested previously held stock options and (z) an exercise period of five-years from the date of the agreement for any previously held stock options. This arrangement would cease upon the return of the executives to their previous salaries. Conditions for reinstatement of salaries were either
(i) raising a minimum of $1,500,000 in gross proceeds in a fund raising (excluding any funding from the Company's largest shareholder) or (ii) the Company achieving positive cash flow in excess of $75,000 in any quarter from operations. As of January 31, 2004, the Company had raised in excess of $1,500,000 in defined gross proceeds, and consequently restored the officers to their previous salaries. The deferred salaries were charged to expense as earned and are included accrued salaries on the accompanying condensed consolidated balance sheets. The stock option grants and modifications were accounted for in accordance with APB Opinion No 25 and FASB Interpretation 44 "Accounting for Certain Transactions Involving Stock Compensation-An Interpretation of APB Opinion No 25".

From July 31, 2002 through September 30, 2004, the President of the Company has received $22,135 in excess of the amount provided for under the Agreement, which has been accounted for as a reduction to the accrued salaries on the accompanying consolidated balance sheets.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Registration Fees                         $11,000.00
       Federal Taxes                                     --
       State Taxes                                       --
       Legal Fees and Expenses                    65,000.00
       Printing and Engraving Expenses            10,000.00
       Blue Sky Fees                              20,000.00
       Accounting Fees and Expenses               30,000.00
       Miscellaneous                               5,000.00
                                               ------------
               Total                            $141,000.00
                                               ============



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In connection with the merger, we completed the closing of a private offering of a total of 5,801,200 shares of our common stock at a purchase price of $1.25 per share to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated May 4, 2004, as supplemented. Gross proceeds from the closing of the private offering were $7,251,500, inclusive of $1,825,000 in interim debt financing previously provided to Protocall which was converted at the closing into shares of common stock in the private offering.

         National Securities Corporation served as exclusive placement agent and financial advisor in connection with the private offering and received $345,088 in sales commissions and 714,185 shares of our common stock. The net proceeds of the private offering exclude these sales commissions. In consideration for serving as the placement agent, we granted National Securities a right of first refusal to act as our investment banker in connection with public offerings and private placements through July 22, 2005 (one year after the closing of the merger).

         The private offering was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of our common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule
506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

         For a more complete description of the reverse merger transaction and accompanying private offering, see our current report on Form 8-K, dated July 22, 2004 and filed with the Securities and Exchange Commission (SEC) on August 6, 2004.

ITEM 27.  EXHIBITS.

         The following is a list of Exhibits filed as part of this registration statement:

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
2.1            Agreement of Merger and Plan of  Reorganization,  dated
               July 22, 2004, among Quality Exchange, Inc., PTCL Acquisition
               Corp. and Protocall Technologies Incorporated.(1)

3.1 Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on June 3, 1998. (2)


3.2 Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on May 19, 2004.(3)

3.3 Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on July 22, 2004.(3)

3.4            Bylaws of Quality Exchange, Inc., adopted on June 17, 1998. (2)

4.1            Form of Warrant.

5.1 Opinion of Greenberg Traurig, LLP, as to the legality of the shares of common stock.(4)

10.1           2000 Stock Incentive Plan.(5)

10.2           2004 Stock Option Plan.

10.3 Employment Agreement, dated as of July 22, 2004, between Bruce Newman and Protocall Technologies Incorporated.(5)

10.4 Employment Agreement, dated as of July 22, 2004, between Anthony Andrews and Protocall Technologies Incorporated.(5)

10.5 Electronic Software Distribution and Site Location Agreement, dated November 29, 2002, between Protocall Software Delivery Systems Inc. and CompUSA Inc., as amended by Amendment No. 1 thereto, dated as of June 15, 2004.(4)

10.6 Electronic Software Distribution and Site Location Agreement, dated March 25, 2004, between Protocall Software Delivery Systems Inc. and Systemax Inc. (4)

14.1           Code of Business Conduct and Ethics.

21.1           Subsidiaries of Protocall Technologies Incorporated.

23.1           Consent of Eisner LLP.

23.2 Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on signature page of the Registration Statement).

99.1           Audit Committee Charter.

99.2           Compensation Committee Charter.

---------------------
(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated July 22, 2004 (filed with the SEC on July 26,
         2004).

(2) Incorporated by reference to the Registration Statement on Form SB-2, filed with the SEC on April 17, 2002.

(3) Incorporated by reference to the Registration Statement on Form 8-A, dated January 7, 2005 (filed with the SEC on January 7, 2005).

(4)      To be filed by amendment.

(5) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated July 22, 2004 (filed with the SEC on August 6, 2004).

ITEM 28.  UNDERTAKINGS.

         (a)      The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Commack, State of New York, on January 12, 2005.


                         PROTOCALL TECHNOLOGIES INCORPORATED


                         By: /s/ Bruce Newman
                             ------------------------------------------------
                             Bruce Newman
                             President and Chief Executive Officer (principal executive officer)


                         By: /s/ Donald Hoffmann
                             ------------------------------------------------
                             Donald Hoffmann
                             Vice President and Chief Operating Officer
                             (principal financial and accounting officer)



                       POWER OF ATTORNEY

         We, the undersigned officers and directors of Protocall Technologies Incorporated, hereby severally constitute and appoint Bruce Newman and Donald Hoffmann, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


         Signature                            Title                                       Date
         ---------                            -----                                       ----
/s/ Peter Greenfield
--------------------------------------
Peter Greenfield                             Chairman of the Board of Directors          January 12, 2005


/s/ Bruce Newman
--------------------------------------
Bruce Newman                                 Director, President and Chief Executive     January 12, 2005
                                             Officer


/s/ Jed Schutz
--------------------------------------
Jed Schutz                                   Director                                    January 12, 2005


/s/ Richard L. Ritchie
--------------------------------------
Richard L. Ritchie                           Director                                    January 12, 2005


/s/ Donald Hoffmann
--------------------------------------
Donald Hoffmann                              Vice President and Chief Operating Officer  January 12, 2005


                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             ------------------------------------------------------------
4.1                 Form of Warrant.

10.2                2004 Stock Option Plan.

14.1                Code of Business Conduct and Ethics.

21.1                Subsidiaries of Protocall Technologies Incorporated.

23.1                Consent of Eisner LLP.

24.1 Power of Attorney (set forth on signature page of the Registration Statement).

99.1                Audit Committee Charter.

99.2                Compensation Committee Charter.